                                                                Exhibit 10.1

                                                              EXECUTION COPY



                          ASSET PURCHASE AGREEMENT

                                    among

                              FMC CORPORATION,

                                SOLUTIA INC.,

                                ASTARIS LLC,

                          ISRAEL CHEMICALS LIMITED

                                     and

                    ICL PERFORMANCE PRODUCTS HOLDING INC.

                                 dated as of

                              September 1, 2005



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                              TABLE OF CONTENTS

                                                                           Page

ARTICLE I PURCHASE AND SALE OF ACQUIRED ASSETS
             1.1      Purchase and Sale of the Acquired Assets; Assumed
                        Liabilities; Retained Liabilities.....................1
             1.2      Consideration...........................................7
             1.3      The Closing.............................................8
             1.4      Purchase Price Adjustment..............................11
             1.5      Further Assurances.....................................15
             1.6      Purchase Price Allocation..............................16
             1.7      Consent of Third Parties...............................16
             1.8      Removal of Excluded Assets.............................17
             1.9      Pro Ration of Certain Items............................17

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE SELLER
             2.1      The Seller, the Subsidiaries and Fosbrasil.............18
             2.2      Authorization, Etc.....................................19
             2.3      Financial Statements...................................19
             2.4      No Approvals or Conflicts..............................21
             2.5      Compliance with Law; Governmental Authorizations.......22
             2.6      Litigation.............................................22
             2.7      Title; Condition of Assets.............................23
             2.8      Absence of Certain Changes.............................24
             2.9      Tax Matters............................................26
             2.10     Employee Benefits......................................26
             2.11     Labor and Employment Matters...........................30
             2.12     Intellectual Property..................................30
             2.13     Contracts..............................................32
             2.14     Environmental Matters..................................35
             2.15     Insurance..............................................36
             2.16     Real Property..........................................37
             2.17     Product Liability......................................38
             2.18     Inventory..............................................39
             2.19     Accounts Receivable....................................39
             2.20     Relationship with Customers and Suppliers..............39
             2.21     Absence of Questionable Payments.......................39
             2.22     Solvency...............................................40
             2.23     All Assets.............................................40
             2.24     No Brokers' or Other Fees..............................40
             2.25     No Other Representations or Warranties.................40

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE OWNERS
             3.1      Organization of the Owners.............................41
             3.2      Authorization, Etc.....................................41
             3.3      No Approvals or Conflicts..............................42


                                     i


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             3.4      Litigation.............................................43
             3.5      No Brokers' or Other Fees..............................43
             3.6      No Other Representations or Warranties.................43

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE BUYER AND ICL
             4.1      Organization...........................................43
             4.2      Authorization, Etc.....................................44
             4.3      No Approvals or Conflicts..............................44
             4.4      Financial Capacity.....................................45
             4.5      Litigation.............................................45
             4.6      No Brokers' or Other Fees..............................45
             4.7      No Other Representations or Warranties.................45

ARTICLE V CONDITIONS TO SELLER'S AND OWNERS' OBLIGATIONS
             5.1      Representations and Warranties.........................45
             5.2      Performance............................................46
             5.3      Officer's Certificate..................................46
             5.4      Consents and Approvals.................................46
             5.5      Bankruptcy Approvals...................................46
             5.6      Injunctions............................................46
             5.7      Documents..............................................47
             5.8      Opinion of Buyer's and ICL's Counsel...................47

ARTICLE VI CONDITIONS TO THE BUYER'S AND ICL'S OBLIGATIONS
             6.1      Representations and Warranties.........................47
             6.2      Performance............................................47
             6.3      Officer's Certificates.................................48
             6.4      Consents and Approvals.................................48
             6.5      Bankruptcy Approvals...................................48
             6.6      Injunctions............................................48
             6.7      Releases...............................................48
             6.8      Permits................................................48
             6.9      No Material Adverse Effect.............................49
             6.10     Documents..............................................49
             6.11     Opinion of Seller's and Owners' Counsel................49

ARTICLE VII COVENANTS AND AGREEMENTS
             7.1      Conduct of Business by the Seller......................49
             7.2      Access to Books and Records; Cooperation...............51
             7.3      Filings and Consents...................................53
             7.4      Tax Matters; Cooperation...............................54
             7.5      Employee Matters.......................................55
             7.6      Labor Matters..........................................57
             7.7      Covenant to Satisfy Conditions.........................58
             7.8      Contact With Customers and Suppliers...................58
             7.9      Noncompetition; No Hire................................58

                                     ii

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             7.10     Bankruptcy Filings, Covenants and Agreements...........60
             7.11     Carteret ISRA Approval.................................62
             7.12     Notice and Cure........................................62
             7.13     Negotiations...........................................63
             7.14     Monthly and Interim Financial Statements...............64
             7.15     Use of Names and Logos.................................64
             7.16     Resignation of Directors and Officers of Subsidiaries..65
             7.17     Collection of Receivables..............................65
             7.18     OPEB...................................................65
             7.19     Cooperation............................................65
             7.20     Real Property Matters..................................66
             7.21     Bulk Transfer Laws.....................................66
             7.22     Astaris Brasil.........................................67
             7.23     Intellectual Property Matters..........................67
             7.24     Monsanto Supply Agreement Matters......................67

ARTICLE VIII TERMINATION
             8.1      Termination............................................69
             8.2      Procedure and Effect of Termination....................70

ARTICLE IX INDEMNIFICATION
             9.1      Indemnification........................................72

ARTICLE X MISCELLANEOUS
             10.1     Fees and Expenses......................................84
             10.2     Governing Law..........................................84
             10.3     Amendment..............................................84
             10.4     Assignment.............................................84
             10.5     Waiver.................................................85
             10.6     Notices................................................85
             10.7     Complete Agreement; Successors and Assigns.............87
             10.8     Counterparts...........................................87
             10.9     Publicity..............................................87
             10.10    Interpretive Provisions................................88
             10.11    Disclosure Schedule...................................115
             10.12    Headings; Table of Contents...........................116
             10.13    Severability..........................................116
             10.14    No Third Party Beneficiaries..........................117
             10.15    CONSENT TO JURISDICTION; APPOINTMENT OF AGENT FOR
                        SERVICE OF PROCESS..................................117
             10.16    WAIVER OF JURY TRIALS.................................117
             10.17    Specific Enforcement; Cumulative Remedies.............118
             10.18    Guarantee.............................................118
             10.19    No Right of Setoff....................................119

                                    iii

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EXHIBITS

Exhibit A             Form of Escrow Agreement
Exhibit B             Form of Bill of Sale
Exhibit C             Form of Assignment of Contracts, Intellectual Property,
                        Permits and Warranties
Exhibit D             Form of Transition Services Agreement
Exhibit E             Form of Deed for Owned Real Property
Exhibit F             Form of Assignments for Leased Real Property
Exhibit G             Form of Carteret Agreement
Exhibit H             Form of Assumption Agreement
Exhibit I             Initial Relief Order, dated July 21, 2005
Exhibit J             Form of Sauget Supply Agreement
Exhibit K             Form of Opinion of ICL's and Buyer's Counsel
Exhibit L             Form of Opinion of Seller's and Owners' Counsel
Exhibit M             Forms of Assignment and Assumption Agreements


                                     iv


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                          ASSET PURCHASE AGREEMENT

          This Asset Purchase Agreement (this "Agreement"), dated as of
                                          ---------
September 1, 2005, is entered into by and among Israel Chemicals Limited, an Israeli corporation ("ICL"), ICL Performance Products Holding Inc., a Delaware corporation and a wholly owned subsidiary of ICL (the "Buyer"), FMC
                                                       -----
Corporation, a Delaware corporation ("FMC"), Solutia Inc., a Delaware
                                      ---
corporation ("Solutia" and, together with FMC, the "Owners") and Astaris
              -------                               ------
LLC, a Delaware limited liability company ("Astaris" or the "Seller").
                                            -------          ------

          WHEREAS, each of the Owners owns fifty percent (50%) of the Equity Interests in Astaris;

          WHEREAS, Astaris Brasil Ltda., a Brazil limited liability company ("Astaris Brasil"), Astaris Canada Ltd., a Canadian corporation ("Astaris
  --------------                                                  -------
Canada"), Astaris Europe S.r.l., an Italian limited liability company
------
("Astaris Europe"), and Astaris International, Inc., a Delaware corporation
  --------------
("Astaris International"), are direct or indirect subsidiaries of Astaris;
  ---------------------

          WHEREAS, Astaris International owns all of the Equity Interests of Astaris Canada and five percent (5%) of the Equity Interests of Astaris Europe;

          WHEREAS, Solutia filed for relief under Chapter 11 of title 11 of the United States Code (as amended, the "Bankruptcy Code") on December 17, 2003;
                                     ---------------

          WHEREAS, the Seller owns and operates the Business;

          WHEREAS, the Seller wishes to sell (and the Owners wish the Seller to sell) to the Buyer the Acquired Assets and to have the Buyer assume the Assumed Liabilities, and the Buyer wishes to buy from the Seller the Acquired Assets and assume the Assumed Liabilities, upon the terms and subject to the conditions set forth in this Agreement; and

          WHEREAS, on July 21, 2005, the Bankruptcy Court entered the Initial Relief Order.

          NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                    PURCHASE AND SALE OF ACQUIRED ASSETS

          1.1 Purchase and Sale of the Acquired Assets; Assumed Liabilities;
              --------------------------------------------------------------
Retained Liabilities.
--------------------

               (a) Subject to the terms and conditions of this Agreement, at the Closing, the Seller shall sell, convey, transfer, assign and deliver to the Buyer or, subject to Section 10.4 of this Agreement, ICL's designated Affiliates or permitted assigns, and shall cause Astaris International to sell, convey, transfer, assign and deliver to Buyer or, subject to Section
10.4 of this Agreement, ICL's designated Affiliates or permitted assigns, and the Buyer or ICL's


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designated Affiliates or permitted assigns shall purchase and accept from the Seller and Astaris International, the Acquired Assets, free and clear of all Encumbrances (other than Permitted Encumbrances), including all claims, liens, and interests of Solutia and FMC or of any creditor or equity holder of Solutia or FMC, respectively.

               (b) Subject to the terms and conditions of this Agreement, and except as otherwise specifically provided (x) in this Section 1.1(b),
(y) in respect of the Retained Liabilities (as set forth in Section 1.1(c)) or (z) in Section 1.9, at the Closing, the Buyer shall assume and agree to pay, discharge, perform and otherwise satisfy, as the case may be, and the Seller shall irrevocably convey, transfer and assign to the Buyer, the following Liabilities, commitments and obligations of the Seller and the Subsidiaries (other than Astaris International) and no others (the "Assumed
                                                                    -------
Liabilities"):
-----------


                        (i) all account, trade and other payables of the Seller and the Subsidiaries (including bank overdrafts) as of the Closing Date, but only if and to the extent that the same are reflected in Net Working Capital in the Conclusive Net Working Capital and Capex Statement;

                        (ii) all Liabilities due to Affiliates of the Seller and the Subsidiaries as of the Closing Date, but only if and to the extent that the same are related to the purchase of goods or services and are reflected in Net Working Capital in the Conclusive Net Working Capital and Capex Statement;

                        (iii) all Liabilities in respect of Taxes payable for periods or portions thereof ending on or prior to the Closing Date, but only if and to the extent that the same are reflected in Net Working Capital in the Conclusive Net Working Capital and Capex Statement;

                        (iv) all Liabilities in respect of commissions for periods or portions thereof ending on or prior to the Closing Date, but only if and to the extent that the same are reflected in Net Working Capital in the Conclusive Net Working Capital and Capex Statement;

                        (v) all Taxes attributable to the ownership or operation of the Acquired Assets for periods or portions thereof beginning after the Closing Date;

                        (vi) the Buyer's share of personal property and real property Taxes prorated under Section 1.9 and the Buyer's share of any Transfer Taxes pursuant to Section 7.4(b);

                        (vii) subject to Sections 1.1(b)(xii) and 1.1(c)(xix) hereof, all Liabilities and obligations of the Seller and the Subsidiaries in respect of Contracts or Permits that are Acquired
     Assets that accrue or are to be performed after the Closing Date, except that the Buyer shall not assume or agree to pay, discharge or perform any Liabilities or obligations arising out of any breach or default (including for this purpose any event which, with notice or lapse of time would constitute such a breach or default) by a Seller Person of any provision of any such Contract or Permit, including Liabilities or

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     obligations arising out of a Seller Person's failure to perform any
     Contract or comply with any Permit in accordance with its terms or applicable Law on or prior to the Closing;

                        (viii) any Liability or obligation arising under the Assumed Benefit Plans and Foreign Plans, to the extent (A) insured under a third-party contract of insurance that is transferred to the Buyer pursuant to this Agreement, (B) funded through a trust or custodial account that is fully transferred to Buyer pursuant to this Agreement, (C) reflected in Net Working Capital in the Conclusive Net Working Capital and Capex Statement, including any bonuses or similar payments to the extent reflected in Net Working Capital in the Conclusive Net Working Capital and Capex Statement that may be due upon or after consummation of the transactions contemplated by this Agreement, (D) accrued or to be performed under any Assumed Benefit Plan or Foreign Plan after the Closing Date, except that the Buyer shall not assume or agree to pay, discharge or perform any Liabilities or obligations that arise as a result of a Seller Person failing to operate or administer such Assumed Benefit Plan or Foreign Plan prior to the Closing in accordance with its terms or any applicable Law, or
     (E) it is a severance benefit that becomes payable to any Employee as a result of the transactions contemplated by this Agreement, but only to the extent such severance benefit becomes due as a direct result of the Buyer's failure to extend offers of employment to such Employees in accordance with Section 7.5;

                        (ix) all accrued salary, wages, bonuses and commissions as of the Closing Date for Transferred Employees and Non-U.S. Employees, but only if and to the extent that the same are reflected in Net Working Capital in the Conclusive Net Working Capital and Capex Statement;

                        (x) any severance benefits arising under the Employment Agreement, dated as of November 18, 2002, as amended by that certain letter agreement dated December 10, 2004, by and between Astaris and Paul L. Howes, that becomes payable on or after the Closing Date, but only if Paul L. Howes commences employment with the Buyer, ICL or any of ICL's Covered Affiliates within two (2) years of the Closing Date;

                        (xi) any Liabilities or obligations arising after the Closing Date out of (A) any customer claims that are based upon any express or implied representation, warranty, agreement or guarantee made or alleged to have been made by the Seller or a Subsidiary in connection with products or materials manufactured or processed prior to the Closing that are sold by or on behalf of the Buyer after the Closing or (B) any other customer claim for product returns in respect of any product manufactured or processed prior to the Closing that is sold by or on behalf of the Buyer after the Closing, but if and only to the extent, in each case, such Liabilities or obligations (w) are reflected in Net Working Capital in the Conclusive Net Working Capital and Capex Statement, (x) are for any individual claim or group of related claims of an amount less than two hundred thousand dollars ($200,000), (y) are for any individual claim or group of related claims of an amount equal to or greater than two hundred thousand dollars ($200,000), not to exceed three million dollars ($3,000,000) in the aggregate, or (z) result from the Buyer's failure to manage the customers and accounts of the Business after the Closing with respect to such claims, or make any settlement in respect thereof, in its good faith

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     reasonable judgment and consistent with the past practice in the ordinary course of the Business prior to the Closing Date; and

                        (xii) up to an aggregate amount not to exceed twelve million dollars ($12,000,000) (the "Monsanto Basket") of Additional
                                         ---------------
     Monsanto Supply Agreement Environmental Costs; provided that, in
                                                    --------
     calculating whether such Monsanto Basket has been exceeded, the amount of any Monsanto Supply Agreement Environmental Costs paid by the Seller under the Monsanto Supply Agreement prior to the Closing shall not be considered.

Nothing set forth in this Section 1.1(b) is intended or shall be construed to derogate any of the representations or warranties set forth in Articles II or III.

               (c) The Buyer, ICL and the Subsidiaries shall not assume any Liabilities, commitments or obligations (contingent or absolute and whether or not determinable as of the Closing) of any Seller Person (including the Liabilities and obligations of the Subsidiaries existing or arising prior to the Closing), except for the Assumed Liabilities as specifically and expressly provided for above, whether such Liabilities or obligations relate to payment, performance or otherwise, and all Liabilities, commitments or obligations not expressly transferred to the Buyer hereunder as Assumed Liabilities (the "Retained Liabilities") shall be retained or assumed by the
                  --------------------
Seller, Astaris International, FMC or Solutia as provided in Section 10.10(d), who shall remain liable therefor. Without limitation to the foregoing, all of the following shall be considered Retained Liabilities and not Assumed Liabilities (except as specified below) for the purposes of this Agreement (whether or not disclosed, referred to, accrued or reserved for on the 2004 Balance Sheet, the Interim Balance Sheet or any Disclosure Schedule or Exhibit hereto):

                        (i)     other than any Assumed Liabilities under
     Section 1.1(b)(xi), any Liabilities or obligations arising out of, resulting from or relating to (A) any claim, regardless of when made or asserted and whether founded upon negligence, strict liability in tort or other similar legal theory, seeking compensation or recovery for or relating to injury to person or damage to property to the extent arising out of the conduct of the Business prior to the Closing, (B) the PPA Litigation, (C) any product liability or similar claim for injury to person or property, regardless of when made or asserted, which arises out of or is based upon a theory of strict liability under
     Section 402A of the Restatement (2nd) of Torts or any analogous or similar provision of statutory or common law or any express or implied representation, warranty, agreement or guarantee made by a Seller Person, or alleged to have been made by any Seller Person, or which is imposed or asserted to be imposed by operation of Law, to the extent arising out of any service performed or the mining, treatment, manufacture, sale or lease, as the case may be, of any product or materials by or on behalf of any Seller Person prior to the Closing, including any such claim relating to any product delivered in connection with the performance of such service and any such claim seeking recovery for consequential damages, lost revenue or income; provided that such Liability or obligation for all claims under clauses
     --------
     (A) and (C) shall be retained by the applicable Seller Person notwithstanding any duty to warn that may arise after the Closing with respect to any product sold or service provided prior to the Closing if the defect or other underlying cause of such claim or Liability existed prior

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     to the Closing, or (D) any customer claim for product returns in respect of any product sold or distributed prior to the Closing;

                        (ii) other than Taxes that are Assumed Liabilities under Section 1.1(b)(iii), all Taxes of the Seller Persons for periods or portions thereof ending on or before the Closing Date, including any Taxes of any other Person for which any Seller Person may be liable (A) as a member of a consolidated, combined or unitary group of entities pursuant to Treas. Reg. Section 1.1502-6 or analogous provision of state, local or foreign Tax law, (B) as a successor to such other
     Person by merger, liquidation or other similar transaction, and (C) as a result of any tax sharing, indemnification or similar agreement entered into by any such Seller Person at any time prior to the Closing;

                        (iii) other than Taxes that are Assumed Liabilities under Section 1.1(b)(vi), the Seller's share of personal property and real property Taxes prorated under Section 1.9 and the Seller's share of any Transfer Taxes pursuant to Section 7.4(b);

                        (iv) any Liability (other than any Liability for Taxes) under applicable bulk transfer Laws, or similar statutes, Laws or regulations, including creditor related Laws, arising as a result of the transactions contemplated by this Agreement;

                        (v) other than any Assumed Liabilities under Sections 1.1(b)(viii), (ix) or (x), any Liability or obligation with respect to employment, termination of employment, compensation, severance, retention or employee benefits of any nature owed to any employees, former employees, agents or independent contractors of any Seller Person, whether or not employed by the Buyer after the Closing, including any Liability or Obligation that (A) arises out of or relates to the employment or service provider relationship between such Seller Person and any such individuals, including any claims, liabilities or obligations that arise under any Law governing equal employment opportunity and discrimination in employment, occupational safety and health, the payment of wages and other compensation, the provision of workers' compensation benefits and the maintenance of insurance for such benefits, and/or other terms and conditions of employment, (B) arises out of or relates to any Benefit Plan that is not an Assumed Benefit Plan or (C) arises out of or relates to events or conditions occurring on or before the Closing Date, including any bonuses or similar payments that may be payable to such individuals upon consummation of the transactions contemplated by this Agreement or otherwise;

                        (vi) any claims, Liabilities or obligations of any Seller Person arising out of or relating to the Excluded Assets, including the Excluded Contracts;

                        (vii)   the OPEB Obligations;

                        (viii)  the Excluded Master Lease Obligations;

                        (ix)    the Outstanding Guarantees;

                        (x) any Liability or obligation for any bank or other funded debt of any Seller Person, including the loans, notes and indebtedness, obligations and

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

     liabilities of such Persons in respect of the Credit Agreement or the Solutia DIP Financing Agreement.

                        (xi)    the Retained Environmental Liabilities;

                        (xii) any Liability or obligation of any Seller Person, arising or incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby, including any fees and expenses (including any fees, costs or expenses of counsel, accountants, brokers, finders and other experts);

                        (xiii) any Liability or obligation of any Seller Person existing under this Agreement or the other Transaction Documents;

                        (xiv) any Liability or obligation of any Seller Person (except for trade accounts payable and Liabilities due to Affiliates included within the Assumed Liabilities under Sections 1.1(b)(i) or (ii)), to any other Seller Person, including any intercompany payables or receivable credits specified in the 2004 Balance Sheet (the "Intercompany Payables");
                         ---------------------

                        (xv) any Liability or obligation created by any by-law, certificate of incorporation or limited liability company agreement provision or other agreement, to the extent arising prior to the Closing in the case of the Subsidiaries, and relating to the indemnification of any Person who was an employee, officer, director, member or manager of any of the Seller Persons prior to the Closing Date;

                        (xvi) any claims, Liabilities or obligations to the extent arising out of or relating to any agreement or instrument (other than this Agreement or any other Transaction Document) related to the formation of Astaris or the Subsidiaries or the disposition of any of their rights, assets or properties, including the Joint Venture Agreement, the Astaris LLC Agreement, the Solutia Asset Transfer Agreement, the FMC Asset Transfer Agreement, the Prayon Agreement and the Agrium Agreement (including any take or pay arrangements with Agrium) or any other contract relating to the formation of the Astaris joint venture or any transfer or other disposition of assets related to the Business, including any liquidation or restructuring of the Seller after the Closing;

                        (xvii) any claims, Liabilities or obligations arising out of or attributable to the spinoff of Solutia from Old Monsanto in 1997;

                        (xviii) any Liability or obligation arising out of or under or relating to any Non-Assumed Undisclosed Material Contract, other than any Liability or obligation attributable to any breach of any such Non-Assumed Undisclosed Material Contract by the Buyer after the time the Buyer has actual knowledge of the existence of such Non-Assumed Undisclosed Material Contract;

                        (xix)   other than the Assumed Liabilities under
     Section 1.1(b)(xii) hereof, all Additional Monsanto Supply Agreement Environmental Costs; and

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

                        (xx) any other Liability of any Seller Person whatsoever, except for the Assumed Liabilities as specifically and expressly set forth herein, including any Liability arising out of or relating to the ownership or operation of the Seller, the Subsidiaries, the Acquired Assets and the Business on or prior to the Closing Date (including any predecessor operations and any discontinued operations), including any claims, obligations or litigation arising out of or relating to events or conditions occurring on or before the Closing Date (including the litigation involving the PPA Technology, the Solutia bankruptcy proceedings or any other threatened or pending litigation or charges set forth on Section 2.6 or 2.11 of the Disclosure Schedule).

               (d) The obligations of the Buyer in respect of the Assumed Liabilities and the obligations of the Seller, Astaris International, FMC or Solutia in respect of the Retained Liabilities set forth in this Section 1.1 are in addition to the other obligations of the Buyer or the Seller Persons or their respective Affiliates, as the case may be, otherwise set forth in this Agreement or the Transaction Documents.

          1.2 Consideration.
              -------------

               (a) At the Closing, subject to the terms and conditions set forth in this Agreement, the Buyer will (i) pay, in accordance with and to the Persons specified in Section 1.2(b), cash in the amount of two hundred fifty-five million dollars ($255,000,000) minus (A) the Estimated Capex
                                          -----
Shortfall Amount, if any, plus (B) the Estimated Net Working Capital Excess
                          ----
Amount, if any, or minus (C) the Estimated Net Working Capital Deficiency
                   -----
Amount, if any, each as determined pursuant to Section 1.4(a)(ii), (the "Initial Purchase Price" and, as the same may be adjusted pursuant to the
 ----------------------
provisions of this Agreement, the "Purchase Price") and (ii) assume the
                                   --------------
Assumed Liabilities.

               (b) At the Closing, the Initial Purchase Price shall be paid by the Buyer as follows:

                        (i) an amount equal to the Working Capital Escrow Amount shall be delivered by wire transfer of immediately available funds to The Bank of New York, or such other banking institution mutually acceptable to the parties, as escrow agent (the "Escrow
                                                               ------
     Agent"), to be held in an interest bearing escrow account (the "Working
     -----                                                           -------
     Capital and Capex Escrow Account") and disbursed pursuant to the terms
     --------------------------------
     hereof and of the Escrow Agreement in the form attached as Exhibit A
                                                                ---------
     hereto or other form required by the Escrow Agent (the "Escrow
                                                             ------
     Agreement") as provided in Section 1.4(d);
     ---------

                        (ii) an amount equal to twelve million five hundred thousand dollars ($12,500,000) (the "General Escrow Amount") shall be
                                          ---------------------
     delivered by wire transfer of immediately available funds to the Escrow Agent to be held in an interest bearing escrow account (the "General
                                                                  -------
     Escrow Account") to secure Solutia's indemnification obligations
     --------------
     pursuant to Article IX, and disbursed pursuant to the terms hereof and of the Escrow Agreement; and

                        (iii) the remainder of the Initial Purchase Price shall be delivered to the Seller in immediately available funds by wire transfer to an account designated by the Seller by notice to the Buyer not less than two (2) Business Days prior to the Closing Date.

          1.3 The Closing.
              -----------

               (a) Closing. Unless this Agreement shall have been terminated
                   -------
and the transactions contemplated herein shall have been abandoned pursuant to Article VIII, the closing of the sale and transfer to the Buyer of the Acquired Assets and the assumption of the Assumed Liabilities contemplated by this Agreement (the "Closing") shall take place at the offices of Dechert
                        -------
LLP, 30 Rockefeller Plaza, New York, New York 10112, on the fifth (5th) Business Day after the day upon which all of the conditions set forth in Articles V and VI hereof are satisfied or waived in accordance with the terms of this Agreement (other than those conditions that are to be satisfied at the Closing) (the "Closing Date"), or at such other place and
                                ------------
time as may be agreed upon in writing by Astaris and the Buyer, and shall be effective as of the Effective Time.

               (b) Deliveries to the Buyer. At the Closing, the Seller or the
                   -----------------------
applicable Owner, as indicated, shall deliver or cause to be delivered to or for the benefit of the Buyer, in the case of documents, duly executed by each applicable party, the following:

                        (i) a bill of sale and instrument of assignment to the Acquired Assets (other than Real Property, the transfer of which will be effected in accordance with subclause (v) below), duly executed by the Seller, substantially in the form of Exhibit B hereto;
                                                 ---------

                        (ii) (A) assignments of all transferable or assignable Contracts, Seller Intellectual Property, Permits (including Environmental Permits and pending applications therefor), and warranties relating to the Acquired Assets, each duly executed and, where reasonably requested by the Buyer, in recordable form substantially in the form of Exhibit C hereto, provided that, at and
                                  ---------         --------
     following the Closing, Seller shall also execute or cause to be executed any additional assignment forms furnished by Buyer and reasonably necessary for Buyer to record the assignment of Seller Intellectual Property registered, issued, or pending in other jurisdictions with the appropriate intellectual property offices or Governmental Authorities, (B) the Assignment and Assumption Agreements with respect to the rail car leases, duly executed by the Seller, substantially in the forms of Exhibit M hereto and (C) an assignment
                                   ---------
     and assumption agreement with respect to the supply of phosphoric acid to Solutia under the Master Supply Agreement dated as of April 1, 2000, by and among FMC, Solutia and Astaris that is in form and substance reasonably satisfactory to the Buyer, the Seller and Solutia, duly executed by the parties thereto;

                        (iii) the Transition Services Agreement, duly executed by the Seller and each of the Owners, substantially in the form attached hereto as Exhibit D;
                             ---------

                        (iv) title certificates to any motor vehicles included in the Acquired Assets, duly executed by the Seller (together with any other transfer forms necessary to transfer title to such vehicles);

                        (v) deed for transfer of the Owned Real Property in the form attached hereto as Exhibit E in recordable form, conveying
                                    ---------
     insurable fee simple title to the Owned Real Property, free and clear of all Encumbrances except Permitted Encumbrances;

                        (vi) assignments for all Leased Real Property Leases duly executed and acknowledged by the Seller and in recordable form, each substantially in the form of Exhibit F hereto;
                                             ---------

                        (vii)   such affidavits of title or other
     certifications as shall be reasonably required by the Title Company to insure the Buyer's title to the Real Property as set forth in Section 7.20, and to provide affirmative endorsements for no mechanics' liens;

                        (viii) copies of the Initial Relief Order and the Approval Order as certified by the clerk or other appropriate representative of the Bankruptcy Court;

                        (ix) Estoppel Certificates from landlords with respect to the Leased Real Property, to the extent the landlord is required to furnish an Estoppel Certificate under the Lease or such certificate is otherwise obtained;

                        (x) subordination, non-disturbance and attornment agreements and recognition agreements from mortgagees and prime landlords holding Encumbrances on Owned Real Property or Leased Real Property included in the Acquired Assets;

                        (xi) an acknowledgement from the Seller of receipt of the Initial Purchase Price;

                        (xii) the Carteret Agreement, substantially in the form attached as Exhibit G, duly executed by the parties thereto;
                      ---------

                        (xiii) copies of the resolutions of the board of directors of each Owner and the Seller authorizing and approving this Agreement and the Transaction Documents to which such Owner or the Seller is a party and the transactions contemplated hereby and thereby, certified by the respective corporate secretary of such Owner or the Seller to be true and complete and in full force and effect and unmodified as of the Closing Date;

                        (xiv) evidence of the release of the Encumbrances on the Acquired Assets listed in Section 1.3(b)(xiv) of the Disclosure Schedule;

                        (xv) the Consents listed in Section 6.4 of the Disclosure Schedule;

                        (xvi)   the certificate required by Section 6.3 hereof;

                        (xvii) a certificate, in form and substance required under Section 1445 of the Code and the Treasury Regulations thereunder, stating under penalties of perjury that Astaris is not a foreign person;

                        (xviii) the Escrow Agreement and Sauget Supply
     Agreement;

                        (xix) such other Transaction Documents to which the Seller or such Owner is a party;

                        (xx) certificates (or local equivalent) representing all of the Equity Interests of Astaris Brasil, Astaris Canada and
     Astaris Europe and 44.25% of Fosbrasil (in each case to the extent such Equity Interests are certificated or there is a local equivalent in use), duly endorsed in blank or with duly executed stock powers attached, in proper form for transfer and with required transfer stamps, if any, affixed;

                        (xxi) all such other instruments of conveyance as shall be necessary to vest in the Buyer good, valid, marketable (as to the Real Property) and insurable title to the Acquired Assets in accordance with Section 1.1 hereof; and

                        (xxii) such other documents and certificates required to be delivered by the Seller or the Owners pursuant to the terms of this Agreement.

               (c) Deliveries to the Seller and Owners. At the Closing, the
                   -----------------------------------
Buyer or ICL, as indicated, shall deliver or cause to be delivered to or for the benefit of the Seller, in the case of documents, duly executed, the following:

                        (i) the Initial Purchase Price in cash by wire transfer of immediately available funds in accordance with, and to the accounts designated pursuant to, Section 1.2(b);

                        (ii) (A) an assumption agreement, substantially in the form of Exhibit H hereto, (B) the Assignment and Assumption
                    ---------
     Agreements with respect to the rail car leases, duly executed by the Buyer, substantially in the forms of Exhibit M hereto and (C) an
                                          ---------
     assignment and assumption agreement with respect to the supply of phosphoric acid to Solutia under the Master Supply Agreement dated as of April 1, 2000, by and among FMC, Solutia and Astaris that is in form and substance reasonably satisfactory to the Buyer, the Seller and Solutia, duly executed by the parties thereto;

                        (iii) copies of the resolutions of the board of directors (or comparable governing body) of the Buyer and ICL, and any of ICL's designated Affiliates or permitted assigns, as applicable pursuant to Section 10.4, authorizing and approving this Agreement and the Transaction Documents and the transactions and agreements contemplated hereby and thereby, certified by the corporate secretary (or local equivalent) of the Buyer to be true and complete and in full force and effect and unmodified as of the Closing Date;

                        (iv)    the Escrow Agreement and Sauget Supply
     Agreement;

                        (v) the other Transaction Documents to which the Buyer or ICL is a party;

                        (vi)    the certificate required by Section 5.3 hereof;

                        (vii) all such other instruments of conveyance as shall be necessary for the assumption of the Assumed Liabilities by the Buyer in accordance with Section 1.1(b) hereof; and

                        (viii) such other documents and certificates required to be delivered by the Buyer pursuant to the terms of this Agreement.

               (d) All instruments and documents executed and delivered to the Buyer pursuant hereto shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to the Buyer. All instruments and documents executed and delivered to the Seller or the Owners pursuant hereto shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to the Seller or the Owners.

          1.4 Purchase Price Adjustment.
              -------------------------

               (a) (i) For the purpose of determining the Initial Purchase Price, at least ten (10) Business Days prior to the Closing Date the Seller shall cause to be prepared and delivered to the Buyer a statement (the "Estimated Closing Statement") setting forth a good faith estimate of the
 ---------------------------
Capex Shortfall Amount (the "Estimated Capex Shortfall Amount") and the Net
                             --------------------------------
Working Capital (the "Estimated Net Working Capital"), and the components
                      -----------------------------
and calculation thereof, as of the Effective Time, determined in accordance with this Section 1.4 and the Applicable Accounting Principles. The Estimated Closing Statement shall be subject to the review and agreement of the Buyer, and the Buyer and the Seller shall cooperate and negotiate in good faith to resolve any dispute regarding the Estimated Closing Statement prior to the Closing; provided that if any item of dispute regarding the
                      --------
Estimated Closing Statement is not resolved by agreement in writing between the Buyer and the Seller by the second (2nd) Business Day prior to the Closing, then the Seller's estimate of such disputed item, together with the resolved disputed items, shall be deemed final solely for purposes of determining the Estimated Capex Shortfall Amount and the Estimated Net Working Capital, absent manifest error. The Seller shall cooperate with and provide Buyer and its representatives and accountants reasonable access to books, records, accountants' work papers, employees, accountants and advisors of the Seller and the Subsidiaries and, to the extent in their possession or accessible by them, Fosbrasil, in connection with Buyer's review of the Estimated Closing Statement.

                        (ii) To the extent that the Estimated Net Working Capital is greater than ($58,000,000) (such difference, the "Estimated
                                                                  ---------
     Net Working Capital Excess Amount"), the Initial Purchase Price shall
     ---------------------------------
     be increased by the amount of the Estimated Net Working Capital Excess Amount as provided in Section 1.2(a)(i)(A). To the extent that the Estimated Net Working Capital is less than ($58,000,000) (such difference, the "Estimated Net Working Capital Deficiency Amount"), the
                      -----------------------------------------------
     Initial Purchase Price shall be reduced by the amount of the Estimated Net Working Capital Deficiency Amount as provided in Section 1.2(a)(i)(B).

                        (iii) The Initial Purchase Price shall be reduced by the amount of the Estimated Capex Shortfall Amount.

               (b) Within ninety (90) calendar days after the Closing Date, the Buyer shall cause to be prepared and delivered to the Seller a statement (the "Net Working Capital and Capex Statement") setting forth in good faith
      ---------------------------------------
the Estimated Capex Shortfall Amount and the Net Working Capital, and the components and calculation thereof, as of the Effective Time, determined in accordance with this Section 1.4 and the Applicable Accounting Principles. The Inventory balance included in the Acquired Assets as of the Closing Date will be determined based on a physical count of the Inventory included in the Acquired Assets as of the Closing Date by Buyer and the Seller and Buyer's and Seller's accountants, in accordance with the customary practices for the taking of a physical inventory. The physically counted Inventory items will be valued at the lower of standard cost or market (or as otherwise provided in Section 2.18(a) of the Disclosure Schedule) with the cost being determined on a first-in, first-out basis, in accordance with the Applicable Accounting Principles. Net Working Capital shall not include any Retained Liabilities or the value of any Excluded Assets, or reflect any items prorated pursuant to Section 1.9. For purposes hereof, the term "Applicable Accounting Principles" means GAAP applied in a manner consistent
 --------------------------------
with the way the 2004 Balance Sheet was prepared (including preparation on a "going concern" basis without reflecting the transactions contemplated under this Agreement), with only the deviations or changes in GAAP or the consistency of their application as are referred to in Section 1.4(b) of the Disclosure Schedule.

               (c) (i) After receipt of the Net Working Capital and Capex Statement the Seller will have thirty (30) calendar days to review the Net Working Capital and Capex Statement. The Buyer shall cooperate with and provide Seller and its representatives and accountants reasonable access to the books, records, accountants' work papers, employees, accountants and advisors of the Buyer and, to the extent in their possession or accessible by them, Fosbrasil, in connection with the Seller's review of the Net Working Capital and Capex Statement during the thirty (30) calendar day period following delivery of the Net Working Capital and Capex Statement to the Seller. Unless the Seller delivers written notice to the Buyer setting forth the specific items disputed by the Seller on or prior to the thirtieth
(30th) calendar day after the Seller's receipt of the Net Working Capital and Capex Statement, the Seller will be deemed to have accepted and agreed to the Net Working Capital and Capex Statement and such statement (and the calculations contained therein) will be final, binding and conclusive. If the Seller notifies the Buyer of Seller's objections to specific items contained in the Net Working Capital and Capex

Statement (or specific calculations contained therein) within such thirty
(30) day period, the Seller and the Buyer shall, within thirty (30) calendar days following delivery of such notice by the Seller to the Buyer (the "Resolution Period"), attempt in good faith to resolve their differences
 -----------------
with respect to the disputed items (or calculations) specified in the notice (the "Disputed Items"), and all other (i.e., the undisputed) items (and all
      --------------                   ----
calculations relating thereto) will be final, binding and conclusive. Any resolution by the Seller and the Buyer during the Resolution Period as to any Disputed Items shall be set forth in writing and will be final, binding and conclusive on the parties hereto.

                        (ii) If the Buyer and the Seller do not resolve all Disputed Items by the end of the Resolution Period, then all Disputed Items remaining in dispute will be submitted within thirty
     (30) calendar days after the expiration of the Resolution Period to Grant Thornton LLP or such other national independent accounting firm mutually acceptable to the Buyer and each Owner (the "Neutral
                                                           -------
     Arbitrator"). The Neutral Arbitrator shall act as an arbitrator to
     ----------
     determine only those Disputed Items remaining in dispute, consistent with this Section 1.4, and shall request a statement from the Buyer and the Seller regarding such Disputed Items. In resolving such Disputed Items, the Neutral Arbitrator may not assign a value to any Disputed Item greater than the greatest value for such Disputed Item claimed by any party or less than the lowest value for such Disputed Item claimed by any party. All fees and expenses relating to the work, if any, to be performed by the Neutral Arbitrator will be allocated between the Buyer and the Seller in the same proportion that the aggregate amount of the Disputed Items so submitted to the Neutral Arbitrator that is unsuccessfully disputed by each such party (as finally determined by the Neutral Arbitrator) bears to the total amount of such Disputed Items so submitted. In addition, the Buyer and the Seller shall give the Neutral Arbitrator access to all documents, books, records, accountants' work papers, facilities and personnel of such party and its subsidiaries and, as the case may be, to the extent in such party's or parties' possession or accessible by such party or parties, Fosbrasil, as reasonably necessary to perform its function as arbitrator. If either the Buyer or the Seller fails to submit a statement regarding any Disputed Item submitted to the Neutral Arbitrator within the time determined by the Neutral Arbitrator or otherwise fails to give the Neutral Arbitrator access as reasonably requested, then the Neutral Arbitrator shall render a decision based solely on the evidence timely submitted and the access afforded to the Neutral Arbitrator by the Buyer and the Seller. The Neutral Arbitrator will deliver to the Buyer and the Seller a written determination (such determination to include a work sheet setting forth all material calculations used in arriving at such determination and to be based solely on information provided to the Neutral Arbitrator by the Seller and the Buyer) of the Disputed Items submitted to the Neutral Arbitrator within thirty (30) calendar days of receipt of such Disputed Items, which determination will be final, binding and conclusive and judgment may be entered on the award. The final, binding and conclusive Net Working Capital and Capex Statement based either upon agreement or deemed agreement by the Buyer and the Seller or the written determination delivered by the Neutral Arbitrator in accordance with this Section 1.4, will be the "Conclusive Net Working Capital and Capex
                                    ----------------------------------------
     Statement."
     ---------

               (d) On the fifth (5th) Business Day following the date on which the Buyer and the Seller agree or are deemed to have agreed to, or the
Neutral Arbitrator delivers, the Conclusive Net Working Capital and Capex Statement (the "Conclusive Net Working Capital and Capex Settlement Date"),
                --------------------------------------------------------
the following payments and instructions shall be made or given:

                        (i) If the final Capex Shortfall Amount is less than the Estimated Capex Shortfall Amount, the Buyer shall pay to Seller an amount in cash equal to such difference, and if the final Capex Shortfall amount is greater than the Estimated Capex Shortfall Amount, Seller shall pay to Buyer an amount in cash equal to such difference, in either case as an adjustment to the Purchase Price, and the Buyer and the Seller shall, and the Owners shall cause the Seller to, deliver to the Escrow Agent a joint written instruction directing the Escrow Agent to pay to the Buyer or the Seller, as the case may be, funds in the Working Capital and Capex Escrow Account sufficient to satisfy such payment obligation;

                        (ii) If the amount of Net Working Capital on the Conclusive Net Working Capital and Capex Statement is less than the amount of the Estimated Net Working Capital (such difference, the "Final Net Working Capital Deficiency Amount") by one hundred thousand
      -------------------------------------------
     dollars ($100,000) or more, the Seller shall, and the Owners shall cause the Seller to, pay to the Buyer, as an adjustment to the Purchase Price, an amount in cash equal to the Final Net Working Capital Deficiency Amount as follows:

                                (A) if the Final Net Working Capital
               Deficiency Amount is equal to or greater than the amount of the funds remaining in the Working Capital and Capex Escrow Account after deducting any payment made under clause (i) above (the "Working Capital Escrow Balance"), then (1) the Buyer and the Seller shall, and the Owners shall cause the Seller to, deliver to the Escrow Agent a joint written instruction directing the Escrow Agent to pay to the Buyer all of the funds remaining in the Working Capital and Capex Escrow Account and (2) the Seller shall, and the Owners shall cause the Seller to, pay to the Buyer an amount in cash equal to the amount, if any, by which the Final Net Working Capital Deficiency Amount exceeds the Working Capital Escrow Balance (such excess to be calculated without including in the calculation the amount of any interest accrued on the funds in the Working Capital and Capex Escrow Account); or

                                (B) if the Final Net Working Capital Deficiency
               Amount is less than the Working Capital Escrow Balance, then the Buyer and Seller shall, and the Owners shall cause the Seller to, deliver to the Escrow Agent a joint written instruction directing the Escrow Agent to (1) pay to the Buyer the Final Net Working Capital Deficiency Amount
               (together with any interest accrued thereon) and (2) pay to the Seller any funds remaining in the Working Capital and Capex Escrow Account after deducting the payment pursuant to the immediately preceding clause (1).

                        (iii) If the amount of Net Working Capital on the Conclusive Net Working Capital and Capex Statement is greater than the amount of Estimated Net Working Capital (such difference, the "Final
                                                                    -----
     Net Working Capital Excess Amount") by one hundred thousand dollars
     ---------------------------------
     ($100,000) or more, the Buyer shall pay to the Seller, as an adjustment to the Purchase Price, an amount in cash equal to the Final Net Working Capital Excess Amount and the Buyer and Seller shall, and the Owners shall cause the Seller to, deliver to the Escrow Agent a joint written instruction directing the Escrow Agent to pay to the Seller the Working Capital Escrow Balance.

                        (iv) If the amount of Net Working Capital on the Conclusive Net Working Capital and Capex Statement is not at least one hundred thousand dollars ($100,000) greater than or less than the amount of Estimated Net Working Capital, no adjustment shall be made to the Purchase Price and the Buyer and Seller shall, and the Owners shall cause the Seller to, deliver to the Escrow Agent a joint written instruction directing the Escrow Agent to pay to the Seller all of the Working Capital Escrow Balance.

                        (v) Notwithstanding anything herein to the contrary, if, prior to the Conclusive Net Working Capital and Capex Settlement Date, the maximum net amount of the outstanding Disputed Items in the aggregate (the "Maximum Disputed Amount") is less than the
                                  -----------------------
     amount of the funds in the Working Capital and Capex Escrow Account (taking into account interest that would be accrued on such amount), then, within ten (10) Business Days' following the request of Astaris or the Buyer, the payments and instructions described in Sections 1.4(d)(i) through (iv) shall be made and given as if the Conclusive Net Working Capital and Capex Settlement Date had occurred and as if the references to "Conclusive Net Working Capital and Capex Statement" in such Sections referred to the Capex Shortfall Amount and Net Working Capital as set forth on the Net Working Capital and Capex Statement excluding the Disputed Items; provided that an amount equal to the
                                   --------
     Maximum Disputed Amount (together with an amount of interest that would be accrued on such amount) shall be retained in the Working Capital and Capex Escrow Account until the fifth (5th) Business Day after final resolution of the Disputed Items, at which time the net amount of the Disputed Items due to the Buyer (together with interest accrued thereon), if any, shall be paid to the Buyer out of the Working Capital and Capex Escrow Account and the balance, if any, of the funds in the Working Capital and Capex Escrow Account shall be paid to the Seller.

                        (vi) Notwithstanding anything to the contrary in this Section 1.4, Seller shall not be liable for any of, and each Owner shall be severally liable for fifty percent (50%) of, any payments due to the Buyer pursuant to this Section 1.4(d).

          1.5 Further Assurances.
              ------------------

          After the Closing, each party hereto shall from time to time, at the request of another party and at such requesting party's sole cost and expense, execute and deliver such other instruments of conveyance and transfer and take such other actions as such other party may reasonably request in order to more effectively consummate the transactions contemplated hereby and to vest in the Buyer good and valid title to the Acquired Assets or provide for the assumption by the Buyer of the Assumed Liabilities or by the Seller, Astaris International, FMC or Solutia, as applicable, of the Retained Liabilities.

          1.6 Purchase Price Allocation.
              -------------------------

               (a) The Purchase Price shall be allocated among the Acquired Assets in accordance with the principles set forth in Section 1.6 of the Disclosure Schedule, which principles shall be consistent with the rules under Section 1060 of the Code and the Treasury Regulations promulgated thereunder. The parties agree to act in accordance with the computations and allocations as determined pursuant to this Section 1.6 in any relevant Tax Returns or filings, including any forms or reports required to be filed pursuant to Section 1060 of the Code, the Treasury Regulations promulgated thereunder or any provisions of local, state and foreign law, and to cooperate in the preparation of any such forms and to file such forms in the manner required by applicable Law.

               (b) The Buyer shall provide the Seller and the Owners with a copy of the Buyer's proposed Purchase Price allocation as promptly as reasonably practicable, but in no event later than sixty (60) calendar days after the Closing Date, which allocation shall be subject to the Seller's and Owners' review and approval. In the event that the Buyer, the Seller and the Owners are unable to agree on the allocation within forty-five (45) calendar days of the date on which the Buyer provides the Seller and the Owners with a copy of the allocation, such dispute will be referred to an internationally recognized firm of independent public accountants mutually agreed upon by the parties, and the determination of such firm shall be final and binding upon the parties.

          1.7 Consent of Third Parties.
              ------------------------

               (a) On the Closing Date, the Seller shall assign to the Buyer, and the Buyer shall assume, the Contracts and the Permits (including the Environmental Permits and pending applications therefor) which are to be transferred to the Buyer as provided in this Agreement by means of an assignment and assumption agreement substantially in the form of Exhibit C.
                                                                 ---------
To the extent that the assignment of all or any portion of any Contract or Permit (including any pending application therefor) shall require the consent of the other party thereto or any other third party, this Agreement shall not constitute an agreement to assign any such Contract or Permit (or pending application therefor) if an attempted assignment without any such consent would constitute a breach or violation thereof (provided that the
                                                        --------
Seller and each of the Owners agrees to, and agrees to cause their respective subsidiaries to, consent to the assignment to the Buyer of any such Contract or Permit (including any pending application therefor) to the extent that such consent is required for such assignment). However, the Seller and each of the Owners agrees that on and after the Closing, it will, at the request and under the reasonable direction of the Buyer, in the name of the Seller, such Owner or otherwise as the Buyer shall specify, at the sole cost and expense of the Seller, use its commercially reasonable efforts (including appointing the Buyer as attorney-in-fact for the Seller or such Owner to proceed at the Buyer's sole cost and expense) to do or cause to be done all such things as shall be necessary and proper (a) to assure that the rights of the Seller under such Contracts and Permits (including any pending application therefor) shall be preserved for the benefit of the Buyer (including any extension or renewal of any such Contract or Permit) and (b) to facilitate receipt of the consideration to be received by the Seller in and under every such Contract and Permit (including any pending application therefor), which consideration shall be held for the benefit of, and shall be delivered to, the Buyer. Nothing in this Section 1.7 shall in any way diminish any obligation of any Seller or either Owner under this Agreement to obtain all consents and approvals and to take all such other actions prior to or at Closing as are necessary to enable the Seller to convey or assign good and valid title free and clear of Encumbrances (other than Permitted Encumbrances) to all the Acquired Assets to the Buyer or shall otherwise affect the obligations of Seller, Owners or Buyer under Section 7.7 hereof, respectively.

               (b) To the extent that the Permits necessary for the Buyer's operation of the Business as conducted as of the Closing Date have not been transferred to the Buyer or otherwise obtained by the Buyer as of the Closing, the Seller shall allow, to the extent authorized by the terms of such Permits and all Environmental Laws and other applicable Laws, the Buyer to conduct the Business pursuant to the Seller's existing Permits. Regarding each such Permit, the Seller shall allow such use until the Buyer obtains an equivalent Permit; provided, however, the Buyer shall use commercially
                   --------  -------
reasonable efforts to expeditiously obtain such equivalent Permit.

          1.8 Removal of Excluded Assets.
              --------------------------

          Prior to the Closing Date, the Seller and the Owners shall, and shall cause the Subsidiaries and their subsidiaries to, remove all Excluded Assets which are physically located on or in the Acquired Assets from the Acquired Assets.

          1.9 Pro Ration of Certain Items.
              ---------------------------

          To the extent not otherwise reflected in the Net Working Capital as finally determined under Section 1.4, the parties agree that the following expenses, to the extent relating to any period commencing prior to, and ending after, the Closing Date, shall be allocated between the Buyer, on the one hand, and the Seller, on the other hand, with the Buyer to be responsible for the portion of such expense that relates to the period after the Closing Date, and the Seller to be responsible for the portion of such expense that relates to the period on or prior to the Closing Date:

               (a) personal and real property Taxes (but not Transfer Taxes arising from the sale and purchase of the Acquired Assets, which are dealt with in Section 7.4(b));

               (b) electric, fuel, gas, telephone, sewer and utility charges;

               (c) rentals and other charges under leases to be assumed by the Buyer pursuant to Section 1.1; and

               (d) charges under maintenance and service contracts and other Contracts, and fees under Permits to be transferred to the Buyer as part of the Acquired Assets.

               Any amounts due from one party to the other party pursuant this Section 1.9 shall be paid in cash as promptly as practicable (but in no event later than ten (10) calendar days after written request) by wire transfer of immediately available funds to the account designated by the requesting party.

                                 ARTICLE II

                REPRESENTATIONS AND WARRANTIES OF THE SELLER

          The Seller hereby represents and warrants to the Buyer and ICL, as of the date of this Agreement, as follows:

          2.1 The Seller, the Subsidiaries and Fosbrasil.
              ------------------------------------------

               (a) Section 2.1(a) of the Disclosure Schedule sets forth for the Seller and each direct and indirect subsidiary of the Seller, other than Astaris Production LLC (the "Subsidiaries"), and for Fosbrasil (i) its legal
                             ------------
form (i.e., corporation, partnership, limited liability company, etc.) and
      ----
the name and jurisdiction of incorporation, formation or organization, as applicable, (ii) the number of authorized, issued and outstanding shares of each class of its capital stock or other authorized, issued and outstanding Equity Interests, as applicable, the names of the holders thereof, and the number of shares or percentage interests, as applicable, held by each such holder and (iii) its entity classification for United States federal income Tax purposes.

               (b) Except for the Subsidiaries, Astaris Production LLC and Fosbrasil or as set forth in Section 2.1(a) of the Disclosure Schedule, neither the Seller nor any of the Subsidiaries owns any shares of any class of capital stock of any corporation or ownership or other Equity Interest in any other Person. No shares of any corporation or any ownership or other investment interest, either of record, beneficially or equitably, in any Person are included in the Acquired Assets, other than the Equity Interests owned directly or indirectly by the Seller or Solutia in Astaris Brasil, Astaris Canada, Astaris Europe, and Fosbrasil.

               (c) The Seller and each Subsidiary is duly formed or organized, validly existing and, where applicable, in good standing under the Laws of its jurisdiction of incorporation, formation or organization, as applicable. The Seller and each Subsidiary has the requisite corporate, partnership or other applicable corresponding power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to own, lease and operate the Acquired Assets and to carry on its business as and where now being conducted and, where applicable, is duly qualified or licensed to do business and is in good standing in the jurisdictions in which the ownership, lease or operation of its property or the conduct of its business requires such qualification or license, except jurisdictions in which the failure to be so qualified or licensed does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

               (d) Except as set forth in Section 2.1(d) of the Disclosure Schedule, all the outstanding shares of capital stock or other Equity Interests of the Subsidiaries and Fosbrasil owned by the Seller, a Subsidiary, or Solutia (i) are duly authorized and validly issued and outstanding, fully paid and nonassessable (in those jurisdictions where such concepts are applicable), (ii) were not issued in violation of any pre-emptive or similar rights or of any terms of any agreement or other understanding binding upon the Seller, the Subsidiaries, or the Owners,
(iii) have been offered and sold in compliance with any and all applicable securities Laws and (iv) are owned beneficially and of record by the Persons set forth in Section 2.1(a) of the Disclosure Schedule free and clear of any Encumbrances. Except as set forth in Section 2.1(d) of the

Disclosure Schedule, there are no options, subscriptions, warrants, calls, commitments, agreements, contracts, understandings, restrictions, pre-emptive rights, arrangements or rights of any character with respect to the securities of the Subsidiaries or the securities of Fosbrasil owned by the Seller, a Subsidiary or Solutia, or to which the Seller or any Subsidiary or Owner is bound, that calls for the issuance, sale, pledge or other disposition of any securities of any Subsidiary or Fosbrasil or the conversion or exchange of any security into, or equity security of, any Subsidiary or Fosbrasil. Except as set forth on Section 2.1(d) of the Disclosure Schedule, there are no agreements concerning the issuance, voting, transfer, acquisition or disposition of any securities of any Subsidiary or Fosbrasil to which the Seller or any Subsidiary or Owner is bound. Complete and correct copies of the charter documents (or equivalent governing or organizational documents) and all amendments thereto and the minute books of the Seller and the Subsidiaries (other than Astaris International and except that the minute books of Seller have been redacted in good faith with respect to any information to the extent directly related to the Excluded Assets, the transactions contemplated hereby, any disputes between the Owners, the process of the sale of the Business and the strategic alternatives thereto and any valuation of the Business) and, to the extent in the Seller's possession or accessible by the Seller, the Subsidiaries or the Owners, Fosbrasil, have been made available to the Buyer on or prior to the date of this Agreement.

          2.2 Authorization, Etc.
              ------------------

               (a) The Seller has full corporate or company power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party and to carry out and consummate the transactions contemplated hereby and thereby to be carried out and consummated by it. Subject to the Approval Order (solely with respect to those matters regarding Solutia that are addressed in the definition thereof) having been entered and still being in effect and not subject to any stay pending appeal at the time of the Closing, this Agreement and the Transaction Documents to which the Seller is a party have been duly and validly authorized by the Seller and no other limited liability company action or proceeding by the Seller is necessary to authorize the execution, delivery or performance of this Agreement and the Transaction Documents by the Seller.

               (b) This Agreement has been duly and validly executed by the Seller and, assuming this Agreement constitutes the legal, valid and binding agreement of ICL and the Buyer, constitutes a legal, valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms. As of the Closing, each Transaction Document will be duly and validly executed by the Seller (to the extent the Seller is a party thereto) and, assuming such Transaction Document constitutes the legal, valid and binding agreement of the Buyer and ICL (if a party thereto), will constitute a legal, valid and binding agreement of the Seller (to the extent the Seller is a party thereto), enforceable against the Seller in accordance with its terms.

               (c) The Bankruptcy Court has entered the Initial Relief Order, a true and correct copy of which is attached hereto as Exhibit I.
                                                              ---------

          2.3 Financial Statements.
              --------------------

               (a) Section 2.3(a) of the Disclosure Schedule sets forth (i) the audited consolidated balance sheet of the Seller, the Subsidiaries and Astaris Production LLC at

December 31, 2003 and December 31, 2004 (the "2004 Balance Sheet"), and the
                                              ------------------
audited consolidated statements of income and cash flows of Seller, the Subsidiaries and Astaris Production LLC for the years ended December 31, 2003 and 2004, in each case including notes thereto (collectively, the "Audited Financial Statements") and (ii) the unaudited consolidated balance
 ----------------------------
sheet of the Seller, the Subsidiaries and Astaris Production LLC at June 30, 2005, and the unaudited consolidated statements of income and cash flows of Seller, the Subsidiaries and Astaris Production LLC for the six months ended June 30, 2005, in each case including any notes thereto (collectively, the "Historical Interim Financial Statements"). The books of account and related
 ---------------------------------------
records of the Seller and the Subsidiaries fairly reflect in reasonable detail all assets, liabilities and transactions relating to such Persons (including the Acquired Assets and Assumed Liabilities) and the Seller and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP. The Audited Financial Statements and Historical Interim Financial Statements are correct and complete, in all material respects, and have been prepared in accordance with the books and records of the Seller, the Subsidiaries and Astaris Production LLC in conformity with GAAP, applied on a consistent basis, as in effect during the periods indicated, except, in the case of the Historical Interim Financial Statements, for customary year end adjustments that are not expected to be material individually or in the aggregate. The foregoing statements of income and cash flows, including any notes thereto, present fairly, in all material respects, the combined results of operations and cash flows of the Seller, the Subsidiaries and Astaris Production LLC for the six months ended June 30, 2005 and the years ended December 31, 2003 and 2004. The foregoing balance sheets, including any notes thereto, present fairly, in all material respects, the consolidated financial position of Astaris, the Subsidiaries and Astaris Production LLC as of June 30, 2005 and December 31, 2003 and 2004.

               (b) Section 2.3(b) of the Disclosure Schedule contains the following financial statements: (i) the unaudited balance sheet for the Acquired Assets and Assumed Liabilities as of December 31, 2004 and the related unaudited statement of income for the year then ended and (ii) the unaudited balance sheet (the "Interim Balance Sheet") for the Acquired
                              ---------------------
Assets and Assumed Liabilities as of June 30, 2005 (the "Interim Balance
                                                         ---------------
Sheet Date") and the related statement of income for the six months then
----------
ended. The year-end and interim financial statements described in clauses
(i) and (ii) of the preceding sentence are referred to herein as the "Business Financial Statements." The Business Financial Statements have been
 -----------------------------
prepared based on the Audited Financial Statements and the Historical Interim Financial Statements (as applicable), except as otherwise noted therein, and give effect to assumptions used in the preparation thereof, which in the view of management of the Seller are on a reasonable basis and in good faith and fairly present in all material respects the financial position and results of operations for the Acquired Assets and Assumed Liabilities after giving effect to the transaction and adjustments referred to in the Business Financial Statements as of and for the periods presented therein; provided that the Business Financial Statements include all
         --------
properties, rights and assets relating to the facility located in Sauget, Illinois based on the contracts and cost structure in force during the period of the Business Financial Statements and do not reflect the Sauget Supply Agreement.

               (c) Section 2.3(c) of the Disclosure Schedule sets forth the audited balance sheet of Fosbrasil at December 31, 2003 and December 31, 2004, and the audited statements of income, changes in shareholders' equity and changes in financial position of Fosbrasil for the years ended December 31, 2003 and 2004, in each case including notes thereto (collectively, the "Fosbrasil Financial Statements"). To the Knowledge of
                    ------------------------------
the Seller, the Fosbrasil Financial Statements (i) are correct and complete and in accordance with the books and records of Fosbrasil, (ii) fairly present the results of operations, financial position, assets and liabilities of as of December 31, 2003 and 2004 and for the years then ended and (iii) have been prepared in conformity with Brazilian accounting principles, applied on a consistent basis, as in effect during the periods indicated.

          2.4 No Approvals or Conflicts.
              -------------------------

               Except as set forth in Section 2.4 of the Disclosure Schedule, the execution, delivery and performance by the Seller of this Agreement and the consummation by the Seller or any Subsidiary of the transactions contemplated hereby to be consummated by it will not (i) violate, conflict with or result in a breach by the Seller or any Subsidiary of any provision of any certificate of formation, limited liability company agreement, charter, bylaws or equivalent formation or governance document of the Seller or any Subsidiary, (ii) violate, conflict with or result in a breach of, in any material respect, any provision of, or constitute a default by the Seller or any Subsidiary (or create an event which, with notice or lapse of time or both, would constitute such a default) or give rise to any right of termination, cancellation, modification or acceleration of or under, or result in the creation of any Encumbrance upon any of the Acquired Assets or give to others any interests or rights therein under, any material note, bond, mortgage, indenture, deed of trust, license, franchise, Permit, lease, contract, agreement or other instrument or understanding to which the Seller or any Subsidiary is a party, or by which the Seller or any Subsidiary may have rights or the Business or any of the Acquired Assets may be bound or subject, (iii) violate or conflict with, or result in a breach of, in any material respect, any order, injunction, judgment, ruling, constitution, treaty, statute, law, ordinance, rule or regulation (each, and collectively, "Law") of any United States or foreign federal, state,
               ---
provincial or local government or other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of any such government or political subdivision, and any supranational organization of sovereign states exercising such functions for such sovereign states (each, and collectively, "Governmental Authority") applicable to the Seller, any Subsidiary or any of
 ----------------------
their respective properties or the Business or (iv) except for applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and any other Law that is designed or intended to
              -------
prohibit, restrict or regulate (a) foreign investment or (b) antitrust, monopolization, restraint of trade or competition ("Competition/Investment
                                                    ----------------------
Law"), and except for reports to be filed under the Securities Exchange Act
---
of 1934, as amended (the "Exchange Act"), require any material order,
                          ------------
Consent, clearance, approval or authorization of, or notice to, or declaration, filing, application, qualification or registration with, any Governmental Authority or other Person, including in connection with the assignment of Contracts or Permits (including any pending application therefor). Except as set forth in Section 2.4 of the Disclosure Schedule, as of the date hereof, the Seller and the Owners have caused to be made all appropriate notices and filings required under any Government Order entered or issued in connection with the formation of Astaris, including the Decision & Order (Docket No. C-3935) issued May 15, 2000 (the "Consent
                                                               -------
Order"). The Seller has obtained the Consents to the assignment to the
-----
Buyer, effective as of the Closing, of the Monsanto Supply Agreement (i.e., the Consent of P4 Production L.L.C.) and Monsanto

Operating Agreement (i.e., the Consent of Monsanto Company), and each such Consent is in full force and effect.

          2.5 Compliance with Law; Governmental Authorizations.
              ------------------------------------------------

          Except with respect to the subject matter of Section 2.9 (Tax Matters), Section 2.10 (Employee Benefits) and Section 2.14 (Environmental Matters), which constitute the sole and exclusive representations and warranties of the Seller with respect to compliance with tax, employee benefits and environmental law (except that nothing contained herein is intended or shall be construed to limit the representations and warranties set forth in Section 2.3), and except as set forth in Section 2.5 of the Disclosure Schedule, (a) the Seller and the Subsidiaries have conducted the Business and are now doing so in compliance in all material respects with all applicable Laws, (b) no notice, citation, summons or order has been received by the Seller or any Subsidiary, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the Knowledge of the Seller, threatened, by any Governmental Authority or other entity with respect to any alleged (i) material violation of any order, injunction, judgment, ruling, Law or regulation of any court or Governmental Authority by the Seller or any Subsidiary or applicable to the Business or Acquired Assets; or (ii) failure in any material respect by the Seller or any of its Affiliates to have any permit required for the conduct, ownership or operation of the Business, the Acquired Assets or the Subsidiaries, (c) there is no (i) to the Knowledge of the Seller, material claim or violation of any order, injunction, judgment, ruling, Law, regulation or Encumbrance applicable to the Business, the Acquired Assets or the Subsidiaries or (ii) Proceeding pending or, to the Knowledge of the Seller, threatened (whether for condemnation or otherwise) against the Seller or the Subsidiaries or the Owners or, to the Knowledge of the Seller, any other Person, which is reasonably likely to materially and adversely affect, as to any material portion of the Real Property, the other Acquired Assets or the assets of the Subsidiaries, the zoning classification in effect or the Seller's or any Subsidiary's right to own, operate and occupy the Real Property and use and possess the other Acquired Assets or the assets of the Subsidiaries in the manner in which it currently owns, operates and occupies the Real Property and uses and possesses the other Acquired Assets or the assets of the Subsidiaries, and no zoning, building or similar Law, regulation, ordinance or order is, or on the Closing Date will be, violated in any material respect and (d) the Seller and the Subsidiaries have all material Permits necessary to conduct the Business as currently conducted and to operate, own, lease or otherwise hold the Acquired Assets or the assets of the Subsidiaries, as the case may be (the "Seller Permits"). All of the Seller Permits are (i) other than
 --------------
Environmental Permits (which are set forth in Section 2.14(b) of the Disclosure Schedule), listed in Section 1.1(a)(viii) of the Disclosure Schedule and (ii) in full force and effect, and there are no Proceedings pending or, to the Knowledge of the Seller, threatened, that seek the revocation, cancellation, suspension or any adverse modification of any such Seller Permits.

          2.6 Litigation.
              ----------

          Except as set forth in Section 2.6 of the Disclosure Schedule, there are no material suits, actions, proceedings or investigations (collectively, "Proceedings") pending or, to the Knowledge of the Seller,
                -----------
threatened against, the Seller, the Subsidiaries, the Business or any of the Acquired Assets before any arbitrator, court or Governmental Authority. Except as set forth in Section 2.6 of the Disclosure Schedule, there are no outstanding material judgments, decrees or orders of any arbitrator, court or Governmental Authority against the Seller, the Subsidiaries or either of the Owners, which relate to or arise out of the conduct of the Business or the ownership, condition or operation of the Business or the Acquired Assets. The Seller has heretofore provided the Buyer with a list setting forth generally a description of all material settlements or orders regarding such Proceedings, or other material threatened actions or matters (including product liability matters set forth in Section 2.17 hereof) binding on the Seller, any of the Subsidiaries or the Acquired Assets.

          2.7 Title; Condition of Assets.
              --------------------------

               (a) Except as set forth in Section 2.7(a) of the Disclosure Schedule, the Seller and the Subsidiaries have good, valid, marketable and insurable fee simple absolute title and interest to all of the Acquired Assets constituting Owned Real Property and a good and valid leasehold interest in all Leased Real Property, subject only to the Permitted Encumbrances. None of the Acquired Assets or the assets of the Subsidiaries is subject to any Encumbrance, except (i) in the case of the Real Property, Encumbrances, none of which, individually or in the aggregate, materially impairs the use or operations of the affected property or the conduct of the Business thereon as it is currently being used and conducted, (ii) in the case of the Real Property, Encumbrances for current real estate Taxes not yet due and payable or which are being contested in good faith by appropriate proceedings, and mechanics', workmen's, repairmen's, warehousemen's, carriers' or other similar liens, including all statutory liens, arising or incurred in the ordinary course of business, (iii) as to the Leased Real Property only, the terms and conditions of the Leases with respect thereto, (iv) with respect to leased or licensed personal property, the terms and conditions of the lease or license applicable thereto, (v) zoning, building codes and other land use Laws regulating the use or occupancy of such Real Property or the activities conducted thereon which are imposed by any Governmental Authority having jurisdiction over such Real Property which are not violated by the current use or occupancy of such Real Property or the operation of the Business, except where any such violation would not reasonably be expected to individually or in the aggregate materially impair the use or operation of the affected property or the conduct of the Business thereon as it is currently being conducted, (vi) with respect to leased equipment included in the Acquired Assets, the Encumbrances set forth in Section 2.7(a)(vi) of the Disclosure Schedule and
(vii) Encumbrances which would not, taken together with all other liens described in clauses (i) through (vi) above, reasonably be expected to individually or in the aggregate, materially impair the use or operations of the Acquired Assets or the conduct of the Business thereon as it is currently being used and conducted (collectively, the "Permitted
                                                       ---------
Encumbrances"). The Seller has prior to the date of this Agreement delivered
------------
to the Buyer, to the extent possessed by the Seller or the Subsidiaries, copies of all existing title policies and surveys and all other material documents, instruments and agreements directly affecting title to, or Seller's or any Subsidiary's property rights to ownership, use and possession of, the Real Property.

               (b) Except as set forth in Section 2.7(b) of the Disclosure Schedule, the buildings, machinery, equipment, tools, furniture, improvements and other tangible assets of the Business included in the Acquired Assets and the assets of the Subsidiaries are, in all material respects, in reasonably good operating condition and repair, normal wear and tear excepted, fit for the purposes for which they are used in the Business and sufficient to permit their use in the continuing operations of the Business as such operations are currently conducted or have been conducted consistent with past practices.

          2.8 Absence of Certain Changes.
              --------------------------

          Except as set forth in Section 2.8 of the Disclosure Schedule or as otherwise contemplated hereby, since December 31, 2004 (x) the Seller and the Subsidiaries have conducted the Business only in the ordinary course consistent with past practice in all material respects and (y) there has not been any event or occurrence which has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Without limiting the generality of the foregoing, except as set forth in
Section 2.8 of the Disclosure Schedule or as otherwise specifically contemplated hereby, since December 31, 2004 there has not been:

               (a) any damage, destruction or loss of real or personal property (whether or not covered by insurance) affecting the Business in excess of two hundred and fifty thousand dollars ($250,000);

               (b) any strikes, work stoppages or other material labor disputes involving employees of the Business;

               (c) any waiver or cancellation of any material term of any Material Contract or of any material right or claim of the Seller or any Subsidiary under any Material Contract, or the entering into of any new Material Contract;

               (d) any sale, transfer or other disposition of any assets, properties or rights of the Business except (i) any assets, properties or rights which, when taken together with all assets, properties or rights disposed of, are immaterial to the Business taken as a whole and (ii) sales, transfers or other dispositions in the ordinary course of business consistent with past practice;

               (e) other than any retention bonus or similar compensation, any (i) increase in the salary or other compensation of employees of the Business other than in the ordinary course of business consistent with past practice, (ii) increase in any salary or other compensation (other than salary compensation in the ordinary course of business consistent with past practice) payable to any director, officer or other member of senior management of the Business, whether or not in the ordinary course of business consistent with past practice, (iii) advance (excluding advances for ordinary business expenses in the ordinary course of business consistent with past practice), loan or commitment therefor made by the Seller or any of the Subsidiaries to any officer or other member of senior management of the Seller or the Subsidiaries or (iv) adoption, termination, material amendment or other material modification of any Benefit Plan, or any material increase in any benefits or benefit levels under any Benefit Plan;

               (f) any change in the accounting methods or practices followed by or applicable to the Seller or the Subsidiaries (other than such as have been required by applicable law or GAAP);

               (g) the incurrence of any Encumbrances, other than Permitted Encumbrances, upon any of the assets, rights or properties of the Business;

               (h) any material breach under, or any material amendment or modification to, or termination (completely or of a material portion) of, any Material Contract;

               (i) prior to the Closing, any amendment to the limited liability company agreement, certificate of incorporation, bylaws or other governing or organizational documents of the Seller or the Subsidiaries;

               (j) any merger, acquisition, consolidation or other business combination by the Seller or Subsidiaries;

               (k) any incurrence, assumption or guarantee of any obligation or Liability (absolute, accrued, contingent or otherwise) by or on behalf of the Seller or Subsidiaries, except in the ordinary course of business consistent with past practice which has not had, or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

               (l) any discharge or satisfaction of any Encumbrance against or in favor of the Business, or payment or satisfaction of any obligation or liability of or relating to the Business (whether absolute, accrued, contingent or otherwise), other than (i) liabilities shown or reflected on the 2004 Balance Sheet, or (ii) liabilities incurred since December 31, 2004 in the ordinary course of business consistent with past practice which have not had, or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

               (m) any disposition of or failure to keep in effect any rights in, to or for the use of any material Permit (including any pending application therefor) of the Business;

               (n) any cancellation, modification or waiver of any material debts or material claims held by the Seller (including any such debts or claims of an Affiliate of the Seller) or any waiver of any other rights of the Seller or any Subsidiary, in each case in respect of a Material Contract or other Acquired Asset or Assumed Liability, or otherwise related to the Business;

               (o) any disposition of or failure to keep in effect any rights in, to or for the use of any of the material Seller Intellectual Property;

               (p) any dividend, distribution or payment (including the declaration or setting aside therefor, or agreement with respect thereto other than any dividends for cash or an Excluded Asset) in respect of the Seller's Equity Interests or redemption, repurchase or acquisition (or agreement with respect thereto) of any of the Seller's Equity Interests, or the payment of any Intercompany Payables;

               (q) any capital expenditures or capital additions or betterments exceeding in the aggregate one hundred thousand dollars ($100,000), except such as may be involved in the ordinary repair, maintenance or replacement of the Seller's assets not exceeding in the aggregate one million dollars ($1,000,000);

               (r) any loss or impairment of or, to the Knowledge of Seller, any threat of any loss or impairment of the Seller's or any of the Subsidiaries' relations with any of the suppliers, clients or customers of the Business which has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or any material change in Seller's or any of the Subsidiaries' customary practices with respect to the collection of accounts receivable of the Business or payment of accounts payable of the Business or the provision of discounts, rebates or allowances; or

               (s) any agreement or commitment by or on behalf of the Seller or the Subsidiaries to do any of the foregoing.

          2.9 Tax Matters.
              -----------

          Except as set forth in Section 2.9 of the Disclosure Schedule, or as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

               (a) all Tax Returns required to be filed prior to or on the Closing Date by the Seller and the Subsidiaries (separately or as part of an affiliated, consolidated, combined or unitary group) with respect to the Business (A) have been or shall be timely filed (subject to permitted extensions applicable to such filing) and (B) are correct and complete in all respects; and all Taxes of the Seller and the Subsidiaries shown as due or payable on such Tax Returns have been or shall be paid within the prescribed period or any extension thereof, other than Taxes that are being contested in good faith for which adequate reserves have been established;

               (b) no claim for unpaid Taxes has become a lien against the Acquired Assets or is being asserted against the Seller or any of the Subsidiaries except for liens for Taxes not yet due and for which adequate reserves have been established; and

               (c) there are no (w) examinations, audits, actions, Proceedings, investigations or disputes pending, (x) claims asserted in writing for Taxes, (y) waivers or extensions of statutes of limitation with respect to Taxes currently in effect or (z) closing agreements, or similar agreements entered into or issued by any Governmental Authority, in each case, with respect to Taxes of the Seller or a Subsidiary that would result in Buyer being liable for such Taxes following the Closing.

          2.10 Employee Benefits.
               -----------------

               (a) Section 2.10(a) of the Disclosure Schedule sets forth a complete and accurate list of (i) each "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (including any "multiemployer plan" as defined
                   -----
in Section 3(37) of ERISA) and (ii) each other pension, retirement, supplemental retirement, deferred compensation, excess benefit, profit sharing, bonus, incentive, stock purchase, stock ownership, stock option, stock appreciation right, severance, salary continuation, termination, change-of-control, health, life, disability, group insurance, vacation, holiday and other material fringe benefit plan, program, contract, or arrangement maintained, contributed to, or required to be contributed to, by the Seller or any Subsidiary for the benefit of any Employee or Former Employee, director, officer or independent contractor of the Seller or any Subsidiary in the United States or under which the Seller or any Subsidiary has any liability with respect to any Employee or Former Employee, director, officer or independent contractor of the Seller or any Subsidiary in the United States (collectively, the "Benefit Plans").
                           -------------

               (b) The Benefit Plans are in compliance in all material respects with their terms and applicable requirements of ERISA and other applicable laws. Each Benefit Plan which is intended to be qualified within the meaning of Section 401 of the Code is so qualified and all related trusts are exempt from taxation under Section 501(a) or the Code.

               (c) No liability under Title IV of ERISA or Section 412 of the Code (including any liability relating to an "accumulated funding deficiency") has been incurred by the Seller or any Subsidiary or by any other trade or business, whether or not incorporated, that together with the Seller or any Subsidiary would be deemed a "single employer" for purposes of
Section 414 of the Code (an "ERISA Affiliate"), that, if due and payable,
                             ---------------
has not been satisfied in full as of the Closing Date.

               (d) Neither the Seller nor any of the Subsidiaries or ERISA Affiliates has incurred, directly or indirectly, any liability in respect of any multiemployer plan (as defined in Section 3(37) of ERISA or Section 414(f) of the Code (a "Multiemployer Plan")) on account of any "withdrawal,"
                       ------------------
"partial withdrawal," "reorganization" or "insolvency" (all such terms within the meaning of Title IV of ERISA), which remains unsatisfied. None of the Benefit Plans are Multiemployer Plans.

               (e) Except as disclosed in Section 2.10(e) of the Disclosure Schedule, all contributions to, and payments from, the Benefit Plans (other than payments to be made from a trust, insurance contract or other funding medium) which may have been required to be made in accordance with the terms of any such Benefit Plan and, when applicable, Section 302 of ERISA or section 412 of the Code, have been timely made.

               (f) Except as set forth in Section 2.10(f) of the Disclosure Schedule, no Employee or Former Employee is a party to, or entitled to the benefit of, any Benefit Plan which would provide such employee any payment or benefit (or accelerated payment or vesting thereof) upon the execution of this Agreement, equityholder approval of this Agreement or the transaction contemplated hereby, consummation of the transactions contemplated hereby or, following such consummation, upon the occurrence of some other event, whether or not subject to Section 280G of the Code.

               (g) There are no pending or, to the Knowledge of the Seller, threatened claims or litigations with respect to any Benefit Plans, other than routine claims for benefits by participants and beneficiaries, except as set forth in Section 2.10(g) of the Disclosure Schedule. None of the Seller, the ERISA Affiliates, the Subsidiaries or any Benefit Plan has received any communication from any Governmental Authority with responsibility for Taxes, governmental or quasi-governmental agency, the Department of Labor or the Pension Benefit Guaranty Corporation regarding any Benefit Plan (other than routine correspondence in the ordinary course of business).

               (h) None of the Seller, the ERISA Affiliates, nor to the Knowledge of the Seller, any fiduciary, trustee or administrator of any Benefit Plan, has engaged in or, in connection

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

with the transactions contemplated by this Agreement, will engage in any transaction with respect to any Benefit Plan which would reasonably be expected to subject any such Benefit Plan, the Seller, any ERISA Affiliate or Buyer to a tax, penalty or liability for a "prohibited transaction" under
Section 406 of ERISA or Section 4975 of the Code. None of the assets of any Benefit Plan is invested in any property constituting "employer real property" or an "employer security" within the meaning of Section 407 of ERISA.

               (i) Each Employee, Former Employee and independent contractor has been properly classified as such for all purposes, including but not limited to for purposes of tax withholding and eligibility for or participation in any Benefit Plan.

               (j) Each Benefit Plan subject to Section 409A of the Code has been operated in material compliance with Section 409A of the Code and the applicable guidance thereunder.

               (k) With respect to each Benefit Plan, the Seller has made available to the Buyer, as applicable, (i) a complete and accurate copy of each such plan (including the most recent summary plan description prepared with respect to such plan and each summary of material modifications thereto); (ii) the most recent copy of the annual report form (Form 5500 Series) of each such plan for which such form is required (including any schedules thereto); (iii) the most recent actuarial report for each such plan; (iv) the most recent copy of its favorable determination letter; (v) all trust documents, investment management contracts, custodial agreements and insurance contracts relating thereto; (vi) all records, notices and filings concerning IRS or Department of Labor audits or investigations, "prohibited transactions" within the meaning of Section 406 of ERISA or
Section 4975 of the Code and "reportable events" within the meaning of
Section 4043 of ERISA.

               (l) Section 2.10(1) of the Disclosure Schedule sets forth a complete and accurate list of each benefit plan, program, policy or arrangement presently maintained by, or contributed to by the Seller or the Subsidiaries for the benefit of any Employee or Former Employee, including any such plan required to be maintained or contributed to by the law of the relevant jurisdiction, which would be described in (a) above, but for the fact that such plans are maintained outside the jurisdiction of the United States (but excluding plans maintained by a governmental entity) (the "Foreign Plans"), and a true and complete copy of each written Foreign Plan
 -------------
and of any description of each Foreign Plan that is not written has been made available to Buyer.

               (m) The Seller and each of its Affiliates and each of the Foreign Plans are in compliance in all material respects with the provisions of the laws of each jurisdiction in which any of the Foreign Plans are maintained, to the extent such laws are applicable to the Foreign Plans.

               (n) Except as disclosed in Section 2.10(n) of the Disclosure Schedule, all contributions to, and payments from, the Foreign Plans (other than payments to be made from a trust, insurance contract or other funding medium) which may have been required to be made in accordance with the terms of any such Foreign Plan maintained by the Seller or the Subsidiaries, and, when applicable, the law of the jurisdiction in which such plan is maintained, have been timely made.

               (o) Each of the Foreign Plans has been administered at all times, in all material respects, in accordance with its terms. Except as set forth in Section 2.10(o) of the Disclosure Schedule, there are no pending investigations by any governmental agency involving the Foreign Plans, no claims pending or to the Knowledge of the Seller threatened in writing (except for claims for benefits payable in the normal operation of the Foreign Plans), suits or proceedings against any Foreign Plan or asserting any rights or claims to benefits under any Foreign Plan which would reasonably be expected to give rise to any material liability, nor, are there any facts that would reasonably be expected to give rise to any material liability in the event of such investigation, claim, suit or proceeding.

               (p) Except as otherwise reflected in Working Capital in the Conclusive Net Working Capital and Capex Statement, the assets of each of the Foreign Plans (which is an employee pension benefit plan as defined in Section 3(2) of ERISA or otherwise provides retirement, medical or life insurance benefits following retirement) are at least equal to the accumulated benefit obligations of such plans (calculated using the generally accepted accounting principles of the applicable jurisdiction).

               (q) Section 2.10(q) of the Disclosure Schedule identifies all Non-Union Employees who are actively employed as of the date of this Agreement by name, location, title or function, current base salary or hourly wage, date of hire and status (part-time, full-time, salaried, hourly, on leave of absence (including sick leave, short-term disability, maternity leave and military leave) or vacation).

               (r) Section 2.10(r) of the Disclosure Schedule identifies all Non-Union Employees who are currently employed as of the date of this Agreement but not at work due to long-term disability by name, location, title or function, current base salary or hourly wage, and date of hire.

               (s) Section 2.10(s) of the Disclosure Schedule identifies all Union Employees who are actively employed as of the date of this Agreement by name, location, title or function, current hourly wage, date of hire, seniority, status (part-time, full-time, on leave of absence or vacation) and applicable collective bargaining agreement.

               (t) Section 2.10(t) of the Disclosure Schedule (i) identifies all Union Employees who are currently employed as of the date of this Agreement but not at work due to long-term disability by name, location, title or function, current base salary or hourly wage, and date of hire, and separately identifies (ii) all Union Employees who are Former Employees subject to recall or reemployment rights under any collective bargaining agreement or otherwise by name, location, prior title or function, prior base salary or hourly wage, and original date of hire.

               (u) Section 2.10(u) of the Disclosure Schedule identifies all Non-U.S. Employees who are actively employed as of the date of this Agreement by name, location, title or function, salary or hourly wage, date of hire, seniority and status (part-time, full-time, on leave of absence or vacation).

          2.11 Labor and Employment Matters.
               ----------------------------

          Except as set forth in Section 2.11 of the Disclosure Schedule, with respect to the Business: (a) there is no collective bargaining agreement applicable to Employees, and there has been no such agreement in effect during the three (3) years preceding the Closing; (b) to the Knowledge of the Seller, no union organizing or decertification campaigns are underway or threatened, and none has occurred during the three (3) years preceding the Closing; (c) there is no pending or, to the Knowledge of the Seller, threatened unfair labor practice charge or complaint, union representation petition or grievance, or labor grievance or arbitration proceeding (except that, in the case of labor grievance or arbitration proceeding, disclosure is required only if such proceeding has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect); (d) there is no pending or, to the Knowledge of the Seller, threatened strike, slowdown, work stoppage, lockout or other such labor dispute, and there has been no such event during the three (3) years preceding the Closing; (e)
there is no pending or, to the Knowledge of the Seller, threatened charge or complaint of unlawful harassment or discrimination, violation of the
National Labor Relations Act, violation of any law governing workplace safety (including the Occupational Safety and Health Act), or violation of any other law governing labor or employment matters; (f) within the past twelve months, no "plant closing" or "mass layoff," as those terms are defined in the Worker Adjustment and Retraining Notification Act ("WARN
                                                                   ----
Act"), has been implemented, nor has any other similar event requiring
---
notice to any Governmental Authority under any Law similar to the WARN Act been implemented; and (g) neither the Seller nor any Subsidiary recognizes or is required to recognize any labor organization as the collective bargaining representative of any employees of the Business.

          2.12 Intellectual Property.
               ---------------------

               (a) Section 2.12(a) of the Disclosure Schedule contains a complete and accurate list of all issued patents and pending patent applications, material unregistered trademarks, service marks, trade names and copyrightable software (excluding "off the shelf" software), Internet domain names, and all registrations and applications for registration of trademarks, service marks, trade names and trade dress owned by the Seller or any Subsidiary and used or held for use in the conduct of the Business (other than the PPA Technology), specifying as to each such issuance, registration or application, as applicable: (i) the jurisdictions in which the item is issued or registered or in which any application for issuance or registration has been filed; (ii) the respective issuance, registration, or application number of the item; (iii) the respective issuance, registration or filing date of the item; and (iv) the owner or owners of record of each item.

               (b) Section 2.12(b) of the Disclosure Schedule contains a complete and accurate list of all material licenses, sublicenses, consents and other similar types of agreements (whether written or otherwise) (i) pertaining to any Intellectual Property used or held for use in the conduct of the Business (including licenses for computer software, other than off-the-shelf software (including all seat licenses for such software collectively) with annual license fees of, or a total replacement cost reasonably estimated to be, less than thirty thousand dollars ($30,000)), or
(ii) by which the Seller or any Subsidiary licenses or otherwise authorizes a third party to use any Intellectual Property used or held for use in the conduct of the Business. Neither the Seller or any

Subsidiary nor, to the Knowledge of the Seller, any other party, is in breach of or default under any such license, sublicense, consent or other similar type of agreement and each such license, sublicense, consent or other similar type of agreement is now, and immediately following the Closing shall be, valid and in full force and effect. To the Knowledge of the Seller, neither the Seller nor any of the Subsidiaries is a party to any contract or agreement related to the ownership, co-ownership or joint-ownership of any material patent or patent application that would (i) materially restrict the assignment, license, transfer or conveyance of an interest of the Seller in such patent or patent application or (ii) result in the Seller surrendering, abandoning or forfeiting any material rights in such patents or patent application upon the transfer and/or conveyance of the rights of the Seller in such patents and/or patent applications to Buyer.

               (c) Except as set forth in Section 2.12(c) of the Disclosure Schedule, (i) the Seller or the Subsidiaries own, are licensed or otherwise have the right to use, and immediately after Closing the Buyer will own, be licensed or have the right to use on terms identical to the terms in effect immediately prior to Closing, all Intellectual Property necessary and sufficient to operate the Business, in all material respects, as currently conducted (collectively, the "Seller Intellectual Property") free and clear
                              ----------------------------
of all Encumbrances, other than Permitted Encumbrances; (ii) to the Knowledge of the Seller, (A) the operation of the Business does not, and immediately after the Closing will not, infringe, dilute, or otherwise violate the Intellectual Property rights of any Person and (B) no Person is infringing, diluting or otherwise violating any of the material Seller Intellectual Property owned by the Seller or the Subsidiaries; and (iii) no suit, action or proceeding is currently pending, outstanding or, to the Knowledge of the Seller, threatened against the Seller or any Subsidiary that (A) challenges the validity or ownership of, or any right of the Seller or any Subsidiary to use or otherwise exploit any Seller Intellectual Property owned by the Seller or a Subsidiary, (B) asserts or claims that the operation of the Business infringes, dilutes or otherwise violates any Person's Intellectual Property rights, or (C) asserts or claims that any Person is infringing, diluting or otherwise violating any of the Seller Intellectual Property owned by the Seller or any Subsidiary. To the Knowledge of the Seller, except for as set forth in Section 2.12(c) of the Disclosure Schedule, the Buyer will not be subject to any obligation or restriction on or for the use of any Seller Intellectual Property if the Buyer conducts the Business after Closing in substantially the same manner as the Seller conducts the Business as of the date hereof; provided that any
                                                           --------
Seller Intellectual Property not owned by the Seller or a Subsidiary that is used pursuant to a license, consent, sublicense or other similar type of agreement (whether written or otherwise) will be subject to the obligations or restrictions to which such Seller or Subsidiary is bound or subject immediately prior to the Closing that are contained in or arises out of any such agreement.

               (d) Except as set forth in Section 2.12(d) of the Disclosure Schedule, (i) all of the patents and copyright, trademark, service mark and Internet domain name registrations set forth in Section 2.12(a) of the Disclosure Schedule are in full force and effect, are held of record in the name of the Seller or a Subsidiary (other than Astaris International) and are not the subject of any cancellation or reexamination proceeding or any other proceeding challenging their extent or validity, and (ii) the Seller or a Subsidiary (other than Astaris International) (or in the case of patent applications listed on Section 2.12(a) of the Disclosure Schedule, either the Seller or an employee of the Seller (or a Subsidiary (other than Astaris International) or an employee of such Subsidiary) that is contractually obligated to assign all rights in and to the patent application to the Seller or a Subsidiary (other than Astaris International), as applicable) is the applicant of record of all patent applications, and applications for all trademark, service mark and copyright registrations set forth in Section 2.12(a) of the Disclosure Schedule, and no opposition, extension of time to oppose, interference, final rejection, or final refusal to register has been received in connection with any such application.

               (e) None of the material trade secrets, know-how or other confidential or proprietary information included in the Seller Intellectual Property has been disclosed to any Person unless such disclosure was prudent or deemed necessary by the Seller or the Subsidiaries in the reasonable business judgment of the Seller or the Subsidiaries and was either made pursuant to an appropriate confidentiality agreement or to an employee of the Seller or a Subsidiary with a duty of confidentiality.

               (f) Except as set forth in Section 2.12(f) of the Disclosure Schedule, Astaris Production, LLC and Foret are the sole and exclusive owners of and control all right, title and interest in and to the PPA Technology and no Person, other than Astaris Production LLC and Foret, has any right, title or interest in or to the PPA Technology (including the right to exploit the PPA Technology anywhere in the world). Except for the Seller, Astaris Production, LLC and Foret, no Person has any right to practice or use the PPA Technology anywhere in the world, whether as a licensee, transferee, sublicensee, or purchaser of any rights in or to the PPA Technology. Set forth in Section 2.12(f) of the Disclosure Schedule is a complete and accurate list of any contract, agreement or arrangement ("PPA
                                                                       ---
Restriction") that restricts the use or transfer of PPA Technology or any
-----------
equipment used or intended to be used for the manufacture of purified phosphoric acid to which any Owner, Seller, Subsidiary or any of their respective subsidiaries is a party or otherwise bound or subject. Neither ownership of nor any right in or to the PPA Technology is necessary for the operation of the Business as currently conducted.

               (g) The information technology systems owned, licensed, leased, operated on behalf of, or otherwise used or held for use in the Business, including all computer hardware, software, firmware and telecommunications systems, perform reliably and in material conformance with the appropriate specifications or documentation for such systems. Except for scheduled or routine maintenance, such information technology systems are fully available for use by the Seller and, as applicable, by its customers and clients, as necessary to meet the Seller's obligations. The Seller has taken commercially reasonable steps to provide for the archival, back-up, recovery and restoration of the critical business data of the Business. The computer software owned by the Seller or the Subsidiaries and, to the Knowledge of the Seller, all of the licensed software used in the Business, perform in material conformance with the applicable documentation for such software, and do not contain any viruses, trapdoors, worms, or other disabling or malicious code. Except as set forth in Section 2.12(g) of the Disclosure Schedule, the information technology system including the software, hardware, networks, and interfaces included in the Acquired Assets are sufficient in all material respects for the operation of the Business as currently conducted.

          2.13 Contracts.
               ---------

               (a) Section 2.13(a) of the Disclosure Schedule sets forth, by subsection and category, as of the date of this Agreement, a complete list of each of the oral or written contracts, instruments, Leases and other leases, deeds and agreements by which the Seller or any Subsidiary

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

is bound and that relate to the Business or by which any assets or properties of the Business are bound (including any Acquired Assets or Assumed Liabilities) included within any of the following types or categories (collectively, the "Material Contracts"):
                               ------------------

                        (i) indentures, mortgages, loan agreements, letters of credit and surety bonds, capital leases, security agreements and other agreements or commitments (including any assumptions or guarantees thereof) for the borrowing of money or the subjecting of any assets to an Encumbrance (other than Permitted Encumbrances);

                        (ii) purchase or sales orders and other contracts for the sale of goods, raw materials, supplies, products or other personal property, or for the furnishing of services, excluding any such orders or contracts involving payments of less than one million dollars ($1,000,000) from any Person in any calendar year;

                        (iii) contracts involving the expenditure of more than one million dollars ($1,000,000) to any Person in any calendar year for the purchase of material, supplies, equipment, other personal property or services; excluding any thereof that are terminable by the Seller without penalty on not more than ninety (90) calendar days notice or are related to owned or leased real property;

                        (iv)    contracts not otherwise described in this
     Section 2.13(a) that individually (or as a group of related contracts) involve consideration of more than one million dollars ($1,000,000) in any calendar year, excluding any thereof that are terminable by the Seller without penalty on not more than ninety (90) calendar days notice or are related to owned or leased real property, and contracts entered into outside of the ordinary course of business;

                        (v) guarantees of obligations of third parties, excluding guarantees involving the potential expenditure by the Seller and the Subsidiaries of less than two hundred fifty thousand dollars ($250,000) in any instance;

                        (vi) agreements which restrict the Seller, the Subsidiaries or the Business from competing with any other Person or any Person from conducting the Business in any geographic area;

                        (vii) contracts or agreements with directors or officers or Affiliates (including the Owners) of the Seller or the Subsidiaries;

                        (viii) agreements under which the Seller or any of the Subsidiaries has licensed to or from any Person any material Intellectual Property owned by the Seller or any Subsidiary or used or held for use in the conduct of the Business (including licenses for computer software, other than off-the-shelf software (including all seat licenses for such software collectively) with annual license fees of, or a total replacement cost reasonably estimated to be, less than thirty thousand dollars ($30,000));

                        (ix) partnership, limited liability company, joint venture agreements or other similar agreements;

                        (x) contracts relating to the acquisition or disposition of any business enterprise or the assets thereof;

                        (xi) any agreement (or group of related agreements) involving annual payments to any Person in excess of two hundred fifty thousand dollars ($250,000) for the lease of personal property;

                        (xii) any profit sharing, deferred compensation, severance, termination, retention or other similar plan, agreement or arrangement for the benefit of any Employee or Former Employee (other than the Benefit Plans and Foreign Plans and other than any retention plan, agreement or arrangement that does not survive the Closing);

                        (xiii) any agreement for the employment of any individual on a consulting or other similar basis providing anticipated annual compensation or severance benefits in excess of one hundred thousand dollars ($100,000);

                        (xiv) any distribution, dealer, representative or sales agency agreement with anticipated sales in excess of one million dollars ($1,000,000);

                        (xv) any labor agreement (including any side agreements thereto) with any union or recognized collective bargaining agent;

                        (xvi) any agreement otherwise material to the Business, or under which the consequences of a default or termination has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or a material adverse effect on the value to the Buyer, or the possession, use, occupancy or operation of any material portion of the Business or the Acquired Assets.

               (b) Except for Excluded Contracts with the Owners or their Affiliates that do not relate to the Acquired Assets or Assumed Liabilities, true and complete copies (with all amendments and modifications) of each of the written Material Contracts, and a written summary setting forth the terms and conditions of each oral Material Contract, have been made available to the Buyer.

               (c) Except as set forth in Section 2.13(c) of the Disclosure Schedule, with respect to each Contract (other than an immaterial Contract) that is an Acquired Asset or Assumed Liability (whether or not disclosed or otherwise required to be disclosed in Section 2.13(a) of the Disclosure Schedule), (i) the Contract is a valid and binding agreement of the Seller or the applicable Subsidiary, enforceable against the Seller or the applicable Subsidiary, and to the Knowledge of the Seller each of the other parties thereto, and in full force and effect, (ii) the Contract will be a legal, valid and binding agreement of the Buyer enforceable against the Buyer, and to the Knowledge of the Seller each of the other parties thereto, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby, (iii) the Seller, and to the Knowledge of the Seller, each of the other parties thereto, have performed in all material respects all obligations required to be performed by them thereunder and are not in breach or default thereunder, (iv) no condition exists or event has occurred that (whether with or without notice or lapse of time or both) would constitute a breach or default of the Seller or a Subsidiary, or to the Knowledge of the Seller, any other party thereto, or permit termination, modification, or acceleration thereunder and (v) the Seller or the applicable Subsidiary has not, and to the Knowledge of the Seller, no other party thereto, has repudiated or threatened to repudiate any provision thereof.

               (d) Except as set forth in Section 2.13(d) of the Disclosure Schedule, to the Knowledge of the Seller, no Monsanto Supply Agreement Environmental Costs have arisen since December 31, 2004.

          2.14 Environmental Matters.
               ---------------------

          Except (x) as set forth in Section 2.14 of the Disclosure Schedule, (y) with respect to any Excluded Assets or (z) as would not reasonably be expected to result in a Material Adverse Effect:

               (a) The Seller, the Subsidiaries and, to the Knowledge of the Seller, Fosbrasil hold and are in compliance with all Environmental Permits, all of such Environmental Permits are in full force and effect and there are no Proceedings pending, or to the Knowledge of the Seller, threatened that seek revocation, cancellation, suspension or any adverse modification of such Environmental Permits.

               (b) All such material Environmental Permits (including any pending application therefor) are listed in Section 2.14 of the Disclosure Schedule, and any that are not transferable are so designated.

               (c) The Seller, the Subsidiaries and, to the Knowledge of the Seller, Fosbrasil have made timely application for renewals of all such Environmental Permits to the extent required by Environmental Laws and, to the Knowledge of Seller, to the extent otherwise necessary for continued use of the Acquired Assets and operation of the Business as used or operated as of the Closing Date.

               (d) The Seller, the Subsidiaries and, to the Knowledge of the Seller, Fosbrasil are not in violation of Environmental Laws in connection with the Business and the Acquired Assets and, since the Formation Date, have not been in violation of Environmental Laws in connection with the Acquired Assets or the Business.

               (e) No unresolved written notice (including any notice of investigations or reviews), citation, request for information, claim, demand, summons or order has been received or, to the Knowledge of the Seller, threatened by any Governmental Authority or other entity: (i) with respect to any alleged violation of any Environmental Law in connection with the Business or the Acquired Assets; or (ii) with respect to any alleged failure to have any Environmental Permit required for the Business or the Acquired Assets; or (iii) in connection with the Business or the Acquired Assets, with respect to any use, possession, generation, treatment, storage, recycling, transportation or disposal (collectively "Management") or
                                                     ----------
exposure of or to any Hazardous Materials; or (iv) with respect to any allegation that the Seller, any Subsidiary or any Owner is or may be potentially responsible with respect to any investigation or clean-up of any threatened or actual Release of any Hazardous Material in connection with the Business or the Acquired Assets.

               (f) Neither the Seller nor any Subsidiary nor any Owner has arranged, directly or by delegation to a third party, for the disposal of any Hazardous Material in connection with the Business or Acquired Assets at any site which is listed or, to Knowledge of the Seller, proposed for listing on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS or on any similar state list, the circumstances of which listing would reasonably be expected to result in Proceedings or a claim against the Seller or the Buyer under Environmental Laws for clean-up costs, remedial work or damages to natural resources.

               (g) No Hazardous Material has been Released by the Seller or any Subsidiary or any Owner or, to the Knowledge of the Seller, by anyone else at, on, about or under any Real Property, which Release would require an investigation, remediation or other response actions pursuant to Environmental Law. No such Real Property is listed or, to the Knowledge of the Seller, proposed for listing on the National Priority List promulgated pursuant to CERCLA, on CERCLIS or on any similar state list of sites requiring investigation or clean-up.

               (h) There are no environmental Encumbrances on any Real Property, and no government action is, to the Knowledge of the Seller, pending which would reasonably be expected to subject any of such Real Property to such Encumbrances. The Seller is not required to place, currently, nor to the Knowledge of the Seller, in connection with Closing any notice or restriction relating to the presence of Hazardous Material in the deed to any Real Property, and no Real Property has such notice or restriction in its deed.

               (i) The Seller, the Subsidiaries, the Owners and, to the Knowledge of the Seller, Fosbrasil have made available to the Buyer all non-privileged, written material environmental inspections, investigations, studies, audits, tests, reviews and other analyses conducted in relation to the Real Property, other Acquired Assets or the Business, which are in the possession, custody or control of the Seller, Fosbrasil, the Owners or their respective Affiliates.

               (j) Notwithstanding any other provision of this Agreement to the contrary, the representations and warranties included in this Section
2.14 shall constitute the sole and exclusive representations and warranties of the Seller relating to environmental matters, including any matters arising under Environmental Laws or related to Hazardous Materials.

          2.15 Insurance.
               ---------

          Section 2.15 of the Disclosure Schedule lists the policies and contracts in effect for insurance covering the Acquired Assets. Such policies insure against risks of a character and in such amounts as are usually insured against by similarly situated companies in the same or similar businesses. All such insurance policies are in full force and effect, all premiums due thereon have been paid and the Seller and its Affiliates, as applicable, have complied in all material respects with the provisions of such policies and have not received any written notice from any of their insurance brokers or carriers that such broker or carrier has cancelled or terminated coverage or will not be willing or able to renew their existing policies.

          2.16 Real Property.
               -------------

               (a) Leased Properties. Section 2.16(a) of the Disclosure
                   -----------------
Schedule sets forth a complete list and the location of all real property leased or subleased, whether as landlord or tenant, by the Seller or the Subsidiaries, excluding the Excluded Facilities (the "Leased Real
                                                      -----------
Property"), identifying the parties thereto. The Seller has prior to the
--------
date hereof made available to the Buyer correct and complete copies of the leases and subleases (and all amendments, supplements, side letters, estoppels, subordination, nondisturbance and attornment agreements, and other written agreements related thereto) that are in the Seller's possession (collectively, the "Leases") covering the properties listed in
                               ------
Section 2.16(a) of the Disclosure Schedule (as amended to the date of this Agreement) and all material licenses, certificates of occupancy, plans, specifications and permits pertaining to the Leased Real Property that are in the possession of the Seller, any of the Subsidiaries or the Owners. Except (x) as otherwise specified in Section 2.16(a) of the Disclosure Schedule or (y) where the failure of any of the following to be true and correct does not have, or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

                        (i) (A) neither the Seller nor any of the Subsidiaries, nor to the Knowledge of the Seller, any of their landlords or tenants, as the case may be, is in default under any Lease beyond any applicable notice, grace or cure period, (B) neither the Seller nor any of the Subsidiaries has received or delivered a written notice of default or objection to any party to any Lease to pay and perform its obligations and (C) to the Knowledge of the Seller, no event with respect to any Lease which with either notice or the passage of time or both would reasonably be expected to become an event of default thereunder;

                        (ii) no Lease has been assigned, sublet, mortgaged, deeded in trust or otherwise encumbered by the Seller or any of the Subsidiaries; and

                        (iii) (A) the Leases constitute all written and oral agreements of any kind for the leasing, rental, use or occupancy of the Leased Real Property and are the result of bona fide arms length negotiations between the parties, (B) no third party has the right to cancel or terminate a Lease; and (C) there are no refunds, credits, concessions, bonuses, free months' rental, rebates, finish-out allowances in excess of the building's standard or other agreements or matters affecting the rental for any tenant under any Lease nor any additional payments, accommodations, consideration or unpaid tenant improvement costs due under any of the Leases.

               (b) Owned Properties. Section 2.16(b) of the Disclosure Schedule
                   ----------------
lists all real property owned by the Seller or the Subsidiaries, other than Excluded Facilities (the "Owned Real Property"), identifying the owner
                          -------------------
thereof.

               (c) Real Property.
                   -------------

                        (i) With respect to the Real Property, the Seller has previously made available or delivered to the Buyer copies of the following: (A) all title insurance policies or commitments that were delivered to the Seller or any of their Subsidiaries by any title insurance company in connection with the Seller's or any of the Subsidiaries' investigation, acquisition financing, or refinancing of the Real Property, to the extent they are in the Seller's or any of the Subsidiaries' or the Owners' possession; (B) all instruments, documents or agreements referenced in the title policies that create or evidence conditions or exceptions to title affecting the Real Property, in the Seller's or any of the Subsidiaries' or the Owners' possession (the "Exception Documents"); and (C) any surveys, plats or plans delivered
      -------------------
     to the Seller or any of the Subsidiaries in connection with the Seller's or any of the Subsidiaries' investigation, purchase, financing or refinancing of the Real Property, in the Seller's or any of the Subsidiaries' possession.

                        (ii) The Real Property, the Seller and the Subsidiaries are not in violation of any Encumbrances, except for any such violation which would not reasonably be expected to individually or in the aggregate materially impair the use or operation of the affected property or the conduct of the Business thereon as it is currently being used and conducted.

                        (iii) The Owners, the Seller and the Subsidiaries have not received any written notice from insurers of the Real Property relating to any material violations, defects, deficiencies, or need for repairs.

                        (iv) To the Knowledge of the Seller, no fact or condition exists which would result in the termination of the current access from any property comprising part of the Real Property to any presently existing highways and roads adjoining or situated on the Real Property.

                        (v) Except as set forth in Section 2.16(c) of the Disclosure Schedule, there are no encroachments or other facts or conditions affecting any of the Real Property which would materially interfere with the use, occupancy or operation thereof as currently used, occupied and operated.

          2.17 Product Liability.
               -----------------

          Except as set forth in Section 2.17(a) of the Disclosure
Schedule, to the Knowledge of the Seller, there are no (a) Liabilities, fixed or contingent, with respect to any product liability (as distinct from warranty claims described in clause (b) below) claim that relates to any product manufactured and sold by the Seller or any Subsidiary to others in the conduct of the Business or (b) Liabilities, fixed or contingent, of the Seller or any Subsidiary, which have been asserted, with respect to any claim for the breach of any express or implied product warranty with respect to any product manufactured or sold by the Seller or any Subsidiary to others in the conduct of the Business other than any claim based on standard warranty obligations (to replace, repair or refund) made by the Seller or a Subsidiary in the ordinary course of the conduct of the Business to purchasers of its products. Section 2.17(b) of the Disclosure Schedule sets forth the standard warranty and return policies for the Business.

          2.18 Inventory.
               ---------

          Except as set forth on Section 2.18(a) of the Disclosure
Schedule, the Inventory of the Business as reflected on the Interim Balance Sheet is, and the Inventory of the Business acquired after the Interim Balance Sheet Date and before the Closing Date will be, carried at cost determined on the basis of standard cost and of good and merchantable quality in all material respects. Since the date of the Interim Balance Sheet, such Inventory has been maintained in the ordinary course of business consistent with past practice. Except as set forth on Section 2.18(b) of the Disclosure Schedule, to the Knowledge of the Seller, neither the Seller nor any Subsidiary is under any Liability or obligation with respect to the return of any material Inventory in the possession of wholesalers, retailers or other customers. Such Inventory is consistent in all material respects (both as to amount and type) with the requirements of the Business in the ordinary course consistent with past practice.

          2.19 Accounts Receivable.
               -------------------

          Except as set forth in Section 2.19 of the Disclosure Schedule, the accounts receivable of the Business included in Working Capital in the Conclusive Net Working Capital and Capex Statement as of the Closing Date:
(a) will be valid and genuine; (b) will have arisen solely out of bona fide sales and deliveries of goods, performance of services and other business transactions in the ordinary course of business consistent with past practice; (c) will not be subject to any material valid defenses, set-offs or counterclaims; and (d) will be reasonably expected to be collectible in the ordinary course of business consistent with past practice (net of any reserve for doubtful accounts set forth in Working Capital in the Conclusive Net Working Capital and Capex Statement).

          2.20 Relationship with Customers and Suppliers.
               -----------------------------------------

          Section 2.20 of the Disclosure Schedule sets forth a true and complete list of the twenty (20) largest customers (by net sales) and twenty (20) largest suppliers (by dollar volume) of the Business for the fiscal year ended December 31, 2004 and for the six-month period ended June 30, 2005. To the Knowledge of the Seller, no written or oral communication has been received and no dispute exists, which would lead a Person reasonably to believe that any current customer which accounted for more than five percent (5%) of the net sales of the Business for the immediately preceding twelve (12) month period (including, for this purpose, any Affiliate) or any current supplier to the Seller or any Subsidiary of items material to the Business, which items cannot be replaced at comparable cost and the loss of which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, will terminate or materially and adversely modify its business relationship with the Seller or such Subsidiary.

          2.21 Absence of Questionable Payments.
               --------------------------------

          Except as set forth in Section 2.21 of the Disclosure Schedule, neither the Seller nor any Subsidiary nor, to the Knowledge of the Seller, any of the directors, officers, agents or employees of the Seller or the Subsidiaries or any other Persons acting on their behalf has, in connection with the operation of the Business, used any corporate or other funds for contributions, payments, gifts or entertainment, made any expenditures relating to political activity to government officials or accepted or received any contributions, payments or gifts, in each case in violation of Section 104 of the Foreign Corrupt Practices Act of 1977, as amended, or any other applicable foreign, federal or state Law.

          2.22 Solvency.
               --------

          The Seller is now Solvent and immediately after giving effect to the consummation of the transactions contemplated by this Agreement will be Solvent. As used herein, the term "Solvent" shall mean, at any time with
                                   -------
respect to the Seller, that at such time the Seller (a) is able to pay its debts as they mature and has (and has a reasonable basis to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business consistent with its past practices, and (b) the assets and properties of the Seller at a fair valuation are greater than its debts and other liabilities, including subordinated and contingent liabilities computed at the amount which, such Person has a reasonable basis to believe, represents an amount which can reasonably be expected to become an actual or matured liability.

          2.23 All Assets.
               ----------

          The Acquired Assets, together with the Transaction Documents, constitute all of the assets, rights, contracts and other properties necessary for the Buyer to operate the Business in all material respects in the manner as it is now being conducted by the Seller and the Subsidiaries. Except for Excluded Assets and as contemplated by the Sauget Supply Agreement and the Transition Services Agreement, there are no material assets or properties used in the operation of the Business and owned by any Person other than the Seller that will not be leased or licensed to the Buyer under valid, current leases or license arrangements, subject to any consents listed in Section 2.4 of the Disclosure Schedule.

          2.24 No Brokers' or Other Fees.
               -------------------------

          Neither the Seller nor the Owners nor any of their respective Affiliates have made any agreement or taken any other action which might cause any Person to become entitled to a broker's or finder's fee or commission as a result of the transactions contemplated hereunder, which could result in liability to the Buyer or ICL or any of their respective Affiliates.

          2.25 No Other Representations or Warranties.
               --------------------------------------

          Except for the representations and warranties contained in this Article II or expressly contained in this Agreement or any other Transaction Document, neither the Owners, the Seller or any other Person makes any other express or implied representation or warranty, including with respect to any financial information of the Owners, the Seller, the Subsidiaries, Fosbrasil or Astaris Production LLC, other than to the extent specifically set forth in this Agreement and the Disclosure Schedule, to the Buyer. Notwithstanding anything herein to the contrary, but without limitation of any representation or warranty, stipulation, estoppel, certification or agreement of the Seller or the Owners expressly contained in this Agreement, any other Transaction Document, or the certificate under
Section 6.3 to be delivered to the Buyer and ICL, THE SELLER AND OWNERS MAKE NO OTHER (AND HEREBY DISCLAIM EACH

OTHER) REPRESENTATION, WARRANTY OR GUARANTY WITH RESPECT TO THE VALUE, CONDITION OR USE OF THE ACQUIRED ASSETS (INCLUDING WITHOUT LIMITATION ENVIRONMENTAL CONDITION), WHETHER EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.


                                 ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE OWNERS

          Each Owner, severally and not jointly, hereby represents and warrants to the Buyer and ICL, as of the date of this Agreement, as follows:

          3.1  Organization of the Owners.
               --------------------------

               (a) With respect to FMC, FMC is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. FMC has all requisite corporate power and authority to own, lease and operate its assets and to carry on its business as now being conducted and is qualified or licensed to do business and is in good standing in the jurisdictions in which the ownership or leasing of its property or the conduct of its business requires such qualification or license, except jurisdictions in which the failure to be so qualified or licensed does not have, or would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of FMC to perform its obligations under, and to consummate the transactions contemplated by, this Agreement and the Transaction Documents to which FMC is a party.

               (b) With respect to Solutia, Solutia is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and, pursuant to Sections 1107 and 1008 of the Bankruptcy Code and the orders of the Bankruptcy Court, has all requisite corporate or similar power and authority to own, lease and operate its assets and to carry on its business as now being conducted and is qualified or licensed to do business and is in good standing in the jurisdictions in which the ownership or leasing of its property or the conduct of its business requires such qualification or license, except jurisdictions in which the failure to be so qualified or licensed does not have, or would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Solutia to perform its obligations under, and to consummate the transactions contemplated by, this Agreement and the Transaction Documents to which Solutia is a party.

          3.2  Authorization, Etc.
               ------------------

               (a) In the case of FMC, (i) FMC has full corporate power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party and to carry out and consummate the transactions contemplated hereby and thereby to be carried out and consummated by it and (ii) this Agreement and the Transaction Documents to which FMC is a party have been duly and validly authorized by FMC and no other corporate action or proceeding by FMC is necessary to authorize the execution, delivery and performance of this Agreement and the Transaction Documents by FMC.

               (b) In the case of Solutia, subject to the Approval Order (with respect to the matters not covered by the Initial Relief Order) having been entered and still being in effect and not subject to any stay pending appeal at the time of the Closing, (i) Solutia has full corporate power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party and to carry out and consummate the transactions contemplated hereby and thereby to be carried out and consummated by it and (ii) this Agreement and the Transaction Documents to which Solutia is a party have been duly and validly authorized by Solutia and no other corporate action or proceeding by Solutia is necessary to authorize the execution, delivery and performance of this Agreement and the Transaction Documents by Solutia.

               (c) This Agreement has been duly and validly executed by such Owner and, assuming this Agreement constitutes the legal, valid and binding agreement of ICL, the Buyer, the Seller and the other Owner, and, with respect to Solutia, assuming the entry of the Approval Order as a Final Order, it constitutes a legal, valid and binding agreement of such Owner, enforceable against such Owner in accordance with its terms. As of the Closing, each Transaction Document will be duly and validly executed by such Owner (to the extent such Owner is a party thereto) and, assuming such Transaction Document constitutes the legal, valid and binding agreement of the ICL, Buyer the Seller and/or the other Owner (to the extent they are a party thereto), will constitute a legal, valid and binding agreement of such Owner (to the extent such Owner is a party thereto), enforceable against such Owner in accordance with its terms.

          3.3  No Approvals or Conflicts.
               -------------------------

          Except as set forth in Section 3.3 of the Disclosure Schedule and, in the case of Solutia, subject to the Approval Order (with respect to the matters not covered by the Initial Relief Order) having been entered and still being in effect and not subject to any stay pending appeal at the time of the Closing, the execution, delivery and performance by such Owner of this Agreement and the consummation by such Owner of the transactions contemplated hereby to be consummated by it will not (i) violate, conflict with or result in a breach by such Owner of any provision of any charter, bylaws or equivalent formation or governance document of such Owner, (ii) violate, conflict with or result in a breach of any provision of, or constitute a default by such Owner (or create an event which, with notice or lapse of time or both, would constitute such a default) or give rise to any right of termination, cancellation, modification or acceleration of or under, or result in the creation of any Encumbrance upon any of the Acquired Assets or give to others any interests or rights therein under, any material note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement or other instrument or understanding to which such Owner is a party, or by which the Business or any of the Acquired Assets may be bound or subject, (iii) violate, conflict with or result in a breach of, any Law of any Governmental Authority applicable to such Owner or any of its properties or the Business, or (iv) except for applicable requirements of the HSR Act or any other Competition/Investment Law, and except for reports to be filed under the Exchange Act, require any material order, Consent, clearance, approval or authorization of, or notice to, or declaration, filing, application, qualification or registration with, any Governmental Authority or other Person, except in each case with respect to subclauses (ii), (iii) and (iv), where such violation, conflict, breach, default, right, Encumbrance or requirement does not have, or is not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect or a material adverse effect on the ability of such Owner to consummate the transactions contemplated by this Agreement or the Transaction Documents without material delay.

          3.4  Litigation.
               ----------

          Except as set forth in Section 3.4 of the Disclosure Schedule, subject to the Approval Order having been entered and still being in effect and not subject to any stay pending appeal at the time of the Closing, there are no Proceedings pending or, to the actual knowledge of such Owner after reasonable inquiry, threatened against such Owner or any of their respective subsidiaries (or any of their material assets) before any arbitrator, court or Governmental Authority and such Owner and its subsidiaries have not received any notice that they are subject to any decree, order or judgment, in each case, which has, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of such Owner to consummate the transactions contemplated by this Agreement or the Transaction Documents without material delay.

          3.5  No Brokers' or Other Fees.
               -------------------------

          Neither the Owners nor any of their respective Affiliates have made any agreement or taken any other action which might cause any Person to become entitled to a broker's or finder's fee or commission as a result of the transactions contemplated hereunder, which could result in liability to the Buyer or ICL or any of their respective Affiliates.

          3.6  No Other Representations or Warranties.
               --------------------------------------

          Except for the representations and warranties expressly contained in this Agreement or any other Transaction Document, neither Owner makes any other express or implied representation or warranty to ICL or the Buyer.

                                 ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF THE BUYER AND ICL

          The Buyer and ICL hereby jointly and severally represent and warrant to the Seller and the Owners, as of the date of this Agreement, as follows:

          4.1  Organization.
               ------------

          The Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation. ICL is an Israeli corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation.

          4.2  Authorization, Etc.
               ------------------

          Each of the Buyer and ICL has full corporate power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party and to carry out and consummate the transactions contemplated hereby and thereby to be carried out and consummated by it. This Agreement and the Transaction Documents to which the Buyer is a party have been duly and validly authorized by the Buyer and no other corporate action or proceeding by the Buyer is necessary to authorize the execution, delivery or performance of this Agreement and the Transaction Documents by the Buyer. This Agreement and the Transaction Documents to which ICL is a party have been duly and validly authorized by ICL and no other corporate action or proceeding by ICL is necessary to authorize the execution, delivery or performance of this Agreement and the Transaction Documents by ICL. This Agreement has been duly and validly executed by each of the Buyer and ICL and, assuming this Agreement constitutes the legal, valid and binding agreement of each of the Owners and the Seller, constitutes a legal, valid and binding agreement of the Buyer and ICL, enforceable against the Buyer and ICL in accordance with its terms. As of the Closing, each Transaction Document will be duly and validly executed by the Buyer and ICL (to the extent the Buyer or ICL, as applicable, is a party thereto) and, assuming such Transaction Document constitutes the legal, valid and binding agreement of each of the Owners and the Seller, will constitute a legal, valid and binding agreement of the Buyer and ICL (to the extent the Buyer or ICL, as applicable, is a party thereto), enforceable against the Buyer or ICL (as applicable) in accordance with its terms.

          4.3  No Approvals or Conflicts.
               -------------------------

          The execution, delivery and performance by the Buyer and ICL of this Agreement and the consummation by the Buyer and ICL of the transactions contemplated hereby to be consummated by each of them will not (i) violate, conflict with or result in a breach by the Buyer or ICL of any provision of the certificate of incorporation, bylaws or equivalent formation or governance document of the Buyer or ICL, (ii) violate, conflict with or result in a breach of any provision of, or constitute a default by the Buyer or ICL (or create an event which, with notice or lapse of time or both, would constitute such a default) or give rise to any right of termination, cancellation, modification or acceleration of or under, or result in the creation of any Encumbrance upon any of the Buyer's or ICL's properties or give to others any interests or rights therein under, any material note, bond, mortgage, indenture, deed of trust, license, franchise, Permit, lease, contract, agreement or other instrument or understanding to which the Buyer or ICL or any of their respective properties may be bound or subject, (iii) violate, conflict with, or result in a breach of any Law of any Governmental Authority applicable to the Buyer, ICL or any of their respective properties or (iv) except for applicable requirements of the HSR Act or any other Competition/Investment Law, and except for reports to be filed under the Exchange Act or foreign securities Laws, require any material order, Consent, clearance, approval or authorization of, or notice to, or declaration, filing, application, qualification or registration with, any Governmental Authority, or other Person, except in each case with respect to subclauses (ii), (iii) and (iv), where such violation, conflict, breach, default, right, Encumbrance or requirement does not have, or is not reasonably expected to have, individually or in the aggregate, a material adverse effect on the ability of the Buyer to consummate the transactions contemplated by this Agreement or the Transaction Documents without material delay.

          4.4  Financial Capacity.
               ------------------

          The Buyer will on the scheduled Closing Date have cash on hand sufficient to pay all amounts which may be payable by it at the Closing pursuant to this Agreement.

          4.5  Litigation.
               ----------

          There are no Proceedings pending or, to the actual knowledge of the Buyer or ICL after reasonable inquiry, threatened against the Buyer or ICL or any of their respective subsidiaries (or any of their material assets) before any arbitrator, court or Governmental Authority and neither the Buyer nor ICL nor any of their respective subsidiaries have received any notice that any of them are subject to any decree, order or judgment, in each case, which has, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Buyer or ICL or their designated Affiliates or permitted assigns to consummate the transactions contemplated by this Agreement or the Transaction Documents without material delay.

          4.6  No Brokers' or Other Fees.
               -------------------------

          Neither the Buyer nor ICL nor any of their respective Affiliates have made any agreement or taken any other action which might cause any Person to become entitled to a broker's or finder's fee or commission as a result of the transactions contemplated hereunder, which could result in liability to the Seller or Owners or any of their respective Affiliates.

          4.7  No Other Representations or Warranties.
               --------------------------------------

          Except for the representations and warranties expressly contained in this Agreement or any other Transaction Document, neither the Buyer nor ICL makes any other express or implied representation or warranty to the Seller or the Owners.

                                 ARTICLE V

              CONDITIONS TO SELLER'S AND OWNERS' OBLIGATIONS

          The obligations of the Seller and the Owners to effect the Closing under this Agreement is subject to the satisfaction, at or prior to the Closing, of each of the following conditions, unless validly waived in writing by the Seller and each of the Owners.

          5.1  Representations and Warranties.
               ------------------------------

          The representations and warranties of ICL or the Buyer or both contained in this Agreement that are qualified as to materiality shall be true and correct and the representations and warranties of the Buyer or ICL or both set forth in this Agreement and that are not so qualified shall be true and correct in all material respects, in each case on the date of this Agreement and on the Closing Date as though made on the Closing Date (irrespective of any notice delivered to the Seller or the Owners after the date hereof), except those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be true and correct (or true and correct in all material respects, as applicable) as of such date or with respect to such period; provided,
                                                               --------
however, that a breach of any of the foregoing representations and
-------
warranties shall not constitute the non-fulfillment of the foregoing condition (x) if such breach is capable of cure, and such breach is actually cured, by the earlier of (A) thirty (30) calendar days after written notice thereof from the Seller (provided that such thirty (30) day period shall be
                         --------
extended for so long as any other condition set forth in this Article V shall not have been satisfied or waived) and (B) the Outside Date or (y) unless such breach has, or would reasonably be expected to have, individually or in the aggregate with all other breaches, a material adverse effect on the ability of the Buyer to consummate the transactions contemplated by this Agreement and the Transaction Documents without material delay.

          5.2  Performance.
               -----------

          ICL and the Buyer shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be so performed or complied with by it prior to the Closing.

          5.3  Officer's Certificate.
               ---------------------

          ICL and the Buyer shall have delivered to the Seller and each Owner a certificate, dated as of the Closing Date and executed by an executive officer of ICL and the Buyer, certifying to the fulfillment of the conditions specified in Sections 5.1 and 5.2 hereof.

          5.4  Consents and Approvals.
               ----------------------

          Each Consent listed in Section 5.4 of the Disclosure Schedule shall have been obtained (and the Seller shall have received reasonable evidence thereof), and all conditions relating to such Consents shall have been satisfied, and such Consents shall not have expired or been withdrawn as of the Closing.

          5.5  Bankruptcy Approvals.
               --------------------

          The United States Bankruptcy Court for the Southern District of New York or any other court having jurisdiction over Solutia with respect to Solutia's proceedings under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Court") shall have entered the Approval Order.
      ----------------

          5.6  Injunctions.
               -----------

          On the Closing Date there shall not be in effect any applicable Law or any applicable judgment, order, writ, injunction, decree, stipulation, agreement, determination or award entered or issued by or with any Governmental Authority (each, a "Governmental Order") which restrains,
                                     ------------------
prohibits or declares illegal the consummation of the transactions contemplated by this Agreement and no Governmental Authority of competent jurisdiction shall have instituted a Proceeding seeking to impose any such restraint or prohibition, in each case which has not been withdrawn or terminated.

          5.7  Documents.
               ---------

          ICL and the Buyer shall have delivered to Solutia the Sauget Supply Agreement substantially in the form of Exhibit J. ICL and the Buyer
                                              ---------
shall have delivered all of the certificates, instruments, contracts and other documents specified to be delivered by it hereunder (including applicable Transaction Documents).

          5.8  Opinion of Buyer's and ICL's Counsel.
               ------------------------------------

          The Seller and Owners shall have received from counsel to the Buyer and ICL opinions dated the Closing Date, in the forms set forth in Exhibit K hereto.
---------

                                 ARTICLE VI

               CONDITIONS TO THE BUYER'S AND ICL'S OBLIGATIONS

          The obligation of the Buyer and ICL to effect the Closing under this Agreement is subject to the satisfaction, at or prior to the Closing, of each of the following conditions, unless validly waived in writing by the Buyer or ICL.

          6.1  Representations and Warranties.
               ------------------------------

          The representations and warranties of the Seller and each of the Owners contained in this Agreement that are qualified as to materiality shall be true and correct and the representations and warranties of the Seller and each of the Owners set forth in this Agreement and that are not so qualified shall be true and correct in all material respects, in each case on the date of this Agreement and on the Closing Date as though made on the Closing Date (irrespective of any notice delivered to the Buyer after the date hereof), except those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be true and correct (or true and correct in all material respects, as applicable) as of such date or with respect to such period; provided, however, that a breach of any of the foregoing
             --------  -------
representations and warranties shall not constitute the non-fulfillment of the foregoing condition (x) if such breach is capable of cure, and such breach is actually cured, by the earlier of (A) thirty (30) calendar days after written notice thereof from the Buyer (provided that such thirty (30)
                                             --------
day period shall be extended for so long as any other condition set forth in this Article VI shall not have been satisfied or waived) and (B) the Outside Date or (y) unless such breach has, or would reasonably be expected to have, individually or in the aggregate with all other breaches, a Material Adverse Effect.

          6.2  Performance.
               -----------

          Each of the Owners and the Seller shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be so performed or complied with by it at or prior to the Closing.

          6.3  Officer's Certificates.
               ----------------------

          Each of the Owners and the Seller shall have delivered to the Buyer a certificate, dated as of the Closing Date and executed by one of its executive officers, certifying to the fulfillment by it of the conditions specified in Sections 6.1 and 6.2 hereof to be fulfilled by it.

          6.4  Consents and Approvals.
               ----------------------

          Each Consent listed in Section 6.4 of the Disclosure Schedule shall have been obtained (and the Buyer shall have received reasonable evidence thereof), and all conditions relating to such Consents shall have been satisfied, and such Consents shall not have expired or been withdrawn as of the Closing.

          6.5  Bankruptcy Approvals.
               --------------------

               (a) The Bankruptcy Court shall have entered the Approval Order by the applicable deadline set forth in Section 7.10 of this Agreement.

               (b) The Approval Order shall have become a Final Order by the applicable deadline set forth in Section 7.10 of this Agreement.

          6.6  Injunctions.
               -----------

          On the Closing Date there shall not be in effect any applicable Law or applicable Governmental Order which restrains, prohibits or declares illegal the consummation of the transactions contemplated by this Agreement or that would limit or adversely affect, except to the extent provided in
Section 7.3(b) hereof, the Buyer's ownership of all or any material portion of the Acquired Assets, and no Governmental Authority of competent jurisdiction shall have instituted a Proceeding seeking to impose any such restraint or prohibition, in each case which has not been withdrawn or terminated.

          6.7  Releases.
               --------

          The Acquired Assets shall have been released from any and all Encumbrances (other than Permitted Encumbrances), including the Encumbrances set forth in Sections 1.3(b)(xiv) and 2.1(d) of the Disclosure Schedule, and the Buyer shall have received reasonable evidence thereof.

          6.8  Permits.
               -------

          Each Permit listed in Section 6.8 of the Disclosure Schedule shall have been obtained for the Buyer's use (and the Seller shall have furnished to the Buyer reasonable evidence thereof), and all conditions relating to such Permits shall have been satisfied, and such Permits shall not have expired or been withdrawn as of the Closing.

          6.9  No Material Adverse Effect.
               --------------------------

          No Material Adverse Effect shall have occurred, nor shall any event or circumstance have occurred which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          6.10 Documents.
               ---------

          Solutia shall have delivered to the Buyer the Sauget Supply Agreement substantially in the form of Exhibit J. The Seller and each Owner
                                       ---------
shall have delivered all of the certificates, instruments, contracts and other documents specified to be delivered by it hereunder (including applicable Transaction Documents).

          6.11 Opinion of Seller's and Owners' Counsel.
               ---------------------------------------

          The Buyer and ICL shall have received from counsel to the Seller and each Owner opinions dated the Closing Date, in the forms set forth in Exhibit L hereto.
---------

                                ARTICLE VII

                          COVENANTS AND AGREEMENTS

          7.1  Conduct of Business by the Seller.
               ---------------------------------

          Except (i) as contemplated by this Agreement or the Transaction Documents, (ii) as provided in Section 7.1 of the Disclosure Schedule or
(iii) as required by a Governmental Authority of competent jurisdiction or by applicable Law, the Seller covenants that it shall, and shall cause the Subsidiaries to, and each Owner covenants that it shall cause the Seller and the Subsidiaries to, absent the prior written consent of the Buyer to the contrary, which consent shall not be unreasonably withheld or delayed, from and after the date of this Agreement and until the Closing Date, except in the case of Solutia to the extent limitations are imposed on Solutia as a result of Solutia having filed a petition for relief under the Bankruptcy
Code:

               (a) use commercially reasonable efforts consistent with good business judgment to (i) operate the Business in the ordinary course of business consistent with past practice, (ii) conduct, carry on, maintain and preserve intact the Business, (iii) maintain its relationships with licensors, suppliers, creditors, distributors, customers, key employees and others having business relationships with the Business in the ordinary course of business consistent with past practice, (iv) maintain the Acquired Assets, as well as books of account, records and files related to the conduct of the Business and Employees, all in the ordinary course of business and consistent with past practice and to make the same available in all material respects to the Buyer as of the Closing, (v) maintain the Inventory and insurance of the Business at levels that are in the ordinary course of business and consistent with past practice, (vi) comply in all material respects with all applicable Laws, (vii) keep available to the Buyer the Employees and (viii) not take any action primarily for the purpose and with the effect of increasing the Estimated Net Working Capital Excess Amount or Final Net Working Capital Excess Amount;

               (b) not: (i) cause to be issued or sold any debt or equity securities of any of the Subsidiaries or issue, grant or enter into any options, warrants, rights, subscription agreements or commitments of any kind with respect thereto; (ii) directly or indirectly cause to be purchased, redeemed or otherwise acquired or disposed of any equity of any of the Subsidiaries; (iii) split, combine or reclassify any of the outstanding capital stock or Equity Interest of any of the Subsidiaries;
(iv) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization with respect to any of the Subsidiaries; (v) cause the Seller or any Subsidiary which is not, directly or indirectly, wholly owned by the Seller to declare, set aside or pay any dividend (other than cash dividends) or other distribution except for the distribution to its securityholders, as a capital account reduction, of all amounts owed by either of the Owners to the Seller or any of the Subsidiaries; (vi) incur, assume or guarantee any Debt Obligations of the Seller or any of the Subsidiaries other than in the ordinary course of business consistent with past practice; (vii) subject any Acquired Assets (real, personal or mixed, tangible or intangible) to any Encumbrance other than Permitted Encumbrances; (viii) permit or allow the sale, lease, transfer or disposition of any assets of the Seller or any of the Subsidiaries (real, personal or mixed, tangible or intangible) that would otherwise constitute Acquired Assets, other than transactions in the ordinary course of business; (ix) permit the Seller or any of the Subsidiaries to assume, guarantee, or otherwise become responsible for the obligations of, or make any loans or advances to, any other Person (other than a Seller or any of the Subsidiaries); (x) waive or release any rights of material value, or cancel, compromise, release or assign any material Debt Obligations owed to the Seller or any of the Subsidiaries; (xi) except for the capital expenditures set forth in Section 7.1(b) of the Disclosure Schedule, permit the Seller or any of the Subsidiaries to make any investment or expenditure of a capital nature either by purchase of stock or securities, contributions to capital, property transfer or otherwise, or by the purchase of any property or assets of any other Person; (xii) cancel or terminate any material insurance policy naming the Seller or any of the Subsidiaries as a beneficiary or a loss payable payee; (xiii) permit the Seller or any of the Subsidiaries to enter into any collective bargaining agreements, except for renewals or extensions of existing collective bargaining agreements, and with respect to such renewals and extensions the Seller shall keep the Buyer informed as to the status of, and shall consult with the Buyer as to the strategy for, all such negotiations; (xiv) other than (v) in the ordinary course of business, (w) in the case of new hires,
(x) as required by any agreement in effect as of the date hereof (including this Agreement), or (y) as required by Law, (A) increase the compensation or fringe benefits of any officer who is then a current Employee, (B) enter into, terminate, adopt or materially amend any employment, change in control or severance agreement or any other Benefit Plan with or for the benefit of any Employee outside of the ordinary course or (C) hire any new Employee (other than to fill a vacancy or replace a terminated Employee); (xv) materially amend any organizational document of the Seller or any of the Subsidiaries (other than the Joint Venture Agreement, to the extent that any changes thereto do not have, and would not reasonably be expected to have a material adverse effect on the Acquired Assets, Assumed Liabilities, Business or the ability of the Seller, the Owners, the Buyer or ICL to consummate the transactions contemplated hereby without material delay);
(xvi) make any material change in the accounting methods or practices of the Seller or any of the Subsidiaries (other than changes required by Law or GAAP); (xvii) enter into any contract by which the Business or any of the assets or properties of the Business that would otherwise be Acquired Assets would be bound or affected that restricts in any material respect the operation of the Business or the owner or operator of the Business from engaging in any line of business in any geographic area or competing with any Person, except Contracts entered into the ordinary course of business consistent with past practice with distributors of the Seller's products; (xviii) enter into any partnership, limited liability company or joint venture agreement between the Seller or any of the Subsidiaries, on the one hand, and any other Person, on the other hand; (xix) terminate or make any material amendment to a Material Contract;
(xx) compromise, settle, grant any waiver or release relating to, or otherwise adjust, any right or claim or Proceeding having a value in the aggregate in excess of one million dollars ($1,000,000), or that imposes non-monetary relief that has, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, in each case other than any Proceeding the liability in respect of which shall be assumed or retained by the Seller, any Subsidiary, an Owner or an Affiliate of an Owner following the Closing; (xxi) make any change to an accounting method for Tax purposes for any Subsidiary or make any Tax election for any Subsidiary other than in accordance with past practice, except in each case as required in accordance with GAAP or applicable Law; or (xxii) authorize, agree or commit to do any of the foregoing; and

               (c) not take or omit to take any action which if taken or omitted prior to the date hereof would reasonably be expected to result in any of the occurrences or events set forth in Section 2.8 hereof.

From the date hereof until the Closing, the Seller shall advise and consult with the Buyer regarding any material change or any proposed material change in capital expenditures, inventory, receivables or prepaid expenses from the applicable level specified in the Seller's 2005 forecast previously furnished to the Buyer, reasonably promptly after Seller has Knowledge of any such change or proposed change.

          7.2  Access to Books and Records; Cooperation.
               ----------------------------------------

               (a) Subject to any applicable confidentiality agreements, ICL, the Buyer, each Owner and the Seller agree that from the Closing Date and until the seventh (7th) anniversary of the Closing Date, during normal business hours, at the cost and expense of the party requesting access and only in such manner that does not cause unreasonable disruption of the business of the party granting access or any of its subsidiaries, they shall permit all such other parties and their respective counsel, accountants and other authorized representatives to have reasonable access upon reasonable advance notice to the officers, directors, employees, accountants and other advisors and agents, properties, books, records, accountant work papers and contracts in the possession of or reasonably accessible by such party and its subsidiaries, and the right (at the requesting party's cost and expense) to make copies and extracts from such books, records, accountant work papers and contracts, in each case to the extent reasonably necessary to investigate and defend any threatened or actual Proceeding, prepare and file Tax Returns, and defend audits thereof, prepare financial statements and satisfy other bona fide business needs, in each case relating to ICL, the Buyer, the Seller, the Subsidiaries, Fosbrasil, the Acquired Assets, the Excluded Assets, the Assumed Liabilities, the Retained Liabilities, Astaris Production LLC and Astaris Idaho LLC prior to the Closing Date.

               (b) Each party agrees not to, and to cause its subsidiaries not to, destroy at any time any files or records which are subject to
Section 7.2(a) without giving written notice to each other party, and giving each other party thirty (30) calendar days following receipt of such notice to request in writing that all or a portion of the records intended to be destroyed be delivered to such other party at such other party's expense.

               (c) Subject to any applicable confidentiality agreements, during the period commencing on the date hereof and ending on the Closing Date, the Seller will, and will cause the Subsidiaries to, and each Owner will and will cause the Seller to, (i) upon reasonable request, afford to the Buyer and its counsel, accountants and other authorized representatives access at all reasonable times upon reasonable advance notice to the officers, directors, employees, accountants and other advisors and agents of the Seller and the Subsidiaries and the Owners, and the properties, books, records, accountant work papers and contracts that relate to the Business, and the right, at the Buyer's request, to make copies and extracts from such books, records, accountant work papers and contracts, and to furnish the Buyer with all financial, operating, environmental and other data and information concerning the Seller or the Subsidiaries or the Business as the Buyer and its advisors may reasonably request and (ii) authorize (and hereby authorizes) the Buyer to, and will cooperate so that Buyer may, obtain information concerning the Business and the Acquired Assets and Assumed Liabilities from all Governmental Authorities; provided that the Buyer and
                                               --------
its representatives shall not be allowed to perform any invasive or destructive sampling or testing of structures or environmental media (including any so-called "Phase II environmental investigations"). No investigation or receipt of information by the Buyer pursuant to, or in connection with, this Agreement, shall diminish or obviate any of the representations, warranties, covenants or agreements of the Seller or the Owners under this Agreement or the conditions to the obligations of the Buyer under this Agreement.

               (d) From and after the date hereof, each party shall, and shall cause each of its subsidiaries and representatives to, keep confidential and not disclose to any other Person or use except as required in connection with the transactions contemplated by this Agreement any information (in whatever form) of any other party reasonably considered by such other party to be confidential or proprietary. From and after the Closing, the Seller and each Owner shall, and shall cause each of their respective Covered Affiliates and representatives to, keep confidential and not disclose to any other Person or use for his, her or its own benefit (except with respect to any Confidential Information of the Business that is used by the Owners or their respective Covered Affiliates in the ordinary course of their business, subject to Section 7.9) or the benefit of any other Person any Confidential Information of the Business. The obligations under this Section 7.2(d) shall not apply to information which (i) is or becomes generally available to the public without breach of the commitment provided for in this Section, (ii) is disclosed non-confidentially to the Seller or any Owner or any of their respective Affiliates by a third party having the right to do so after the Closing Date, (iii) is subsequently developed after the Closing Date by employees or independent contractors of the Seller or any Owner or any of their respective Affiliates without use of or reference to any of the Confidential Information of the Business or (iv) is required to be disclosed by law, order or regulation of a court or tribunal or Governmental Authority (including the Bankruptcy Court) or any listing agreement with any securities exchange or any securities exchange rule or regulation, provided, however, that in any such case in this clause
                    --------  -------
(iv), the party from whom disclosure is required shall notify the Buyer (in the case of Confidential Information of the Business from and after the Closing) or the party to whom such information belongs (in any other case) as early as possible prior to any proposed disclosure in order to enable the Buyer or the owner of such information (as the case may be) to take appropriate measures to preserve the confidentiality of such information, including a protective order. At the Closing, the Seller and each Owner shall assign, grant and convey to the Buyer all its rights under any confidentiality agreement between it and Persons other than the Buyer that were entered into in connection with or relating to a possible sale of the Business or any part thereof, including the right to enforce all terms of such confidentiality agreements, and shall deliver to the Buyer copies of such confidentiality agreements; provided that if any consent or approval is
                                 --------
necessary for the transfer of any such agreement to the Buyer and such consent is not obtained, the Seller shall use its commercially reasonable efforts to provide the Buyer with the rights and benefits of such agreement in accordance with Section 1.7.

          7.3  Filings and Consents.
               --------------------

               (a) Except as otherwise set forth in Sections 7.10 and 7.11 of this Agreement, each Owner, the Seller and each Subsidiary, on the one hand, and ICL and the Buyer, on the other hand, shall use its commercially reasonable efforts to obtain and to cooperate in obtaining any governmental approval or other Permit required in connection with the execution, delivery or performance of this Agreement or any Transaction Document. The parties agree to cause to be made all appropriate filings under the HSR Act and any applicable Competition/Investment Law within fifteen (15) calendar days following the later of (i) delivery of the Consent Order Notification and
(ii) the date hereof, and to diligently pursue termination of any waiting period under such Laws. Any such filings and supplemental information will be in substantial compliance with the requirements of applicable Law. Each of ICL, the Buyer, the Owners, the Seller and the Subsidiaries shall furnish to each other party such necessary information and reasonable assistance as the other party may request in connection with its preparation of any filing or submission which is necessary under the HSR Act and any applicable Competition/Investment Law. The parties shall keep each other apprised of the status of any communications with, and inquiries or requests for additional information from, any Governmental Authority, including the United States Federal Trade Commission ("FTC") and the Antitrust Division of
                                         ---
the United States Department of Justice (the "Antitrust Division"), and
                                              ------------------
shall comply promptly with any such inquiry or request. Each party will use its commercially reasonable efforts to obtain any clearance required under the HSR Act and any applicable Competition/Investment Law for the purchase and sale of the Acquired Assets. Notwithstanding the foregoing and subject to Sections 7.3(b) and (c), nothing contained in this Agreement will require or obligate ICL, the Buyer or their respective Affiliates (i) to initiate, pursue or defend any litigation (or threatened litigation) to which any Governmental Authority (including the Antitrust Division and the FTC) is a party; (ii) to agree or otherwise become subject to any material limitations on their right to (A) effectively to control or operate the Business, (B) acquire or hold the Business, or (C) exercise full rights of ownership of the Business or all or any material portion of the Acquired Assets; or (iii) to agree or otherwise be required to sell or otherwise dispose of, hold separate (through the establishment of a trust or otherwise), or divest itself of all or any portion of the business, assets or operations of ICL, the Buyer, any of their respective Affiliates or the Business. Each Owner and the Seller agrees that no representation, warranty or covenant of ICL or the Buyer in this Agreement shall be breached or deemed breached as a result of the failure by ICL, the Buyer or any of their respective Affiliates to take any of the actions specified in the preceding sentence.

               (b) The Buyer agrees that its commercially reasonable efforts include taking any and all steps necessary to avoid or eliminate each and every impediment under any

Competition/Investment Law that is asserted by any Governmental Authority not a United States Governmental Authority with respect to the transfer of the Acquired Assets so as to enable the transfer of the Acquired Assets to occur as expeditiously as possible, including proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, the sale, divestiture or disposition of such assets or businesses (or otherwise taking or committing to take any action that limits the freedom of action with respect to, or its ability to retain, any businesses, product lines or assets) as may be required in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order, or other order in any suit or proceeding, which would otherwise have the effect of preventing or delaying the consummation of the transfer of the Acquired Assets.

               (c) Each of the Buyer and the Seller agrees that it will, if necessary to enable the Seller and the Buyer to consummate the transactions contemplated by this Agreement, use commercially reasonable efforts to defend against any suits, actions or proceedings by any U.S. Governmental Authority seeking a temporary restraining order or preliminary injunction to prevent consummation of the transactions contemplated by this Agreement; provided that neither the Buyer nor the Seller shall be obligated to
--------
continue such efforts, either by pursuing an appeal or otherwise, if a preliminary injunction preventing consummation of the transaction is entered.

          7.4  Tax Matters; Cooperation.
               ------------------------

               (a) Each Owner, the Seller and the Buyer shall reasonably cooperate, and shall cause its respective subsidiaries, officers, employees, agents, auditors and other representatives reasonably to cooperate, in preparing and filing all Tax Returns, including maintaining and making available to each other all records necessary in connection with Taxes and in resolving all disputes and audits with respect to all taxable periods relating to Taxes.

               (b) Notwithstanding any provision of this Agreement to the contrary, all Transfer Taxes incurred in connection with this Agreement and the transactions contemplated hereby shall be shared equally by the Buyer, on the one hand, and the Seller on the other hand. The Seller and the Buyer shall cooperate in timely making all filings, Tax Returns, reports and forms as may be required to comply with the provisions of such tax Laws. For purposes of this Agreement, "Transfer Taxes" shall mean transfer,
                             --------------
documentary, sales, use, value added, registration and other such taxes (including all applicable real estate transfer taxes). Prior to the Closing, the Seller shall make commercially reasonable efforts to provide, and shall cause its subsidiaries to make commercially reasonable efforts to provide, the Buyer with any clearance certificate or other similar document or documents that are required by any taxing Governmental Authority, as reasonably requested by the Buyer, to relieve the Buyer of any obligation to withhold any portion of the Purchase Price or to relieve the Buyer of any liability for Taxes of the Seller, the Subsidiaries or the Owners. Buyer hereby waives any notice or notice period in connection with the Seller obtaining such a certificate or document.

               (c) ICL, the Buyer, the Seller and each Owner agrees to use, or cause its respective Affiliates to use, the standard procedure set forth in Rev. Proc. 2004-53 with respect to wage and employment tax reporting.

               (d) In the case of any taxable period of a Subsidiary that does not end on the Closing Date, the portion of the Taxes for such taxable period that are considered allocable to the portion of such taxable period ending on or before the Closing Date shall (i) in the case of real property, personal property and other ad valorem Taxes, be prorated on a daily basis and (ii) in the case of all other Taxes shall be determined on a closing of the books basis as if such books had closed on the Closing Date.

          7.5  Employee Matters.
               ----------------

               (a) Non-Union Employees.
                   -------------------

                        (i) The Seller shall update Section 2.10(q) of the Disclosure Schedule as of two (2) days prior to Closing. Effective as of the Closing, the Seller shall cause the employment of each Non-Union Employee listed on the updated Section 2.10(q) of the Disclosure
     Schedule to be terminated in accordance with applicable Law. Effective as of the Closing, the Buyer or one of its Affiliates shall extend offers of employment to all of the Non-Union Employees (other than Paul
     L. Howes) terminated in accordance with the preceding sentence. Subject to Section 7.5(a)(ii), such offers of employment shall be on such terms and conditions as determined in the sole discretion of the Buyer. All Non-Union Employees who accept such offer of employment are hereinafter referred to as the "Non-Union Transferred Employees." The Seller shall
                         -------------------------------
     update Section 2.10(r) of the Disclosure Schedule as of two (2) days prior to Closing (the individuals set forth on such schedule on such date, the "Non-Union Inactive Employees"). On and after the Closing,
                ----------------------------
     the Buyer or one of its Affiliates shall honor any reemployment rights that any Non-Union Inactive Employees would otherwise have had with respect to the Seller prior to the Closing.

                        (ii) Effective as of the Closing and for one year thereafter, the Buyer shall, or shall cause its Affiliates to, provide compensation and employee benefits to the Non-Union Transferred Employees (other than Paul L. Howes) that are substantially similar, in the aggregate, to those provided by the Seller immediately prior to the Closing.

               (b) Union Employees.
                   ---------------

                        (i) The Seller shall update Section 2.10(s) of the Disclosure Schedule as of two (2) days prior to Closing. Effective as of the Closing, the Seller shall cause the employment of each Union Employee listed on the updated Section 2.10(s) of the Disclosure Schedule to be terminated in accordance with the applicable collective bargaining agreement. Effective as of the Closing, the Buyer or one of its Affiliates shall extend offers of employment to all of the Union Employees terminated in accordance with the preceding sentence. The terms and conditions of such offers of employment shall be in accordance with the terms of the collective bargaining agreement applicable to such Union Employee immediately prior to the Closing. All Employees who accept such offer of employment are hereinafter referred to as the "Union Transferred Employees." The Seller shall update
                ---------------------------
     Section 2.10(t) of the Disclosure Schedule as of two (2) days prior to Closing (the individuals set forth on such schedule on such date, the "Union Inactive Employees" and, collectively with the Non-Union
      ------------------------
     Inactive Employees, the "Inactive
                              --------

     Employees"). On and after the Closing, the Buyer or one of its
     ---------
     Affiliates shall honor any reemployment rights that any Union Inactive Employees would otherwise have had with respect to the Seller prior to the Closing under any collective bargaining agreement or otherwise.

               (c) Non-U.S. Employees.
                   ------------------

                        (i) The Seller shall update Section 2.10(u) of the Disclosure Schedule as of two (2) days prior to the Closing.

                        (ii) Effective as of the Closing, Buyer shall cause the employment of all Non-U.S. Employees to continue in a manner that is consistent with the laws of the applicable jurisdiction in which such Non-U.S. Employee is employed.

                        (iii) The Seller, each Owner and the Buyer shall each use its reasonable best efforts to undertake that all Laws are complied with in respect of informing and consulting the Non-U.S. Employees in respect of the transactions contemplated by this Agreement.

               (d) Benefit Plans.
                   -------------

                        (i) The Buyer and the Seller shall take such actions as are necessary and reasonably requested by the other party to cause the Buyer to assume sponsorship of the Benefit Plans and any related contracts, policies, agreements, trust or similar instruments specifically listed on Section 7.5(d) of the Disclosure Schedule (respectively, the "Assumed Benefit Plans" and the "Benefit Contracts")
                         ---------------------           -----------------
     as of the Closing and to effect the transfer of all assets and benefit liabilities of the Assumed Benefit Plans and assignment of all Benefit Contracts, effective as soon as practicable following the Closing; provided, however, that Buyer shall not be assuming or be responsible
     --------  -------
     for any obligation or liability with respect to any Benefit Plan that is not an Assumed Liability. Except as provided in the preceding sentence, the Buyer and its Affiliates shall not be obligated to continue or assume any employee benefit plan or program of the Seller or its Affiliates.

                        (ii) Effective as of the Closing, with respect to the Transferred Employees, the Buyer shall, or shall cause its Affiliates to, recognize all service with the Seller and any of their respective Affiliates for purposes of eligibility, vesting, vacation and severance determinations and other seniority-based benefits (but not benefit accrual under any defined benefit pension plan) under any employee benefit plan, program or arrangement maintained for the benefit of the Transferred Employees at and/or after the Closing, to the same extent such service was recognized under a comparable Benefit Plan. With respect to any employee benefit plan that is a "welfare benefit plan" (within the meaning of Section 3(1) of ERISA) maintained for the benefit of Transferred Employees at and after the Closing, the Buyer shall use its commercially reasonable efforts to (A) cause there to be waived any pre-existing condition limitations and (B) give effect, in determining any deductible and maximum out-of-pocket limitations for the year in which the Closing occurs, to claims incurred and amounts paid by, and amounts reimbursed to,

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

     the Transferred Employees for such year under comparable Benefit Plans or Foreign Plans (if applicable) in which such employees participated immediately prior to the Closing.

                        (iii) The obligation to provide continuation coverage benefits under Section 4980B of the Code with respect to any termination of employment that occurs before, on or after the Closing to Employees or Former Employees (including any Employee who does not become a Transferred Employee) and their beneficiaries shall be assumed by the Buyer as of the Closing. However, the Buyer shall only be responsible for notices required to be provided in respect of any "qualifying event" (as such term is defined in Section 4980B of the Code) occurring as a result of, on or after the Closing.

               (e) The Buyer agrees that with respect to any earned but unused vacation time to which any Transferred Employee is entitled pursuant to the Astaris Vacation Program immediately prior to the Closing and which is an Assumed Liability, the Buyer shall cause such Transferred Employee to be eligible for such vacation as if the Closing had not occurred (except to the extent required by applicable Law to be paid in cash to any such Transferred Employee).

               (f) The provisions of this Section 7.5 are for the sole benefit of the parties to this Agreement and their respective permitted successors and assigns, and nothing herein, expressed or implied, is intended or shall be construed to confer upon or give to any Person, other than the parties hereto and their respective permitted successors and assigns, any legal or equitable or other rights or remedies (with respect to the matters provided for in this Section 7.5) under or by reason of any provision of this Agreement. Nothing contained in this Agreement shall (i) create any obligation on the part of the Buyer to continue the employment of any Transferred Employee for any period of time following the Closing or
(ii) preclude the Buyer from altering, amending or terminating any of its employee benefit plans.

               (g) Each Owner and the Seller agrees and consents that, notwithstanding Section 7.8, on and after the date hereof, the Buyer may have direct discussions and negotiations with, and may make an offer to, Paul L. Howes regarding employment with the Buyer or any of its Affiliates commencing on or after the Closing Date.

          7.6  Labor Matters.
               -------------

               (a) Following the Closing until ninety (90) thereafter, neither ICL nor the Buyer shall cause any "employment losses" (as that term is defined in the WARN Act) that would give rise to any obligations or Liabilities of the Seller under the WARN Act. On or before the Closing Date, the Seller shall provide the Buyer with a schedule of all layoffs and any other "employment losses" (as that term is defined in the WARN Act) in the United States, by site of employment, implemented by the Seller or the Subsidiaries during the 90-day period preceding the Closing.

               (b) The Buyer, the Seller and each Owner shall cooperate in connection with any required notification to, or any required consultation with, the employees, employee representatives, work councils, unions, labor boards and relevant government agencies concerning the transactions contemplated by this Agreement with respect to the Non-U.S. Employees of the Seller or any of the Subsidiaries.

          7.7  Covenant to Satisfy Conditions.
               ------------------------------

          From the date of this Agreement to the Closing Date (and subject to the other terms of this Agreement, including Section 7.3), each party hereto agrees to use its commercially reasonable efforts to cause the conditions set forth in Article V and Article VI hereof to be satisfied (but not waived) and the transactions contemplated hereby to be consummated as promptly as practicable insofar as such matters are within the control of such party, and to advise each other party promptly if such party determines that any condition precedent to its obligations hereunder will not be satisfied in a timely manner.

          7.8  Contact With Customers and Suppliers.
               ------------------------------------

          Subject to Section 7.5(g), during the period from the date hereof and ending on the Closing Date, ICL and the Buyer shall not, and shall cause their representatives not to, contact any employees, customers, suppliers and licensors of the Owners, the Seller or any of the Subsidiaries or Fosbrasil in connection with or pertaining to any subject matter of this Agreement except with the prior written consent of each of the Owners.

          7.9  Noncompetition; No Hire.
               -----------------------

               (a) General. Each Owner and the Seller covenants and agrees
                   -------
that from and after the Closing Date and until the fifth (5th) anniversary of the Closing, each Owner and the Seller shall not, and shall cause its Covered Affiliates not to, directly or indirectly, as an owner, equityholder, manager, operator, consultant, member, partner, licensor, contractor, agent or in any other capacity, engage, or provide any financing or lease or license any assets to any Person that engages or, to the knowledge of such Owner, the Seller or Covered Affiliate, intends to engage, in:

                        (i) any business or other enterprise in Brazil, Canada, Mexico or the United States (the "Territory") that develops,
                                               ---------
     manufactures, produces, distributes, licenses, mines, markets or sells any products or materials, or engages in any other commercial activity, falling within the Field of Agreement provided, however, that the foregoing shall not restrict either Owner or its Covered Affiliates from distributing, marketing or selling any technical grade sodium tripolyphosphate (STPP) in Brazil; or

                        (ii) any business or other enterprise in Europe (including all of the Russian Republic and Turkey) or Asia that manufactures, produces, distributes, licenses, markets or sells any food grade phosphate salts or phosphoric acid of a purity higher than food grade (according to industry standards prevailing on the date hereof);

provided, however, that none of the Owners, the Seller or their respective
--------  -------
Covered Affiliates is hereby prevented from investing in or acquiring any equity or debt securities in a Person if (x) the investment is for passive investment purposes only (e.g., pension fund investment) without any
                          ----
participation in the management of such Person and the securities owned by such Owner or Seller (together with its Affiliates) do not comprise more than two percent (2%) of the total issued and outstanding debt or equity securities of such Person or (y) if the condition in the preceding subclause
(x) is not fulfilled, such Owner or Seller making such investment completely divests itself, or enters into a definitive written agreement for the sale, of the debt or equity securities as promptly as practicable and in any event prior to the six (6) month anniversary of the closing of such investment.


               (b) No Hire. Each Owner and the Seller agrees that from and
                   -------
after the Closing Date and until the third (3rd) anniversary of the Closing, it will not, and will cause its subsidiaries and Covered Affiliates not to, without the prior written consent of the Buyer (which may be withheld in the Buyer's sole discretion), (i) cause or seek to cause any employees of the Buyer or its subsidiaries to leave the employ of the Buyer or its subsidiaries or (ii) hire any person who was an employee of the Business at or within the six (6) months preceding the Closing or who was an employee of the Buyer or any of its subsidiaries at any point in the six (6) months following the Closing; provided, however, that the foregoing provision will
                       --------  -------
not prevent the Seller, any Owner or their respective Covered Affiliates from (i) soliciting or hiring through a general solicitation or advertisement or (ii) soliciting or hiring (A) any secretarial, clerical or other non-managerial employee (other than professionals, engineers, technicians, supervisors or sales employees) or (B) any employee of the Buyer or its subsidiaries whose employment has been terminated by the Buyer or any of its subsidiaries.

               (c) PPA Technology. Each Owner and the Seller covenants and
                   --------------
agrees that from and after the Closing Date and until the seventh (7th) anniversary of the Closing, it shall not, and shall cause its Covered Affiliates not to, directly or indirectly, as an owner, equityholder, manager, operator, consultant, member, partner, licensor, contractor, agent or in any other capacity sell, transfer, license or convey the PPA Technology, its or its Covered Affiliate's ownership interest in the PPA Technology, or any Covered Affiliate that has an interest in the PPA Technology, to any Person or entity other than the Buyer without the Buyer's prior written consent (which may be withheld in Buyer's sole discretion); provided that it may sell, transfer or convey any Covered Affiliate that has
--------
an interest in the PPA Technology if the purchaser and such Covered Affiliate each covenants and agrees with the Buyer that such Covered Affiliate shall be subject to the restrictions set forth in this Section 7.9(c) and shall not sell, transfer, license or convey the PPA Technology or any interest in the PPA Technology to the purchaser, any subsidiary of the purchaser or any other Person and such purchaser shall not sell, transfer or convey any interest in such Covered Affiliate unless the conditions of this proviso are met with respect to such subsequent purchaser. Each Owner and the Seller covenants and agrees that it shall, and shall cause its Covered Affiliates to, keep in full force and effect and enforce, all PPA Restrictions in accordance with their terms.

               (d) Remedies. The restrictive covenants contained in Section
                   --------
7.2(d) and this Section 7.9 are each covenants independent of any other provision of this Agreement, and the existence of any claim which any party may allege against any other party to this Agreement, whether based on this Agreement or otherwise, shall not prevent the enforcement of these covenants. Each Owner and the Seller acknowledges that the Buyer is purchasing the Acquired Assets in reliance on the goodwill of the Business and the covenants contained in Section 7.2(d) and this Section 7.9 are essential to the protection of the Buyer's purchase and that the Buyer would not purchase the Acquired Assets but for these covenants. Each of the parties hereto, on behalf of itself and its subsidiaries, (i) acknowledges and agrees that the monetary damages for any material breach of Section 7.2(d) or this Section 7.9 would be inadequate, (ii) agrees and consents that without intending to limit any additional remedies that may be available, temporary and permanent injunctive and other equitable relief may be granted without proof of the

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

inadequacy of legal remedy in any Proceeding that may be brought to enforce any of the provisions of Section 7.2(d) or this Section 7.9, (iii) hereby waives any and all defenses it may have on the ground of damages as an adequate remedy at law and (iv) agrees that the prevailing party in any enforcement action or court proceeding under Section 7.2(d) or this Section
7.9 shall be entitled to the extent permitted by Law to reimbursement from the other party for all of the prevailing party's reasonable costs, expenses and attorneys' fees.

               (e) Tolling; Blue Penciling. The length of time for which the
                   -----------------------
covenants contained in this Section 7.9 shall be in force shall not include any period of violation or any other period required for litigation during which the Buyer seeks to enforce this Section 7.9. In the event that the covenants contained in this Section 7.9 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too long a period of time or over too large a geographical area or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the longest period of time for which it may be enforceable, and/or over the largest geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

          7.10 Bankruptcy Filings, Covenants and Agreements.
               --------------------------------------------

               (a) Solutia shall file with the Bankruptcy Court a motion (the "Approval Motion") seeking entry of the Approval Order, which motion
      ---------------
shall be (x) reasonably sufficient for obtaining such approval and (y) filed as soon as practicable following the date hereof (the date on which the Approval Motion is filed, the "Filing Date"), but in any event filed no
                               -----------
later than is necessary to comply with the written notice requirements of the Bankruptcy Code and Rules, applicable local rules in the Bankruptcy Court for the Southern District of New York and any order of the Bankruptcy Court, so that such motion may be heard at the next regularly scheduled hearing in Solutia's Bankruptcy case at which such motion could be heard if it were filed on the fifth (5th) Business Day following the date hereof. As soon as practicable, but in any event at least two (2) Business Days prior to the filing of the Approval Motion in accordance with the terms of this
Section 7.10(a), Solutia shall provide the Buyer and its counsel a draft of such motion for their review and comment. Solutia agrees that it shall use commercially reasonable efforts to have the Bankruptcy Court enter the Approval Order as soon as practicable following the date of the filing of the Approval Motion (it being acknowledged and agreed that Solutia shall have no obligation to seek an expedited or special hearing date for such motion) and in any event within sixty-seven (67) calendar days following the date hereof; provided that, if upon the expiration of such 67-day period the
             --------
Approval Order shall not have been entered by the Bankruptcy Court and Solutia shall diligently be pursuing entry of the Approval Order (as evidenced by the fact of a pending motion or then scheduled court hearing with respect to the Approval Motion), and the Seller and the Owners are otherwise in compliance in all material respects with the terms of this Agreement including Section 7.13 (without giving effect to any proviso therein with respect to any actions by the Bankruptcy Court), the Buyer will negotiate with Solutia a mutually acceptable extension of such period, which, in any event, shall not exceed thirty (30) additional calendar days; provided that any extension beyond the sixty-seven (67) calendar day period
--------
shall not limit or otherwise affect any right that the Buyer may have to terminate this Agreement pursuant to Section 8.1. Each of the parties hereto agrees that it shall promptly take actions, and the Seller shall and shall cause the Subsidiaries to take actions promptly, as are reasonably requested by Solutia to assist in obtaining the entry of the Approval Order, including furnishing affidavits or other documents or information for filing with the Bankruptcy Court. The Buyer and ICL shall have the right to provide testimony in support of obtaining the Approval Order, including appearing in court hearings and furnishing affidavits.

               (b) Solutia shall provide timely written notice of this Agreement, the proposed sale of the Acquired Assets (free and clear of all Encumbrances, including claims, liens, and interests of Solutia or of any creditors or equityholders of Solutia), and the Approval Motion to (i) the Office of the United States Trustee for the Southern District of New York;
(ii) counsel for the official committee of equity security holders, the official committee of retirees and the official committee of unsecured creditors appointed in the Chapter 11 case of Solutia; (iii) counsel for any other official committee appointed in the Chapter 11 case of Solutia; (iv) counsel for the agent acting on behalf of Solutia's postpetition lenders;
(v) counsel for the agents or other representatives acting on behalf of Solutia's primary pre-petition secured creditors, including its pre-petition senior secured noteholders; (vi) all creditors or equity holders of Solutia either listed in the schedules of assets and liabilities filed in Solutia's and its affiliated debtors' Chapter 11 cases or who have filed proofs of claim or proofs of interest in such Chapter 11 cases as of the date hereof, which creditors and equity holders Solutia hereby represents and warrants are all of the creditors and equity holders of Solutia that are actually known to Solutia as of the date hereof; (vii) all Persons actually known to Solutia to have asserted any liens, claims, or encumbrances in or upon the interests of Solutia in Astaris, if any; (viii) the United States Attorney's office; (ix) the Securities and Exchange Commission; (x) the Internal Revenue Service and any other taxing authority actually known to Solutia as having a potential lien, claim, encumbrance, or other interest in or upon the interests of Solutia in the Seller, if any; and (xi) other parties that have filed a notice of appearance and demand for service of papers in Solutia's and its affiliated debtors' Chapter 11 cases under Bankruptcy Rule 2002, and otherwise in accordance with the requirements of the Bankruptcy Code and Rules, applicable local rules in the Bankruptcy Courts for the Southern District of New York and order of the Bankruptcy Court.

               (c) Nothing contained in any Chapter 11 plan of Solutia or any of its subsidiaries shall conflict with, or derogate from, the terms of this Agreement, any of the documents to be delivered by Solutia pursuant to or in connection with this Agreement, the Initial Relief Order, or the Approval Order. All of Solutia's obligations under (i) this Agreement with respect to the matters covered by the Initial Relief Order and (ii) upon the entry and effectiveness of the Approval Order, (x) this Agreement with respect to all of Solutia's other obligations under this Agreement (including its indemnification obligations set forth in Article IX, including the grant of the administrative expense claim thereunder), (y) any of the documents to be delivered by Solutia pursuant to or in connection with this Agreement and (z) the Approval Order shall be (A) binding upon any successor-in-interest to Solutia (be it under a confirmed Chapter 11 plan or a purchase agreement, any trustee appointed under either Chapter 7 or Chapter 11 of the Bankruptcy Code, or otherwise) and (B) deemed and treated as post-petition contracts that are not capable of or subject to rejection or other repudiation by Solutia or any of its successors-in-interest pursuant to Section 365 of the Bankruptcy Code or otherwise. Any amounts due to the Buyer from Solutia in connection with this Agreement or any document delivered in connection with this Agreement (i) shall during the pendency of Solutia's Chapter 11 bankruptcy proceeding, to the extent due and payable, be treated as allowed administrative expense claims against Solutia, paid in accordance with the terms of this Agreement or such document, and (ii) shall not be


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

subject to discharge pursuant to section 1141 of the Bankruptcy Code or otherwise, and shall be binding in all respects upon, any successor-in-interest to Solutia (be it under a confirmed Chapter 11 plan or a purchase agreement, any trustee appointed under either Chapter 7 or Chapter 11 of the Bankruptcy Code, or otherwise). Notwithstanding anything herein to the contrary, the obligation to pay the Expense Reimbursement and Termination Fee pursuant to the terms and conditions of Section 8.2(b) shall not be subject to the entry and effectiveness of the Approval Order.

          7.11 Carteret ISRA Approval.
               ----------------------

          The Seller shall, prior to the Closing, take all actions necessary to comply with the New Jersey Industrial Site Recovery Act ("ISRA") to the
                                                             ----
extent required to permit the consummation of the transactions contemplated by this Agreement, and shall, in connection therewith, obtain and provide to the Buyer prior to Closing a Remediation in Progress Waiver from the New Jersey Department of Environmental Protection (an "ISRA Approval") or, if
                                                   -------------
such ISRA Approval cannot be obtained prior to Closing, a remediation agreement issued pursuant to ISRA (with the Seller or FMC serving as "responsible person" with respect thereto). Buyer acknowledges that FMC is currently conducting remediation of Astaris' facility at 500 Roosevelt Avenue, Carteret, New Jersey under ISRA. The Buyer agrees that it shall execute and deliver on the Closing Date the agreement substantially in the form attached hereto as Exhibit G (the "Carteret Agreement").
                        ---------       ------------------

          7.12 Notice and Cure.
               ---------------

               (a) Each party to this Agreement agrees that it shall (i) promptly notify in writing the other party hereto if such notifying party becomes aware of any breach of any representation, warranty, covenant or agreement of such notifying party that will result in the failure to satisfy any condition to the other party's obligation to close by the scheduled Closing Date, (ii) concurrently provide the other party with copies of any and all information or documents in its possession relating to, and will use commercially reasonable efforts to cure, such breach as promptly as practicable, but in any event before the Effective Time. No notice given (or any failure to give notice) pursuant to this Section 7.12(a) shall have any effect on any right or remedy to which any party may be entitled under this Agreement.

               (b) Each party also may elect at its option to provide written notice under this Section 7.12(b) if such notifying party becomes aware of any breach of any representation, warranty, covenant or agreement of such notifying party that will result in the failure to satisfy any condition to the other party's obligation to close by the scheduled Closing Date. The notifying party shall concurrently provide the other party with copies of any and all information or documents in its possession relating to such breach. Such notice will be irrevocable when given and shall (i) specify the section(s) of the Agreement that have been breached, and (ii) contain an acknowledgement by the notifying party that (x) it has breached the specified provisions of the Agreement, (y) such breach constitutes a "Seller Breach" or "Buyer Breach", as the case may be, under Section 8.1 hereof, and (z) as a result of such breach the other party's obligation to close under the Agreement would be excused. The notifying party shall have no right to cure any breach for which notice has been given under this
Section 7.12(b). No notice given (or any failure to give notice) pursuant to this Section 7.12(b) shall have any effect on any right or remedy to

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

which any party may be entitled under this Agreement, including any rights under Sections 8.1 and 8.2(c) hereof, provided that if (A) such breach
                                      --------
would, in the case of a Seller Breach, have a Material Adverse Effect or, in the case of a Buyer Breach, have a material adverse effect on the ability of the Seller or the Owners to consummate the transactions contemplated by this Agreement without material delay and (B) the recipient party elects to close notwithstanding that the condition to its obligation to close as a result of such breach has not been satisfied, then, except in the case of fraud or intentional and wrongful breach of a representation, warranty, covenant or agreement, (I) the recipient party shall have no rights or remedies hereunder by reason of such breach and (II) any such representation or warranty by the notifying party or parties, or any Disclosure Schedule applicable thereto, shall be deemed to be amended (effective as of the date of this Agreement) to the extent necessary to reflect the information provided in such notice. If any notice is provided under this Section 7.12(b) less than thirty (30) days prior to the Closing Date, the recipient of such notice shall have the unilateral right to extend the date of Closing (and the Outside Date under Section 8.1(b) hereof) up to the date which is thirty (30) days from the date such notice is received by the recipient.

          7.13 Negotiations.
               ------------

          From and after the date hereof and until the earlier of the termination of this Agreement and the Effective Time, neither the Owners, nor the Seller nor any of their respective subsidiaries shall authorize or permit any officer, director, employee, investment banker, financial advisor, attorney, accountant or other agent or representative (each, a "Representative") retained by or acting for or on behalf of such Owner, the
 --------------
Seller or any of their respective Covered Affiliates to, directly or indirectly, initiate, solicit, knowingly encourage, participate in any negotiations regarding, furnish any confidential information in connection with, endorse, enter into, or otherwise cooperate with, assist, participate in or knowingly facilitate the making of any proposal or offer for, or which may reasonably be expected to lead to, an Acquisition Transaction, by any Person or group (a "Potential Acquiror"), whether pursuant to an auction or
                    ------------------
otherwise (any of the foregoing actions, "Negotiation Actions"). The Seller
                                          -------------------
and the Owners shall diligently oppose the entry of any Bankruptcy Negotiation Order. The Owners and Seller shall promptly inform the Buyer, orally and in writing, of the material terms and conditions of any proposal or offer for an Acquisition Transaction that it receives. The Seller, FMC, Solutia and their respective Covered Affiliates will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted on or prior to the date of this Agreement heretofore with respect to any Acquisition Transaction. FMC and Solutia further agree to take no action under the Joint Venture Agreement, whether by vote of membership interests, transfer of assets or Equity Interests, or otherwise, in order to facilitate or effect any Acquisition Transaction by a Potential Acquiror. As used in this Agreement, "Acquisition Transaction"
                                                -----------------------
means any merger, consolidation or other business combination with respect to Astaris, or any acquisition in any manner of all or a substantial portion of the equity of, or all or a substantial portion of the assets of, Astaris, whether for cash, securities or any other consideration or combination thereof, other than pursuant to the transactions contemplated by this Agreement.

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

          7.14 Monthly and Interim Financial Statements.
               ----------------------------------------

          From and after the date hereof until the Closing or termination of the Agreement under Article VIII hereof, the Seller will deliver to the Buyer, (a) statements of operations for the Business and for the Acquired Assets and Assumed Liabilities for each month, for that part of the fiscal year ending with such month and, if such month is the end of a calendar quarter, the calendar quarter ending with such month, and (b) the related balance sheets as at the end of such month, as soon as available and in any event within ten (10) calendar days after the end of each calendar month in the case of the financial statements as of and for the monthly and year-to-date periods, and within twenty-five (25) calendar days after the end of such month in the case of the financial statements as of and for the quarterly periods, in each case certified by the chief financial officer of the Seller to have been prepared consistent with the Audited Financial Statements, and the Historical Interim Financial Statements (as applicable), except as otherwise noted therein, and give effect to assumptions used in the preparation thereof, which in the view of management of the Seller are on a reasonable basis and in good faith and fairly present in all material respects the financial position and results of operations for the Acquired Assets and Assumed Liabilities after giving effect to the transaction and adjustments referred to in the statements as of and for the periods presented therein; provided that the statements will include all properties,
                   --------
rights and assets relating to the facility located in Sauget, Illinois based on the contracts and cost structure in force during the period of the statements and will not reflect the Sauget Supply Agreement.

          7.15 Use of Names and Logos.
               ----------------------

               (a) The Seller and each Owner acknowledges and agrees that the consummation of the transactions contemplated under this Agreement shall vest in the Buyer all right, title and interest of the Seller, the Subsidiaries and the Owners in and to, and all of the goodwill associated with, the trademarks, service marks, trade names, logos, brand names, corporate names, business names, slogans, trade dress, Internet domain names and other trade indicia of the Business that consist of or include the name ASTARIS or any name or trademark listed in Section 2.12(a) of the Disclosure Schedule (collectively, the "ASTARIS Marks"). Such rights shall include all
                             -------------
rights in and to all income, royalties, damages and payments now or hereafter due or payable with respect to, and in and to all rights of action arising from the ASTARIS Marks, all claims for damages by reason of past, present and future infringement of the ASTARIS Marks and the right to sue and collect damages for such infringement, to be held and enjoyed by the Buyer for its own use and benefit and for its successors and assigns.

               (b) After the Closing, the Buyer shall have the right to:

                        (i) sell the finished goods Inventory purchased from the Seller;

                        (ii) use in the operation of the Business all labels and packaging materials purchased by the Buyer; and

                        (iii) use all such other logos, trademarks and trade identification of the Seller as are located at or on the Acquired Assets until such time as the Buyer may conveniently change them.

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

               (c) Within thirty (30) calendar days following the Closing Date, the Seller and the Owners shall, and shall cause their respective subsidiaries to, amend or terminate any organizational document, business registration, certificate of assumed name or d/b/a filings or the like so as to eliminate such Person's right to use, or do business under, the name "Astaris," or a name that is similar to such name, and the Seller and the Owners shall not, and shall cause their respective subsidiaries not to, thereafter use that name or other names acquired by the Buyer hereunder or names confusingly similar thereto.

          7.16 Resignation of Directors and Officers of Subsidiaries.
               -----------------------------------------------------

          The Seller and the Owners shall use their commercially reasonable efforts to cause all directors and officers of the Subsidiaries (except those designated by the Buyer) to duly execute and deliver to the Buyer resignations from such positions effective as of the Closing.

          7.17 Collection of Receivables.
               -------------------------

          Upon the Closing, the Seller shall, by letter prepared by the Buyer and reasonably satisfactory to the Seller (the "Letter"), irrevocably
                                                      ------
authorize, instruct and direct that the account parties of all accounts, notes and receivables (including insurance proceeds) constituting Acquired Assets (such parties, the "Seller Account Parties") make and deliver all
                           ----------------------
payments relating thereto on or after the Closing to such location, bank and account (the "Lockbox Account") as the Buyer shall specify. If,
              ---------------
notwithstanding such Letter, any of the Seller Account Parties remit payments on or after the Closing directly or indirectly to the Seller, the Subsidiaries or the Owners instead of to the Lockbox Account, each of the Seller and the Owners agrees that it shall promptly (and in any event no later than five (5) Business Days following receipt) deliver all such payments that it receives (including but not limited to negotiable instruments which shall be duly endorsed by the Seller or such Owner to the order of the Buyer) to the Buyer. Effective upon the Closing, the Seller and each Owner hereby irrevocably designates, makes, constitutes and appoints the Buyer (and all persons designated by the Buyer) as its true and lawful attorney-in-fact to do any of the following in the sole discretion of the
Buyer: to receive, give receipts for, take, endorse, assign, deliver, deposit, demand, collect, sue on, compound, and give acquittance for any and all information, documents, payments forms (including negotiable and non-negotiable instruments) and proceeds received by the Buyer via the Lockbox Account or from the Seller that relate to the accounts, notes and receivables (including insurance proceeds) of the Seller Account Parties constituting Acquired Assets. The Seller and each Owner shall use its commercially reasonable efforts, at the Buyer's request, to assist the Buyer in collecting in full from Seller Account Parties all amounts owed pursuant to all accounts, notes and receivables constituting Acquired Assets.

          7.18 OPEB.
               ----

          The Seller shall, and each Owner shall cause the Seller to, satisfy the OPEB Obligations as they become due.

          7.19 Cooperation.
               -----------

          ICL, the Buyer, the Seller and the Owners shall cooperate with each other and shall use their commercially reasonable efforts to cause their respective Covered Affiliates,

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

officers, employees, agents and representatives to cooperate with each other to provide an orderly transition of the Business from the Seller to the Buyer and to minimize the disruption to the Business resulting from the transactions contemplated hereby.

          7.20 Real Property Matters.
               ---------------------

               (a) The Seller shall cooperate with the Buyer, at the Buyers' sole cost and expense, in the Buyer's efforts to obtain, no later than fifteen (15) calendar days prior to Closing, as-built surveys of each parcel of Owned Real Property (collectively, the "Surveys") in accordance with (i)
                                           -------
the most current minimum standard detail requirements for ALTA/ACSM Land Title Surveys, including Table A items 2, 3, 4, 6, 7, 8, 9, 10, 11 and 13 and such additional or different Table A Items as the Buyer may, in its reasonable discretion, require, (ii) with the Accuracy Standards (as adopted by ALTA and ACSM) of an Urban Survey, and (iii) local standards required by the Buyer, in its reasonable discretion, dated after the date hereof, and showing, without limiting the foregoing, with respect to each parcel of the Owned Real Property, all easements and other appurtenances benefiting and all easements and other encumbrances burdening such parcel. Each Survey shall be certified to any lender providing financing to the Buyer for the transactions contemplated hereby, the Buyer, the title company providing the Title Insurance (the "Title Company") and any other person reasonably
                      -------------
requested by the Buyer and shall comply with any requirements imposed by the Title Company as a condition to the removal of any survey exception from the general exceptions to the Title Insurance covering the Owned Real Property shown on such survey.

              (b) The Seller shall cooperate with the Buyer at the Buyers' sole cost and expense at regular rates, in the Buyer's efforts to obtain, no later than fifteen (15) calendar days prior to Closing, title commitments for all of the Owned Real Property, with legible copies of all listed exceptions, and as of the opening of business for the Closing Date, good and valid title insurance policies or, in final form, irrevocable ALTA title insurance binders or commitments, from a Title Company reasonably acceptable to the Buyer (the "Title Insurance"), dated as of the Closing Date, insuring
                   ---------------
the Buyer as the fee owner of the Seller's parcels of Owned Real Property as of Closing, subject only to Permitted Encumbrances, and in connection with the issuance of the policies of Title Insurance, execute and deliver, or cause to be executed and delivered, to the Title Company any affidavits reasonably requested by the Title Company or the Buyer in connection with the issuance of the policies as required hereunder; provided that the Seller
                                                    --------
shall not be required to undertake or incur any liability under any such affidavit in excess of any liability that it would otherwise have under this Agreement.

          7.21 Bulk Transfer Laws.
               ------------------

          The Buyer and ICL hereby waive compliance with the provisions of any so-called "bulk transfer law" of any jurisdiction in connection with any transactions contemplated by this Agreement. The Seller agrees to indemnify and hold harmless the Buyer and ICL from and against any and all liabilities, claims or Encumbrances that may be asserted by third parties against the Buyer and ICL as a result of such non-compliance.

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

          7.22 Astaris Brasil.
               --------------

          At the Closing, Solutia shall transfer its Equity Interests in Astaris Brasil to one of the Subsidiaries or an Affiliate of the Buyer as designated prior to the Closing by the Buyer.

          7.23 Intellectual Property Matters.
               -----------------------------

               (a) Title to Certain Intellectual Property. From and after the
                   --------------------------------------
date of this Agreement, the Seller and each Owner shall, as applicable, as promptly as practicable, (i) execute, or use commercially reasonable efforts to cause to be executed, and/or (ii) file, and use commercially reasonable efforts to record, with the appropriate intellectual property offices or Governmental Authorities, all instruments reasonably necessary to record that the Seller is named as the owner of record of all of the Seller's ownership rights in and to any material Intellectual Property included in the Acquired Assets for which Seller is the owner but is not named as the owner of record, in the case of clauses (i) and (ii) solely at the expense of the Seller.

               (b) Jointly-Owned Intellectual Property. From and after the date
                   -----------------------------------
of this Agreement, for all material patents and patent applications included in the Acquired Assets in which Seller has a partial or joint-ownership interest (the "Co-Owned Patents"), (i) each Owner shall transfer or caused
               ----------------
to be transferred to the Seller, prior to the Closing, such Owner's or any of its Covered Affiliates' ownership interest in such Co-Owned Patents, if any, (ii) the Seller and each Owner shall use its commercially reasonable efforts to obtain the Consent of any and all co-owners whose Consents are necessary to transfer and assign Seller's right, title and interest in the Co-Owned Patents to the Buyer, if any, and (iii) use its commercially reasonable efforts to obtain from all co-owners of the Co-Owned Patents an agreement not to exercise any preemptive right or right-of-first refusal that such co-owner may have to acquire or have acquired the right, title and interest in the Co-Owned Patents not owned by such co-owner if and to the extent that any such rights exist, in the case of clauses (i), (ii) and
(iii) solely at the expense of the Seller.

          7.24 Monsanto Supply Agreement Matters.
               ---------------------------------

               (a) Within sixty (60) calendar days after the end of each year, the Buyer shall deliver to the Seller a statement (the "Monsanto Costs
                                                        --------------
Statement") setting forth in good faith and in reasonable detail the amount
---------
and basis of any Additional Monsanto Supply Agreement Environmental Costs
that were charged to the Buyer under the Monsanto Supply Agreement for the previous year. The Buyer shall use commercially reasonable efforts
(including making requests for information that it has the right to request under the Monsanto Supply Agreement) to obtain from Monsanto, maintain and furnish to the Seller, in connection with the delivery of the Monsanto Costs Statement, information and documents sufficient to permit the independent calculation and verification of the amount and basis of such Additional Monsanto Supply Agreement Environmental Costs (such information and documents, the "Monsanto Verification Information"). The Monsanto Costs
                ---------------------------------
Statement shall be prepared by the Buyer based on the Monsanto Verification Information for and relevant to such fiscal year. If, despite the exercise by the Buyer of such commercially reasonable efforts, the Buyer is not able, within such sixty (60) day period to calculate and verify the amount and basis of the Additional Monsanto Supply Agreement Environmental Costs for
the preceding fiscal year, the Buyer shall so indicate in the Monsanto Costs Statement and shall include in the Monsanto Costs Statement its reasonable, good faith estimate of the amount of such Additional Monsanto Supply
Agreement Environmental Costs. The Seller shall have sixty (60) calendar days from the date of receipt to review the Monsanto Costs Statement, during which time the Seller and the Owners shall provide to the Buyer any information or documents regarding the Additional Monsanto Supply Agreement Environmental Costs available to such party in the exercise of its commercially reasonable efforts and Buyer shall (x) continue to exercise its commercially reasonable efforts as set forth in the third preceding sentence and (y) otherwise cooperate with and provide to the Seller and its representatives and accountants reasonable access to any additional information and documents of Monsanto and the Buyer regarding the Additional Monsanto Supply Agreement Environmental Costs reasonably requested by the Seller in connection with its review of the Monsanto Costs Statement (such additional information and documents, together with the Monsanto
Verification Information, the "Verification Information"). Unless the Seller
                               ------------------------
delivers written notice to the Buyer setting forth with reasonable specificity the items disputed by the Seller and the basis therefor on or prior to the sixtieth (60th) calendar day after receipt of the Monsanto
Costs Statement, the Seller shall be deemed to have accepted and agreed to the Monsanto Costs Statement and such statement (and the calculations contained therein) shall be final, binding and conclusive. If the Seller notifies the Buyer of its objections to any items contained in the Monsanto Costs Statement (or specific calculations contained therein) with reasonable specificity and the basis therefor within such sixty (60) day period, the Seller and the Buyer shall, within thirty (30) calendar days following delivery of such notice by the Seller to the Buyer (the "Monsanto Resolution
                                                         -------------------
Period"), attempt in good faith to resolve their differences with respect to
------
the disputed items (or calculations) specified in the notice (the "Monsanto
                                                                   --------
Disputed Items"), and all other (i.e., the undisputed) items (and all
--------------
calculations relating thereto) will be final, binding and conclusive. Any resolution or deemed resolution by the Seller and the Buyer during the Monsanto Resolution Period as to any Monsanto Disputed Items shall be final, binding and conclusive on the parties hereto and shall, in the case of an agreed upon (as opposed to a deemed) resolution be set forth in writing.

               (b) If the Buyer and the Seller do not resolve all Monsanto Disputed Items by the end of the Monsanto Resolution Period, then all Monsanto Disputed Items remaining in dispute will be submitted within thirty
(30) calendar days after the expiration of the Monsanto Resolution Period to the Neutral Arbitrator. The Neutral Arbitrator shall act as an arbitrator to determine only those Monsanto Disputed Items remaining in dispute, consistent with this Section, and shall request a statement from the Buyer and the Seller regarding such Monsanto Disputed Items. In resolving such Monsanto Disputed Items, the Neutral Arbitrator may not assign a value to any Monsanto Disputed Item greater than the greatest value for such Monsanto Disputed Item claimed by any party or less than the lowest value for such Monsanto Disputed Item claimed by any party. All fees and expenses relating to the work, if any, to be performed by the Neutral Arbitrator will be allocated between the Buyer and the Seller in the same proportion that the aggregate amount of the Monsanto Disputed Items so submitted to the Neutral Arbitrator that is unsuccessfully disputed by each such party (as finally determined by the Neutral Arbitrator) bears to the total amount of such Monsanto Disputed Items so submitted. In addition, the Buyer and the Seller shall provide to the Neutral Arbitrator originals or copies of any and all Verification Information regarding the Additional Monsanto Supply Agreement Environmental Costs, together with any and all other information and documents in the possession and control of such party reasonably necessary to enable the Neutral Arbitrator to perform its function as arbitrator. If either the Buyer or the Seller fails to submit a statement regarding any Monsanto Disputed Item submitted to the Neutral Arbitrator or otherwise fails to provide to the Neutral Arbitrator any Verification Information or such other information or documents referred to in the preceding sentence, in each case within the time determined by the Neutral Arbitrator, then the Neutral Arbitrator shall render a decision based solely on the statement, Verification Information and other information and documents timely submitted. The Neutral Arbitrator will deliver to the Buyer and the Seller a written determination (such determination to include a work sheet setting forth all material calculations used in arriving at such determination and to be based solely on information timely provided to the Neutral Arbitrator by the Seller and the Buyer) of the Monsanto Disputed Items submitted to the Neutral Arbitrator within thirty (30) calendar days of receipt of such Monsanto Disputed Items, which determination will be final, binding and conclusive and judgment may be entered on the award. The final, binding and conclusive Monsanto Costs Statement for any year, based either upon agreement or deemed agreement by the Buyer and the Seller or the written determination delivered by the Neutral Arbitrator in accordance with this Section, will be the "Conclusive Monsanto Costs Statement."
 -----------------------------------

               (c) The amount set forth in the Conclusive Monsanto Costs Statement shall be applied against the Monsanto Basket. To the extent that any such amount constitutes any amount in excess of the Monsanto Basket, the Seller shall, and the Owners shall cause the Seller to, pay to the Buyer such amount within five (5) Business Days of such Monsanto Costs Statement becoming final, binding and conclusive by wire transfer of immediately available funds to an account designated by the Buyer. Any amount due under this Section that is not paid when due shall accrue interest from the date payment was required to be made until the date of such payment at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made plus three percent (3%) per annum.

                                ARTICLE VIII

                                 TERMINATION

          8.1  Termination.
               -----------

          This Agreement shall automatically terminate if the Bankruptcy Court enters a Bankruptcy Negotiation Order. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

               (a) with the mutual written consent of the Seller, each Owner and the Buyer;

               (b) by the Seller and the Owners, on the one hand, or the Buyer, on the other hand, upon written notice to the other parties, if the Closing has not occurred on or before the one hundred twentieth (120th) calendar day after the earlier of (x) the date on which the Approval Motion is filed with the Bankruptcy Court and (y) the fifth (5th) Business Day following the date hereof (the "Outside Date"), unless the failure of such occurrence is due to
             ------------
the failure of the parties wishing to terminate to comply in all material respects with their representations, warranties, agreements and covenants contained herein; provided, however, that if the Antitrust Division or the
                  --------  -------
FTC makes a second request for information pursuant to Section 7(A)(e) of the HSR Act, then such date shall automatically be extended until the two hundred seventieth (270th) calendar day after the earlier of (x) the date on which the Approval Motion is filed with the Bankruptcy Court and (y) the fifth (5th) Business Day following the date hereof (which shall then become the Outside Date);

               (c) by either the Seller and the Owners, on the one hand, or the Buyer, on the other hand, upon written notice to the other parties, if any court or Governmental Authority of competent jurisdiction shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the consummation of the Closing hereunder and such order, decree or ruling or other action shall have become final and nonappealable;

               (d) by the Buyer if the Approval Order has not been entered within sixty-seven (67) calendar days following the date hereof or has not become a Final Order within ten (10) calendar days thereafter;

               (e) by the Seller or the Owners at any time if (i) the representations and warranties of the Buyer or ICL in this Agreement that are qualified as to materiality were not true and correct or the representations and warranties of the Buyer or ICL in this Agreement that are not so qualified were not true and correct in all material respects when made or at any time thereafter, and such failure to be true and correct has, or would reasonably be expected to have, individually or in the aggregate with all other such failures, a material adverse effect on the ability of ICL and the Buyer to consummate the transactions contemplated by this Agreement and the Transaction Documents without material delay or (ii) the Buyer or ICL is in breach in any material respect of any of its covenants or agreements in this Agreement (clauses (i) and (ii) collectively, a "Buyer
                                                                    -----
Breach"), and such Buyer Breach continues uncured for thirty (30) calendar
------
days after written notice thereof by the Seller (provided that such thirty
                                                 --------
(30) day period shall be extended (but not past the Outside Date), if such Buyer Breach is capable of cure, for so long as any condition set forth in
Article V shall not have been satisfied or waived); or

               (f) by the Buyer at any time if (i) the representations and warranties of the Seller or the Owners in this Agreement that are qualified as to materiality were not true and correct or the representations and warranties of the Seller or the Owners in this Agreement that are not so qualified were not true and correct in all material respects when made or at any time thereafter, and such failure to be true and correct has, or would reasonably be expected to have, individually or in the aggregate with all other such failures, a Material Adverse Effect or (ii) the Seller or Owners are in breach in any material respect of any of their respective covenants or agreements in this Agreement (clauses (i) and (ii) collectively, a "Seller Breach"), and such Seller Breach continues uncured, if capable of
 -------------
cure, for thirty (30) calendar days after written notice thereof by the Buyer (provided that such thirty (30) day period shall be extended (but not
       --------
past the Outside Date), if such Seller Breach is capable of cure, for so long as any condition set forth in Article VI shall not have been satisfied or waived).

          8.2  Procedure and Effect of Termination.
               -----------------------------------

               (a) In the event of the termination of this Agreement by the Seller and the Owners, on the one hand, or the Buyer and ICL, on the other hand, pursuant to Section 8.1 hereof, written notice thereof shall forthwith be given to the other parties.

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

               (b) If this Agreement is terminated (i) by the Buyer pursuant to
Section 8.1(d) hereof, (ii) by the Seller and the Owners pursuant to (A)
Section 8.1(b) hereof because any of the conditions precedent to the obligations of the Seller and Owners to effect the Closing under Sections
5.4 (other than for failure to obtain any approval under any Competition/Investment Law), 5.5 or 5.6 (other than as a result of (x) any Competition/Investment Law, (y) any Governmental Order issued under any Competition/Investment Law or (z) any violation of Law or a Governmental
Order if resulting primarily from the conduct of ICL or any of its Covered Affiliates) have not been satisfied or waived or (B) Section 8.1(c) hereof (other than as a result of any Governmental Order issued under any Competition/Investment Law) or (iii) automatically pursuant to the first sentence of Section 8.1, then, in the case of each of clauses (i), (ii) and
(iii) of this Section 8.2(b), the Seller shall immediately reimburse the
Buyer in cash for all of the Buyer's Transaction Expenses, not to exceed two million dollars ($2,000,000) (the "Expense Reimbursement"). If the
                                   ---------------------
Bankruptcy Court enters a Bankruptcy Negotiation Order thereby giving rise to the automatic termination of this Agreement pursuant to the first sentence of Section 8.1 and within nine (9) months after the date of the entry of the Bankruptcy Negotiation Order the Seller or the Owners
consummate an Acquisition Transaction with another Person or group with a purchase price with a value equal to or greater than $265 million, or enter into an agreement for an Acquisition Transaction with another Person or group and at any time after such 9-month period consummate an Acquisition Transaction with such Person or group with a purchase price with a value equal to or greater than $265 million, the Buyer shall be paid immediately by the Seller at the closing of such Acquisition Transaction an amount equal to seven million five hundred thousand dollars ($7,500,000) minus the aggregate amount of any Expense Reimbursement paid to the Buyer (the "Termination Fee"), payable in cash from the proceeds of such Acquisition
 ---------------
Transaction; provided, however, that the Buyer shall not be entitled to a
             --------  -------
Termination Fee if the Bankruptcy Court enters a Bankruptcy Negotiation
Order that requires Solutia to conduct an auction for an Acquisition Transaction and ICL and the Buyer elect not to participate in such auction.
The Owners and the Seller shall cause the agreement governing the Acquisition Transaction to provide that the Termination Fee shall be paid out of the proceeds of such Acquisition Transaction to ICL or the Buyer at the closing of the Acquisition Transaction. The Seller and the Owners acknowledge that the agreements contained in this Section 8.2(b) are an integral part of the transactions contemplated by this Agreement, and that without these agreements, neither the Buyer nor ICL would enter into this Agreement; accordingly, if the Seller fails to pay any amount of the Expense Reimbursement or Termination Fee due pursuant to this Section 8.2(b), and, in order to obtain such payment, the Buyer commences a suit which results in a final, nonappealable judgment against the Seller for the payment set forth in this Section 8.2(b), the Seller shall pay the Buyer its reasonable costs and expenses (including reasonable attorneys' fees) in connection with such suit, together with interest on the Termination Fee from the date payment was required to be made until the date of such payment at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made plus three percent (3%) per annum. If this Agreement is terminated pursuant to a provision that calls for a payment to be made under this Section
8.2(b), it shall not be a defense to the obligation of the Seller to pay hereunder that this Agreement could have been terminated at an earlier or later time.

               (c) If this Agreement is terminated and the transactions contemplated by this Agreement are abandoned as provided herein:

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

                        (i) Each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same;

                        (ii) The provisions of the Confidentiality Agreement, Sections 7.2(d), 8.2(b) and 8.2(c) and Article X shall continue to apply following such termination; and

                        (iii) No party to this Agreement will have any liability under this Agreement to any other party, except (A) that nothing herein shall relieve any party from any liability for any breach of any of the representations, warranties, covenants and agreements set forth in this Agreement prior to such termination and
     (B) as contemplated by paragraphs (b) and (c) above and by Sections 10.1, 10.2 and 10.15.

                                 ARTICLE IX

                               INDEMNIFICATION

          9.1  Indemnification.
               ---------------

               (a) Indemnification by the Owners.
                   -----------------------------

                        (i) Subject to the terms, conditions and limits set forth in this Section 9.1, from and after the Closing, the Owners, severally and not jointly, agree to indemnify, defend and hold the Buyer, ICL and its Affiliates and their respective officers, directors, partners, equityholders, stockholders, employees, agents and representatives (the "Buyer Indemnified Persons") harmless from and in
                           -------------------------
     respect of any and all losses, claims, liabilities, obligations, damages (including consequential damages, but solely to the extent that such consequential damages are recovered by a third party from an Indemnified Party), fines, penalties and costs (in each case including reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel, experts and accountants and reasonable fees and expenses to enforce the Escrow Agreement)) (each a "Loss" and
                                                         ----
     collectively, "Losses"), that are asserted against or paid, suffered or
                    ------
     incurred by any Buyer Indemnified Persons which, directly or indirectly, arise out of or result from:

                                (A)     in the case of Solutia:

                                        (I)     the breach of any
               representation or warranty of Solutia or the Seller set forth in this Agreement;

                                        (II)    any breach of any covenant or
               agreement of Solutia or the Seller contained in this Agreement;

                                        (III)   any Retained Solutia Liability,
               Retained Astaris Liability, Excluded Solutia Asset or Excluded Astaris Asset; and

                                        (IV)    the enforcement by a Buyer
               Indemnified Person of its indemnification rights under this Agreement against Solutia; and

                                (B)     in the case of FMC:

                                        (I)     the breach of any
               representation or warranty of FMC or the Seller set forth in this Agreement;

                                        (II)    any breach of any covenant or
               agreement of FMC or the Seller contained in this Agreement;

                                        (III)   any Retained FMC Liability,
               Retained Astaris Liability, Excluded FMC Asset or Excluded Astaris Asset; and

                                        (IV)    the enforcement by a Buyer
               Indemnified Person of its indemnification rights under this Agreement against FMC.

                        (ii) Anything to the contrary contained herein notwithstanding, (A) none of the Buyer Indemnified Persons shall be entitled to recover from either Owner for any claim for indemnity in respect of Losses arising under Section
     9.1(a)(i)(A)(I) or 9.1(a)(i)(B)(I) unless and until, and then only to the extent that, the total of all such claims against such
     Owner in respect of such Losses exceeds one million five hundred thousand dollars ($1,500,000) (the "Basket"), and in such event
                                         ------
     only to the amount of such excess, provided that, in calculating
                                        -------- ----
     whether the Basket has been exceeded, only individual claims or groups of related claims for Losses in excess of two hundred thousand dollars ($200,000), irrespective of any sharing or allocation of Losses between the Owners (the "Minimum Claim
                                                   -------------
     Amount"), shall be considered, provided, further, that after the
     ------                         --------  -------
     Basket has been exceeded such Owner shall be liable for any Losses under Section 9.1(a)(i)(A)(I) or 9.1(a)(i)(B)(I) in excess of the Basket; and (B) the Buyer Indemnified Persons shall not be entitled to recover from either Owner more than twenty-five million dollars ($25,000,000) (the "Cap") for any and all
                                         ---
     indemnifiable claims for indemnity in respect of Losses arising under Section 9.1(a)(i)(A)(I) or 9.1(a)(i)(B)(I); provided,
                                                       --------
     however, that none of the Basket or the Cap shall apply with
     -------
     respect to any amounts payable pursuant to Section 1.2 or Section
     1.4 or Losses arising under Sections 9.1(a)(i)(A)(II), (III) or
     (IV) or 9.1(a)(i)(B)(II), (III) or (IV) or Sections 2.1, 2.2 and
     2.4 (as it relates to the PCS Contract or the Fosbrasil Supply Agreement), the first sentence of Section 2.7(a), Sections 2.9, 2.24, 3.1, 3.2 and 3.5, or in respect of fraud or intentional and wrongful breach of a representation or warranty.

                        (iii) In addition to any and all other applicable limitations on the obligations of each Owner under this Article
     IX, none of the Buyer Indemnified Persons shall be entitled to recover from either Owner for any claim

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

     for indemnity in respect of Losses otherwise subject to indemnity under
     Section 9.1(a)(i)(A)(III) or Section 9.1(a)(i)(B)(III) for Retained Environmental Liabilities which constitute Unknown Environmental Liabilities (other than as to Excluded Assets): (A) in excess of seventy-five percent (75%) of such Losses if written notice providing material details in reasonable specificity supporting such claim for indemnity in respect of such Losses has not been provided to the applicable Owner prior to the fifth (5th) anniversary of the Closing;
     (B) in excess of fifty percent (50%) of such Losses if written notice providing material details in reasonable specificity supporting such claim for indemnity in respect of such Losses has not been provided to the applicable Owner prior to the seventh (7th) anniversary of the Closing; or (C) in excess of twenty-five percent (25%) of such Losses if written notice providing material details in reasonable specificity supporting such claim for indemnity in respect of such Losses has not been provided to the applicable Owner prior to the tenth (10th) anniversary of the Closing. Neither Owner shall have any obligation under Section 9.1(a)(i)(A)(III) or Section 9.1(a)(i)(B)(III) for Retained Environmental Liabilities which constitute Unknown Environmental Liabilities (other than as to Excluded Assets), to the extent that otherwise indemnified Losses are incurred by any Buyer Indemnified Person and written notice providing material details in reasonable specificity supporting such claim for indemnity in respect of such Losses has not been provided to the applicable Owner prior to the fifteenth (15th) anniversary of the Closing. None of the foregoing shall alter the duration of the survival of the representations and warranties as provided for under Section 9.1(d).

               (b) Indemnification by the Buyer.
                   ----------------------------

                        (i) Subject to the terms, conditions and limits set forth in this Section 9.1, from and after the Closing, the Buyer agrees to indemnify, defend and hold the Seller, the Owners and their respective Affiliates and their respective officers, directors, partners, equity holders, stockholders, employees, agents and representatives (the "Owners Indemnified Persons") harmless from and in
                           --------------------------
     respect of any and all Losses asserted against or paid, suffered or incurred by any Owners Indemnified Persons which, directly or indirectly, arise out of or result from:

                                (A)     the breach of any representation or
          warranty of the Buyer or ICL set forth in this Agreement;

                                (B) any breach of any covenant or agreement of the Buyer or ICL contained in this Agreement;

                                (C)     any Assumed Liability;

                                (D)     the enforcement by an Owners
          Indemnified Person of its indemnification rights under this Agreement against the Buyer or ICL; and

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

                                (E)(I) any Unknown Environmental Liabilities that would have been subject to indemnification by the Owners pursuant to this Article IX but for the provisions of Section 9.1(a)(iii) and (II) Buyer Environmental Liabilities.

                        (ii) Anything to the contrary contained herein notwithstanding, (A) none of the Owners Indemnified Persons shall be entitled to recover from the Buyer for any claim for indemnity in respect of Losses arising under Section 9.1(b)(i)(A) unless and until, and then only to the extent that, the total amount of all such claims in respect of such Losses exceeds three million dollars ($3,000,000) (the "Buyer Basket"), and in such event only to the amount of such
           ------------
     excess, provided that, in calculating whether the Buyer Basket has been
             -------- ----
     exceeded, only individual claims or groups of related claims for Losses in excess of the Minimum Claim Amount shall be considered, provided,
                                                                --------
     further, that after the Buyer Basket has been exceeded the Buyer shall
     -------
     be liable for any Losses under Section 9.1(b)(i)(A) in excess of the Buyer Basket; and (B) the Owners Indemnified Persons shall not be entitled to recover from the Buyer, nor shall the Buyer be responsible to pay, more than fifty million dollars ($50,000,000) (the "Buyer Cap")
                                                                 ---------
     for any and all indemnifiable claims for indemnity in respect of Losses arising under Section 9.1(b)(i)(A); provided, however, that none of the
                                         --------  -------
     Buyer Basket or the Buyer Cap shall apply with respect to any Losses arising under Sections 9.1(b)(i)(B), (C), (D) or (E) or Sections 4.1,
     4.2 or 4.6 or in respect of fraud or intentional and wrongful breach of a representation or warranty.

               (c) Indemnification Calculations.
                   ----------------------------

                        (i)     The amount of any Losses for which
     indemnification is provided under this Article IX shall be computed net of any third-party insurance proceeds and recoveries in respect of third party indemnification obligations actually received by the indemnified party in connection with such Losses net of any increase in premiums or retroactive premium adjustment attributable to such recovery of insurance proceeds. If an indemnified party receives such insurance proceeds or indemnification recoveries in connection with Losses for which it has received indemnification, such party shall refund to the indemnifying party the amount of such insurance proceeds when received, up to the amount of indemnification received net of any increase in premiums or retroactive premium adjustment attributable to such recovery of insurance proceeds. If the amount with respect to which any claim is made under this Article VIII (an "Indemnity Claim")
                                                          ---------------
     gives rise to an actually realized Tax Benefit to the party that made the claim, such party shall refund to the indemnifying party the amount of such Tax Benefit when, as and if actually realized; provided,
                                                            --------
     however, that such obligation of the indemnified party to refund to the
     -------
     indemnifying party the amount of any Tax Benefit shall only apply to the extent that such Tax Benefit is actually realized within three (3) years following the Closing Date. For purposes of this Section 9.1(c), a "Tax Benefit" to a party means an amount by which the Tax Liability
        -----------
     of such party (or group of Affiliates including such party) is actually reduced (including by deduction, reduction of income by virtue of increased tax basis or otherwise, entitlement to refund, credit or otherwise), but not below zero, net of any increase in such party's Tax Liability as a result of its receipt of payment for such Indemnity Claim plus any related interest received from the relevant Governmental Authority with responsibility for Taxes. Where a party has other losses, deductions, credits or items available to it, the Tax Benefit from any losses, deductions, credits or items relating to the Indemnity Claim shall be deemed to be utilized after all other losses, deductions, credits or items have been completely utilized (i.e., a Tax
                                                                 ----
     Benefit is not actually realized until the relevant party actually pays less in Taxes than it otherwise would have paid without the supposed Tax Benefit). In the event that there should be a determination disallowing the Tax Benefit, the indemnifying party shall be liable to the indemnified party for any Taxes or Losses resulting from such disallowance.

                        (ii) The parties agree that any indemnification payments made pursuant to this Agreement shall be treated for Tax purposes as an adjustment to the Purchase Price, unless otherwise required by applicable law.

                        (iii) Each indemnified party shall take commercially reasonable steps to mitigate any Loss in respect of which a claim could be made under this Article IX or any other provision of this Agreement, provided such mitigation does not disrupt the ongoing business operations of the indemnified party. Any costs or reasonable out of pocket expenses incurred by an Indemnified Party in connection with such mitigation shall constitute a "Loss" that may be recovered by the Indemnified Party under this Article IX.

                        (iv)    The amount of any Loss for which
     indemnification is provided hereunder shall be reduced by the portion of such Loss which shall have been included as a deduction from Net Working Capital in the Conclusive Net Working Capital and Capex Statement.

               (d) Survival of Representations and Warranties. The
                   ------------------------------------------
representations and warranties of the parties will survive the Closing Date and will remain in full force and effect thereafter until the second (2nd) anniversary of the Closing Date; provided that the representations and
                                 --------
warranties set forth in Section 2.9 (Tax Matters) shall survive the Closing until the first (1st) anniversary of the Closing Date, the representations and warranties set forth in Section 2.10 (Employee Benefits) shall survive the Closing until the fifth (5th) anniversary of the Closing Date and the representations and warranties contained in Sections 2.1, 2.2 and 2.4 (as it relates to the PCS Contract or the Fosbrasil Supply Agreement), the first sentence of Section 2.7(a), and Sections 2.24, 3.1, 3.2, 3.5, 4.1, 4.2 and
4.6 shall survive until the tenth (10th) anniversary of the Closing Date. Any claim for indemnity made by a party under Section 9.1(a)(i)(A)(I),
Section 9.1(a)(i)(B)(I) or Section 9.1(b)(i)(A) in accordance with the terms of this Article IX prior to the expiration of the survival period for the relevant representation or warranty shall survive beyond such period until finally and conclusively resolved. The covenants and agreements contained herein shall survive indefinitely unless a shorter period is provided by their terms.

               (e) Notice and Opportunity to Defend. If there occurs an
                   --------------------------------
event which a party asserts is an indemnifiable event pursuant to Sections 9.1(a) or 9.1(b), the party or parties seeking indemnification (the "Indemnified Party") shall notify the other
                              -----------------
party or parties obligated to provide indemnification (the "Indemnifying
                                                            ------------
Party") promptly in writing specifying the facts constituting the basis for
-----
such claim and the amount, to the extent known, of the claim asserted. If such event involves (i) any third party claim or (ii) the commencement of any Proceeding by a third person (such third party claim and Proceeding hereinafter referred to collectively as a "Third Party Claim"), the party
                                           -----------------
seeking indemnification will give such Indemnifying Party prompt written notice of such Third Party Claim; provided, however, that the failure to
                                  --------  -------
provide prompt notice as provided herein (whether with respect to a Third Party Claim or otherwise) will relieve the Indemnifying Party of its obligations hereunder only to the extent that such failure prejudices the Indemnifying Party hereunder. Such notice of a Third Party Claim shall specify the facts constituting the basis for such claim and the amount, to the extent known, of the claim asserted. The Indemnifying Party shall be entitled to participate therein and to assume the defense thereof, with counsel selected by the Indemnifying Party; provided that the Indemnifying
                                            --------
Party notifies the Indemnified Party in writing of its election to assume such defense within twenty (20) Business Days of receipt of notice from the Indemnified Party of such Third Party Claim. After notice from the Indemnifying Party to such party or parties seeking indemnification of such election so to assume the defense thereof, the Indemnifying Party shall not, except as provided in this clause (e), be liable to the Indemnified Party or Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such party or parties in connection with the defense thereof; provided that, after such notice, the Indemnifying
                     --------
Party, regardless of whether it is otherwise required to indemnify the Indemnified Party hereunder with respect to such Third Party Claim, shall be responsible for the costs and fees of its attorneys and related litigation expenses incurred by it in the prosecution of the defense of such Third Party Claim. Notwithstanding the Indemnifying Party's election to so assume the defense of any such Third Party Claim, the Indemnified Party shall have the right to employ separate counsel (including local counsel) and participate in (but not control) such defense, provided that, the
                                               --------
Indemnifying Party shall bear the reasonable fees and expenses of such separate counsel only if (x) the defendants in any such Third Party Claim include both the Indemnified Party and the Indemnifying Party and the Indemnified Party has legal defenses available to it which are different from or additional to those available to the Indemnifying Party; provided
                                                                 --------
that with respect to each Indemnified Party in such circumstance, the Indemnifying Party shall not be required to bear the fees and expenses of more than one firm of attorneys other than one firm of local counsel in each jurisdiction where the primary counsel is not admitted to practice and where local counsel is necessary, or (y) counsel for the Indemnifying Party shall authorize in writing the Indemnified Party to employ separate counsel at the expense of the Indemnifying Party. The Indemnifying Party and the Indemnified Party agree to cooperate fully (regardless of which party has assumed or is in control of the defense of such Third Party Claim and taking into account issues of attorney-client privilege) with each other and their respective counsel in connection with the defense, negotiation or settlement of any such Third Party Claim, including providing access to any relevant books and records, properties, employees, representatives and advisors. If the Indemnifying Party assumes the defense of a Third Party Claim, no settlement or compromise thereof may be effected (A) by the Indemnifying Party without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed) unless (x) there is no finding or admission of any violation of law or any violation of the rights of any Person by any Indemnified Party and no adverse effect on any other third party claims that may be made against any Indemnified Party, (y) such settlement or compromise does not involve equitable or other non-monetary relief binding upon any Indemnified Party and all relief provided is paid or satisfied in full by the Indemnifying Party and (z) such settlement or compromise provides for the unconditional release of the Indemnified Party or (B) by the Indemnified Party without the consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed) except to the extent such settlement or compromise involves equitable or other non-monetary relief not binding on the Indemnifying Party or its Affiliates and ten (10) Business Days' prior written notice is given to the Indemnifying Party. In the conduct of the defense of any Third Party Claim, the Indemnifying Party shall represent the interests of the Indemnified Party in good faith and in a competent and diligent matter. If at any time during the proceeding the Indemnifying Party determines that it is more likely than not that the Indemnifying Party is not responsible to indemnify the Indemnified Party hereunder for at least fifty percent (50%) of the Indemnified Party's Losses in respect of such Third Party Claim, the Indemnifying Party shall promptly notify in writing the Indemnified Party and the Indemnified Party shall thereafter have the right to assume control of the defense of such Third Party Claim with counsel selected by the Indemnified Party (with the expense of such counsel being subject to indemnification hereunder in accordance with the terms hereof). If the Indemnifying Party elects not to assume the defense of a Third Party Claim, the Indemnified Party may assume the defense of any such Third Party Claim with counsel selected by the Indemnified Party, and the Indemnifying Party shall bear reasonable fees and expenses of such counsel. In no event shall an Indemnifying Party be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed). Notwithstanding anything herein to the contrary, a claim under
Section 9.1(a) or (b) to the extent relating to the breach of the representations and warranties included in Section 2.14 (Environmental Matters), or Retained Environmental Liabilities, Unknown Environmental Liabilities or Buyer Environmental Liabilities in connection with an environmental condition requiring investigation, remediation, removal or other response actions at, on, in, from or about the Real Property shall also be governed by the procedures set forth in Section 9.1(f)(iii). In the event of a conflict between the procedures of this Section 9.1(e) and
Section 9.1(f)(iii), the procedures of Section 9.1(f)(iii) shall control such claims.

               (f) Environmental Claims.
                   --------------------

                        (i) The parties agree to cooperate with each other to take all commercially reasonable actions to mitigate Losses that would otherwise be subject to indemnification under Section 9.1(a) or (b) to the extent relating to the breach of the representations and warranties included in Section 2.14 (Environmental Matters), or
     Retained Environmental Liabilities, or Unknown Environmental Liabilities, or Buyer Environmental Liabilities, including not soliciting or importuning any Governmental Authority to require any environmental investigation, monitoring or remediation unless affirmatively required to do so by Environmental Laws; provided such
                                                            --------
     mitigation does not unreasonably disrupt the ongoing industrial business operations of the Indemnified Party.

                        (ii) In addition to any other limitations on indemnification that may apply, with respect to any claim for indemnification that any of the Indemnified Parties may assert under Sections 9.1(a)(i)(A)(I) or 9.1(a)(i)(B)(I) (to the extent relating to the breach of the representations and warranties included in Section 2.14 (Environmental Matters)) or Sections 9.1(a)(i)(A)(III) or 9.1(a)(i)(B)(III) to the extent relating to Retained Environmental Liabilities (other than with respect to the Excluded Assets), or Section 9.1(b)(i)(E), neither the Seller nor the Owners nor the Buyer, as applicable, shall have any obligation with respect to any specific Losses for which indemnification is sought to the extent such Losses:

                                (A)     arise out of a breach of a covenant
          under this Section 9.1(f);

                                (B)     arise out of (1) any change in the
          use of the Real Property from industrial use to residential, non-industrial or non-commercial use following the Closing or
          (2) any action to meet a cleanup or remedial standard under Environmental Law at the Real Property that is more stringent or costly than the minimum standard necessary for the continued industrial use of any property or facility or (3) the initial designation of a material as a Hazardous Material as a result of a new Environmental Law promulgated after Closing; unless, with respect to sections (1) or (2) of this paragraph, a more stringent standard is affirmatively required by a Governmental Authority pursuant to Environmental Law or by an Environmental Law or, in light of the scope, magnitude and validity of a Third Party Claim (other than by a Governmental Authority), is reasonably required to resolve in good faith such Third Party Claim for which reasonable prior written notice has been provided by the Indemnified Party to the Indemnifying Party pursuant to Section 9.1(e);

                                (C)      arise from any environmental
          investigation, remediation, removal or other response action that is not (1) affirmatively required by a Governmental Authority, including a court of relevant jurisdiction acting within the lawful scope of its authority, or (2) affirmatively required pursuant to Environmental Laws, or (3) reasonably conducted, in light of the scope, magnitude and validity of the claim, and in good faith, upon prior written notice by the Indemnified Party to the Indemnifying Party in response to a Third Party Claim (other than by a Governmental Authority) received in writing by an Indemnified Party, or (4) required for the lawful conduct of Construction Activities undertaken in good faith for which Buyer Indemnified Parties have consulted with a relevant Owner pursuant to, and otherwise complied in all material respects with, Section 9.1(f)(iii)(F) below; or

                                (D)      consist of the ordinary costs of
          any post-Closing construction, demolition, excavation, disturbance, renovation, expansion or refurbishment of any facilities owned, leased or operated by the Buyer or any Affiliate of Buyer, including any asbestos abatement obligations arising from such activities, provided such activities are not otherwise required pursuant to an investigation, remediation, removal or other response action required by a Governmental Authority or required pursuant to Environmental Law or reasonably intrinsic to and reasonably required to resolve in good faith, a Third Party Claim (other than by a Governmental Authority), in light of the scope, magnitude and validity of such claim, for which reasonable prior written notice by the Indemnified Party has been provided to the Indemnifying Party pursuant to Section 9.1(e).

                        (iii)   In addition to any other applicable
     requirements under this Agreement, any claim for indemnification in connection with an environmental condition requiring investigation, remediation, removal or other response action at, on, in from or about the Real Property is subject to the following procedures:

                                (A)      prior to first incurring costs with
          respect to such claim, the Indemnified Party shall promptly notify each Indemnifying Party of such claim in a reasonably detailed written communication and shall afford each Indemnifying Party a reasonable opportunity under the circumstances to evaluate the conditions giving rise to such claim; provided, the Buyer
                                                --------
          shall not be in breach of its obligations under this Section 9.1(f)(iii)(A) if such notice or opportunity to evaluate cannot be practicably given and the Buyer is required prior to such time to undertake any reasonable emergency investigation, remediation, removal or other reasonable emergency response action which is necessary to prevent a material threat to public or employee health, safety, or material injury to property, or an imminent and substantial endangerment to the environment.

                                (B)      the relevant Indemnifying Party
          shall be entitled, but not obligated, to undertake and control, with the Indemnified Party's reasonable participation, at its own cost and expense as provided for in this Section 9.1(f), any environmental investigation, remediation, removal or other response action at or from the Real Property as to which an Indemnified Party has asserted a claim for indemnification under this Agreement (and any negotiations with Governmental Authorities regarding same) with respect to such matter using commercially reasonable efforts to minimize interference with the operations of the Business or Real Property; the Indemnified Party shall afford the relevant Indemnifying Party reasonable access to any relevant property, facility, employee, representative or advisor reasonably necessary for the relevant Indemnifying Party to undertake any such investigation, remediation, removal or other response action, subject to the following:

                                (C) in performing an indemnity obligation hereunder, (1) the Indemnifying Party shall use commercially reasonable efforts to mitigate interference with the Buyer's operations and shall reasonably consult with Buyer regarding any investigation, remediation, removal or other response action which would reasonably be expected to materially interfere with the Buyer's use of or operations at the relevant

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

          Real Property; (2) the Indemnifying Party shall provide the Buyer reasonable prior written notice of the Indemnifying Party's access requirements; and (3) whichever party conducts the investigation, remediation, removal or other response action shall (a) utilize a consultant reasonably satisfactory to the other party; (b) use commercially reasonable efforts to mitigate any damage to the Real Property or personal property or harm to any persons; (c) diligently perform or cause to be performed such on-site activities to completion; (d) use commercially reasonable efforts to keep the non-performing party informed of the progress of the investigation, remediation, removal or response action and provide the non-performing party with copies of any material results of sampling and analytical data (including any status reports of work in progress or reports required to be submitted to any Government Authorities in connection with conducting the remediation); (e) provide a reasonable opportunity to review and comment on any submittal to Governmental Authorities and incorporate the non-performing party's reasonable comments; (f) use commercially reasonable efforts to provide the non-performing party with the reasonable opportunity to observe the activities undertaken by or on behalf of the performing party in implementing the investigation, remediation, removal or other response actions; (g) provide reasonable advance notice to the non-performing party of any meetings with any Government Authorities concerning the investigation, remediation, removal or other response action so that the non-performing party may reasonably participate in such meetings as consistent with the applicable obligations under
          Section 9.1(f); (h) comply in all material respects with all applicable Environmental Laws and other laws and Buyer's reasonable health and safety requirements which have been provided in writing to the Performing Party; (i) upon completion of any investigation, remediation, removal or other response action, reasonably repair (taking into account the nature and scope of the investigation, remediation, removal or other response action performed hereunder) adversely affected portions of the Real Property to its pre-disturbed condition; and (j) and indemnify and hold the non-performing party harmless for any Losses arising in relation to any negligent or reckless act or omission by the performing party, or its agents in performing any investigation, remediation, removal or other response action under this provision;

                                (D)     the Buyer, the Seller and the Owners
          shall exchange information relevant to this Section 9.1(f) pursuant to the protection of a joint defense agreement and shall otherwise reasonably cooperate, acting in good faith, in order to facilitate the cost-effective resolution of any claim or matter subject to this Section 9.1(f);

                                (E) provided it would not have a material adverse effect on the industrial use or operations of the Real Property or require the Buyer to incur material unindemnified costs, to the extent that any one of them has the legal capacity to do so, the Buyer Indemnified Persons shall,



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

          at the relevant Indemnifying Party's reasonable request, impose reasonable environmental deed or use restrictions, and/or accept the relevant Indemnifying Party's installation and maintenance of engineering controls on any Real Property subject to this Section 9.1(f); and

                                (F)      Construction Activities.  With
                                         -----------------------
          respect to any construction, demolition, excavation, disturbance, renovation or refurbishment activity at or upon any Real Property (collectively "Construction Activities"), the Buyer Indemnified
                         -----------------------
          Persons shall (i) provide reasonable advance written notice to the relevant Owner of any planned material Construction Activities which would extend into the subsurface beyond the existing "footprint" of buildings and other structures upon such facilities and consult in good faith with the relevant Owner with respect to the planning and implementation of any such Construction Activities; and (ii) to the extent commercially reasonable, honor any reasonable request by the relevant Owner for modifications to the scope and implementation of any such Construction Activities to prevent contact with Hazardous Materials or mitigate costs of remedial actions, and take commercially reasonable actions in undertaking the Construction Actions to mitigate Losses indemnifiable by an Owner hereunder; provided such mitigation does
                                               --------
          not unreasonably disrupt the ongoing industrial business operations of the Indemnified Party.

                        (iv) Subject to complying with the obligations of an Indemnifying Party in Section 9.1(f)(iii), the Buyer Indemnified Persons shall be entitled to undertake and control or elect to have the Indemnifying Party undertake or control any investigation, remediation, removal or response action (a) with respect to any matter governed by the Buyer's indemnification under Section 9.1(b)(i)(E)(I) for Unknown Environmental Liabilities for which the Buyer's share of the Losses is greater than fifty percent (50%) or (b) with respect to any matter governed by Section 9.1(b)(i)(E)(II) to the extent of any Buyer Environmental Liabilities or (c) as otherwise provided in Section 9.1(e).

                        (v) Notwithstanding anything in Article IX to the contrary, in any claim for indemnity for which notice is provided to the Owners prior to the fifth (5th) anniversary of the Closing pursuant to Sections 9.1(a)(i)(A) or 9.1(a)(i)(B) for a breach of the representations and warranties in Section 2.14 or under Section 9.1(a)(i)(A)(III) or Section 9.1(a)(i)(B)(III) for Retained Environmental Liabilities, in each case arising from or relating to the Release or threat of Release of Hazardous Materials at, on, in, from, about, under or migrating to the Real Property, the Release or threat of Release shall be presumed to have first occurred or been in existence prior to Closing unless the Owners rebut that presumption by a preponderance of the evidence. Notwithstanding anything in Article IX to the contrary, in any claim for indemnity for which notice is provided to the Owners after the fifth (5th) but on or before the tenth
     (10th) anniversary of the Closing pursuant to Section 9.1(a)(i)(A)(III) or Section 9.1(a)(i)(B)(III) for Retained Environmental Liabilities, in each case arising from or relating to the Release or threat of Release of Hazardous Materials at, on, in, from, about, under or migrating to the Real

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

     Property, the Release or threat of Release shall be presumed to have first occurred after the Closing unless the Buyer Indemnified Persons rebut that presumption by a preponderance of the evidence.

               (g) Payment. On each occasion that any Indemnified Party
                   -------
shall be entitled to indemnification or reimbursement under this Article IX, the Indemnifying Party shall, at each such time, promptly pay the amount of such indemnification or reimbursement. When applicable, in lieu of the procedure provided for in the immediately preceding sentence, on each occasion that any Indemnified Party shall be entitled to indemnification or reimbursement from Solutia under this Article IX at a time when funds remain in the General Escrow Account, Buyer and Solutia shall deliver to the Escrow Agent a joint written instruction directing the Escrow Agent to deliver to the Indemnified Person the amount of such indemnification or reimbursement (or such lesser amount of funds as is in the General Escrow Account) from the General Escrow Account. Neither the exercise of nor the failure to exercise such right to give a notice of a claim under the Escrow Agreement will constitute an election of remedies or limit the Buyer in any manner in the enforcement of any other remedies that may be available to it. All claims for indemnification made by the Buyer against Solutia under this
Article IX (i) during the pendency of Solutia's Chapter 11 bankruptcy proceeding shall, to the extent due and payable, be treated as allowed administrative expense claims against Solutia, paid in accordance with the terms of this Agreement, and (ii) shall not be subject to discharge pursuant to section 1141 of the Bankruptcy Code or otherwise, and shall be binding in all respects upon, any successor-in-interest to Solutia (be it under a confirmed Chapter 11 plan or a purchase agreement, any trustee appointed under either Chapter 7 or Chapter 11 of the Bankruptcy Code, or otherwise).

               (h) Investigation. Subject to Section 7.12(b), no right to
                   -------------
indemnification under this Article IX or any other rights under this Agreement or any Transaction Document shall be limited or waived by reason of (i) any investigation or audit conducted before or after the Closing by any party hereto or (ii) the fact that such party knew or should have known of any inaccuracy or breach of any representation, warranty, agreement or covenant by the other party at any time, or the decision by such party to complete the Closing. Notwithstanding anything to the contrary in this Agreement, but subject to Section 7.12(b), (a) no investigation, inquiry or examination by the Buyer, ICL or their representatives shall affect the representations, warranties and covenants of the Seller and the Owners under this Agreement or contained in any Transaction Document or any other document, certificate or other writing or communication furnished or to be furnished to the Buyer or ICL in connection with the transactions contemplated hereby, (b) such representations, warranties and covenants shall not be affected or deemed waived by reason of the fact that Buyer or ICL knew or should have known that any of the same is or might be inaccurate or breached in any respect, and (c) each of ICL, the Buyer, the Seller and the Owners shall have the right, irrespective of any knowledge of or investigation by such party, to rely fully on the representations, warranties and covenants of the other parties contained in this Agreement or any Transaction Document.

               (i) Exclusive Remedy. Except as otherwise provided below, the
                   ----------------
indemnification provided for in this Section 9.1, subject to the limitations set forth herein or therein, shall be the exclusive post-Closing remedy available to any Indemnified Party in connection with any Losses arising out of the matters set forth in this Agreement or the transactions contemplated hereunder (including any such remedy arising under CERCLA or any other Environmental Laws which are hereby waived); provided, however, that
                                                   --------  -------
nothing herein will limit in any way any such party's (A) remedies in respect of fraud or intentional and wrongful breach of a representation, warranty or covenant or (B) rights hereunder to injunctive or other equitable relief to enforce its rights under this Agreement or in connection with the transactions contemplated hereby.

               (j) No Right of Contribution. It is understood by the parties
                   ------------------------
that the Seller and the Owners shall have no right of contribution against the Subsidiaries in respect of any of the Owners' indemnification obligations hereunder.

                                 ARTICLE X

                                MISCELLANEOUS

          10.1 Fees and Expenses.
               -----------------

          Except as otherwise specifically provided in this Agreement, each of the Owners and the Seller and each of the Buyer and ICL shall bear its own expenses in connection with the preparation and negotiation of this Agreement and the Transaction Documents and the consummation of the transactions contemplated by this Agreement and the Transaction Documents.

          10.2 Governing Law.
               -------------

          This Agreement shall be construed under and governed by the laws of the State of New York applicable to contracts made and to be performed therein.

          10.3 Amendment.
               ---------

          This Agreement may not be amended, modified or supplemented except upon the execution and delivery of a written agreement executed by the Buyer, ICL, each of the Owners and the Seller.

          10.4 Assignment.
               ----------

          This Agreement may not be assigned by any party hereto without the prior written consent of the other parties; provided, however, ICL and the
                                            --------  -------
Buyer may assign this Agreement or any part thereof or any of its rights hereunder to one or more direct or indirect subsidiaries of ICL, with recourse, and additionally ICL and the Buyer (or any such subsidiary, if applicable) may pledge, assign and grant to ICL's and the Buyer's (or such subsidiary's) lenders, for the benefit of such lenders, a continuing security interest and lien on all of ICL's, the Buyer's or such subsidiary's right, title and interest in and to this Agreement and any and all related agreements, as security for the payment and performance of all obligations of ICL, the Buyer or such subsidiary to such lenders by reason of borrowings or the guarantee of borrowings, or otherwise; provided, however, that ICL
                                              --------  -------
and the Buyer shall not be released or discharged from any of its obligations as "ICL" or "Buyer," respectively, under this Agreement or the other Transaction Documents and any transactions contemplated by this Agreement or the other Transaction Documents.

          10.5 Waiver.
               ------

          Any of the terms or conditions of this Agreement which may be lawfully waived may be waived in writing at any time by any party which is entitled to the benefits thereof. Any waiver of any of the provisions of this Agreement by any party hereto shall be binding only if set forth in an instrument in writing signed on behalf of such party. No failure to enforce any provision of this Agreement shall be deemed to or shall constitute a waiver of such provision and no waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

          10.6 Notices.
               -------

          Any notice, demand, or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been sufficiently given or served for all purposes if (a) personally delivered, when delivered, (b) mailed by certified first class mail, prepaid with return receipt requested, on the earlier of the date actually delivered and the fifth (5th) Business Day after mailing, (c) sent by a nationally recognized overnight courier service, to the recipient at the address below indicated, on the earlier of the date actually delivered and the third (3rd) Business Day after sending or (d) delivered by facsimile which is confirmed in writing by sending a copy of such facsimile to the recipient thereof when confirmation thereof is received:

          If to the Buyer or ICL:

               Israel Chemicals Limited
               Millennium Tower
               23 Aranha Street
               Tel Aviv 61070, Israel
               Attention:  Alexander Paz
               972-3-684-4434 (telecopier)

          With a copy (which shall not constitute notice to the Buyer or ICL) to:

               Shavit Bar-On Gal-On Tzin Nov Yagur, Law Offices
               Sonol Tower - 20th Floor
               52 Menachem Begin Road
               Tel Aviv 67137 Israel
               Attention: Ilan Shavit
               972-3-791-2801 (telecopier)

          With a copy (which shall not constitute notice to the Buyer or ICL) to:

               Dechert LLP
               4000 Bell Atlantic Tower
               1717 Arch Street
               Philadelphia, PA 19103
               Attention:  William G. Lawlor, Esq.
               (215) 994-2222 (telecopier)

          If to the Owners:

          If to FMC:

               FMC Corporation
               1735 Market Street
               Philadelphia, Pennsylvania 19103
               Attention:  General Counsel
               (215) 299-6728 (telecopier)

          With a copy (which shall not constitute notice to any Owner or Seller) to:

               Morgan, Lewis & Bockius LLP
               1701 Market Street
               Philadelphia, Pennsylvania 19103
               Attention:  Timothy Maxwell, Esq.
               (215) 963-5001 (telecopier)

          If to Solutia:

               Solutia Inc.
               575 Maryville Centre Drive
               P.O. Box 66760
               St. Louis, Missouri 63166
               Attention:  General Counsel
               (314) 674-5469 (telecopier)

          With a copy (which shall not constitute notice to any Owner or Seller) to:

               Kirkland & Ellis LLP
               Citigroup Center
               153 E. 53rd Street
               New York, NY 10022
               Attention:  Thomas W. Christopher, Esq.
               (212) 446-6460 (telecopier)

          If to the Seller:

               Astaris LLC
               Creve Coeur IV
               622 Emerson Road, Suite 500
               St. Louis, Missouri 63141
               Attention:  General Counsel
               (314) 983-7638 (telecopier)

          With a copy (which shall not constitute notice to any Owner or Seller) to:

               Simpson Thacher & Bartlett LLP
               425 Lexington Avenue
               New York, New York 10017
               Attention:  Peter J. Gordon, Esq.
               (212) 455-2502 (telecopier)

          and with a copy to each Owner and its counsel as provided above,

or, in each case, to such other address as any party hereto may, from time to time, designate in a written notice given in like manner.

          10.7 Complete Agreement; Successors and Assigns.
               ------------------------------------------

          This Agreement, the Confidentiality Agreement, the Transaction Documents and the other documents and writings referred to herein or delivered pursuant hereto contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof. Subject to the approval of the Bankruptcy Court, solely with respect to Solutia, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. The obligations set forth herein, insofar as they do not require approval from the Bankruptcy Court (including the provisions of Section 7.13), shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns whether or not approval from the Bankruptcy Court shall have been obtained with respect to any obligations that require such approval. Notwithstanding the foregoing, Solutia's obligations herein shall be subject to the approval of the Bankruptcy Court with respect to the matters not covered by the Initial Relief Order.

          10.8 Counterparts.
               ------------

          This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

          10.9 Publicity.
               ---------

          The Seller and each Owner and the Buyer and ICL will consult with each other prior to any publication or press release of any nature with respect to this Agreement or the transactions contemplated hereby and shall not make or issue, or cause to be made or issued, any such publication or press release prior to such consultation and without the prior written consent of the other parties hereto (which consent will not be unreasonably withheld or delayed) except to the extent, but only to such extent, that such announcement or statement may be required by Law, any order or regulation of a court or tribunal or Governmental Authority (including the Bankruptcy Court), any listing agreement with any securities exchange or any securities exchange regulation, in which case the party proposing to issue such publication or press release shall make all reasonable efforts to consult in good faith with the other parties before issuing any such publication or press release and shall provide a copy thereof to the other parties prior to such issuance.

          10.10 Interpretive Provisions.
                -----------------------

               (a) Certain Definitions. As used in this Agreement, the following
                   -------------------
terms have the following meanings:

               "2004 Balance Sheet" shall have the meaning set forth in Section
                ------------------
2.3(a).

               "Acquired Assets" shall mean all of the Seller's and the
                ---------------
     Subsidiaries' rights, title and interest in, to and under (and, in the case of the Equity Interests in Astaris Brasil held by Solutia or its subsidiary, Solutia's or such subsidiary's rights, title and interest in, to and under) all of the properties, rights and assets constituting, or used or held for use in, the Business, of every nature, kind and description existing on the Closing Date, other than Excluded Assets, wherever such assets, properties and rights are located and whether such assets, properties and rights are real, personal or mixed, tangible or intangible, and whether or not any of such assets, properties and rights have any value for accounting purposes or are carried or reflected on or specifically referred to in Seller's' books or financial statements, whether accrued, contingent or otherwise and whether now existing or hereafter acquired, including all of the assets, properties and rights of the Business enumerated below (other than Excluded Assets):

                        (i) all real property, leaseholds and subleaseholds therein, together with all fixtures, fittings, buildings, structures and other improvements erected thereon, and easements, rights of way, water lines, uses, licenses, hereditaments, tenements, privileges and other appurtenances thereto (such as appurtenant rights in and to public streets), of the Seller, including the Owned Real Property and Leased Real Property (collectively, the "Real Property");
                                              -------------

                        (ii) all (A) machinery, equipment, computer hardware, vehicles (including trucks, tractors and trailers), goods, furnishings, jigs, tools, dies, molds, forms, furniture, fixtures, supplies, spare and repair parts, stores, rolling stock and other tangible personal property, wherever located, in transit or otherwise (the "Owned Equipment and Other Tangible Personal Property") including
           ----------------------------------------------------
     the Owned Equipment and Other Tangible Personal Property listed on
     Section 1.1(a)(ii)(A) of the Disclosure Schedule, (B) rights, title and interest in machinery, equipment, computer hardware, vehicles (including trucks, tractors and trailers), goods, furnishings, jigs, tools, dies, molds, forms, furniture, fixtures, supplies, spare and repair parts, stores, rolling stock and other tangible personal property, wherever located, in transit or otherwise, leased by Seller pursuant to a Contract (the "Leased Equipment and Other Tangible
                                  -----------------------------------
     Personal Property" and, collectively with the Owned Equipment and Other
     -----------------
     Tangible Personal Property, the "Equipment and Other Tangible Personal
                                      -------------------------------------
     Property"), including the Leased Equipment and Other Tangible Personal
     --------
     Property listed on Section 1.1(a)(ii)(B) of the Disclosure Schedule and
     (C) rights to the warranties and licenses received from manufacturers, sellers and/or lessors of the Equipment and Other Tangible Personal Property;

                        (iii) all inventory, wherever located, in transit or otherwise, including raw materials, works-in-progress, finished goods, consigned goods, supplies, storehouse stocks, scrap, wrappings, supply and packaging items, containers, and spare parts (collectively, the "Inventory");
          ---------

                        (iv) all accounts, notes, and other receivables (including intercompany accounts receivable or other intercompany advances);

                        (v)     [intentionally deleted];

                        (vi) all Seller Intellectual Property and goodwill associated with the Business, licenses and sublicenses granted and obtained with respect thereto, and rights and remedies against infringements thereof, and rights to protection of interests therein under the Laws of all jurisdictions, including all such property more particularly described in Sections 2.12(a) and (b) of the Disclosure Schedule;

                        (vii) subject to Section 1.7 hereof, (A) all contracts, agreements and instruments (written or oral) relating to the sale of any assets, services, properties, materials or products, including all customer contracts, operating contracts, distribution and sales representative contracts; (B) all orders, contracts, supply agreements and other agreements relating to the purchase of any assets, services, properties, materials, or products; and (C) all other contracts, agreements, and instruments (written or oral) (all such contracts, agreements and instruments described in clauses (A), (B) and
     (C), the "Contracts"), including all such Contracts more specifically
               ---------
     listed or described in Section 2.13(a) of the Disclosure Schedule;

                        (viii)  subject to Section 1.7 hereof, all
     transferable Permits (including Seller Permits and Environmental Permits) and all pending applications therefor, including all Permits more specifically listed or described in Section 1.1(a)(viii) of the Disclosure Schedule;

                        (ix) all rights relating to credits, prepaid expenses, deferred charges, advance payments, security deposits and prepaid items;

                        (x) all books, records, ledgers, files, documents (including originally executed copies of all Contracts), correspondence, Tax Returns (relating solely to the Business)
     memoranda, forms, lists, plats, architectural plans, drawings, and specifications, new product development materials, creative materials, advertising and promotional materials, studies and reports, whether in hard copy or magnetic format (the "Books and Records");
                                        -----------------

                        (xi) all causes, rights or choses in action, lawsuits, judgments, claims and demands of any nature, whether choate or inchoate, known or unknown, contingent or otherwise, including third party warranties, indemnities and guarantees and other similar rights as to third parties held by or in favor of the Seller or the Subsidiaries with respect to any of the Acquired Assets and not with respect to any Retained Liability;

                        (xii) all notes, bonds and other evidences of indebtedness (but not cash equivalents) of any Person held by the Seller, Equity Interests of Astaris Brasil and Astaris Europe held by the Seller, Equity Interests of Astaris Canada and Astaris Europe held by Astaris International and Equity Interests of Fosbrasil held by Astaris Brasil;

                        (xiii) all rights to insurance and condemnation proceeds relating to the damage, destruction or impairment of assets, properties or other rights described in this paragraph (xiii), which damage, destruction or impairment occurs on, prior to or after the Closing, and all such rights to the extent they relate to Losses indemnifiable pursuant to Section 9.1(a);

                        (xiv) all Emission Reduction Credits and similar credits relating to facilities that are Acquired Assets issued by the respective districts or other Governmental Authorities having jurisdiction over such facilities either earned (regardless of when applied for, ordered, granted or issued) prior or subsequent to the Closing Date with respect to the Business or Acquired Assets but not fully used by the Seller or the Subsidiaries prior to the Closing Date; provided that if the Seller or a Subsidiary is or otherwise becomes
     --------
     entitled to be an owner of or otherwise to have any interest in any such credits as described above, it shall transfer the whole of such interest to the Buyer or its designee and execute and deliver such further instruments and documents as the Buyer reasonably requests in order to apply for, assign or effect the transfer of any such credits;

                        (xv)    all Tax refunds with respect to Assumed
     Liabilities;

                        (xvi) all other assets and properties reflected on the Conclusive Net Working Capital and Capex Statement; and

                        (xvii)  all rights to the name "Astaris."

                        "Acquisition Transaction" shall have the meaning
                         -----------------------
set forth in Section 7.13.

                        "Additional Monsanto Supply Agreement Environmental
                         --------------------------------------------------
     Costs" shall mean any Monsanto Supply Agreement Environmental Costs
     -----
     that are included in the calculation of Actual Cost (as defined in the Monsanto Supply Agreement) charged to the Buyer under the Monsanto Supply Agreement; provided that Additional Monsanto Supply Agreement
                       --------
     Environmental Costs shall not include any cost that was included in the calculation of Actual Cost charged to the Seller under the Monsanto Supply Agreement as of the Closing Date, whether or not such costs continue to be included after the Closing Date, other than any Monsanto Supply Agreement Environmental Costs that to the Knowledge of the Seller have arisen since December 31, 2004 (including any Monsanto Supply Agreement Environmental Costs arising out of the items set forth in

     Section 2.13(d) of the Disclosure Schedule); provided, further, that
                                                  --------  -------
     Additional Monsanto Supply Agreement Environmental Costs shall not include any Monsanto Supply Agreement Environmental Costs charged to the Buyer (x) on or after May 31, 2010, or on or after such earlier date on which the Monsanto Supply Agreement is terminated or (y) to the extent attributable to any modification of the Monsanto Supply Agreement after Closing by the Buyer and Monsanto. For the purposes of this definition, "Monsanto Supply Agreement Environmental Costs" shall
                       ---------------------------------------------
     mean any environmental remediation costs, fines, penalties, judgments and amounts paid in settlement, attorneys' fees and expenses or other fees and expenses incurred by the Company (as defined in the Monsanto Supply Agreement) for (i) Third Party Liabilities (as defined in the Monsanto Supply Agreement) attributable to the period between May 31, 2000 and the Closing Date and (ii) ongoing operational costs of compliance with environmental regulations and maintaining environmental permits at the Company Facilities. The parties agree that, as among themselves, the amount of any Additional Monsanto Supply Agreement Environmental Costs shall be determined in accordance with the procedures set forth in Section 7.24.

                        "Affiliate" shall mean, with respect to any
                         ---------
     specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person.

                        "Agreement" shall have the meaning set forth in
                         ---------
     the preamble to this Agreement.

                        "Agrium Agreement" means that certain agreement,
                         ----------------
     by and between Astaris Production LLC and Nu-West Industries Inc., dated as of March 5, 2004.

                        "Antitrust Division" shall have the meaning set
                         ------------------
     forth in Section 7.3(a).

                        "Applicable Accounting Principles" shall have the
                         --------------------------------
     meaning set forth in Section 1.4(b).

                        "Approval Motion" shall have the meaning set forth
                         ---------------
     in Section 7.10(a).

                        "Approval Order" means an order (a) that among
                         --------------
     other things, (i) authorizes and directs Solutia, pursuant to section 363 of the Bankruptcy Code, solely in its capacity as the owner of 50% of the Equity Interests in the Seller and in accordance with the terms of the Astaris LLC Agreement, to consent to the Seller entering into this Agreement and consummating the transaction contemplated hereby and the provisions hereof, including the sale of the Acquired Assets, (ii) provides that Solutia shall be bound by all of the terms of this Agreement that relate to, or impose any obligations upon, Solutia, including Solutia's indemnification obligations as set forth in Article IX of this Agreement, (iii) includes a finding that the Acquired Assets are not subject to the claims of Solutia's creditors or interest holders in their capacity as creditors and interest holders of Solutia,
     (iv) provides that the sale of the Acquired Assets to the Buyer shall be free and clear of all liens, claims and interests of Solutia or of any creditor or equity holder of Solutia, as such liens and claims are against, and interests are in, Solutia, provided that

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

     such liens, claims, and interests may attach or apply to the proceeds of the sale of the Acquired Assets, and (v) provides that Solutia and all of its creditors and equity holders are forever barred, estopped, and permanently enjoined from asserting against the Buyer, its successors or assigns, and their respective property, or assets (including the Acquired Assets), all of such parties' respective liens and claims against, and interests in, Solutia, (b) with respect to which Solutia has used commercially reasonable and good faith diligent efforts to have included therein the following findings: (x) based on evidence presented by the Buyer or its authorized representative to the Bankruptcy Court that is reasonably acceptable to Solutia, the Buyer is a good faith purchaser and (y) the Acquired Assets are not property of Solutia or Solutia's estate and (c) that does not contain any other findings or provisions that could adversely affect any of the findings or provisions set forth in clause (a) or (b) above.

                        "Assumed Benefit Plans" shall have the meaning set
                         ---------------------
     forth in Section 7.5(d)(i).

                        "Assumed CBA" shall mean each of the (i) Agreement
                         -----------
     between Astaris LLC - Lawrence, Kansas Plant, and International Chemical Workers Union Council/UFCW, Local 605C, AFL-CIO, CLC, dated November 1, 2004; (ii) Agreement between Astaris LLC - Carteret, NJ Plant, and International Chemical Workers Union Council Local No. 144c, AFL-CIO, dated November 9, 2004; and (iii) Agreement between Astaris LLC - Carondelet, MO Plant, and International Chemical Workers Union Council Local No. 81c, AFL-CIO, dated August 1, 2004.

                        "Assumed Liabilities" shall have the meaning set
                         -------------------
     forth in Section 1.1(b).

                        "Astaris" shall have the meaning set forth in the
                         -------
     preamble to this Agreement.

                        "Astaris Brasil" shall have the meaning set forth
                         --------------
     in the recitals to this Agreement.

                        "Astaris Canada" shall have the meaning set forth
                         --------------
     in the recitals to this Agreement.

                        "Astaris Europe" shall have the meaning set forth
                         --------------
     in the recitals to this Agreement.

                        "Astaris Idaho LLC" shall mean Astaris Idaho LLC,
                         -----------------
     a Delaware limited liability company.

                        "Astaris International" shall have the meaning set
                         ---------------------
     forth in the recitals to this Agreement.

                        "Astaris LLC Agreement" shall mean the Limited
                         ---------------------
     Liability Company Agreement of Astaris LLC, dated as of April 1, 2000, as amended.

                        "ASTARIS Marks" shall have the meaning set forth
                         -------------
     in Section 7.15(a).

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

                        "Astaris Production LLC" shall mean Astaris
                         ----------------------
     Production LLC, a Delaware limited liability company.

                        "Audited Financial Statements" shall have the
                         ----------------------------
     meaning set forth in Section 2.3(a).

                        "Bankruptcy Code" shall have the meaning set forth
                         ---------------
     in the recitals to this Agreement.

                        "Bankruptcy Court" shall have the meaning set
                         ----------------
     forth in Section 5.5.

                        "Bankruptcy Negotiation Order" shall mean a
                         ----------------------------
     Governmental Order of the Bankruptcy Court requiring Solutia or its Representatives to take any Negotiation Actions.

                        "Basket" shall have the meaning set forth in
                         ------
     Section 9.1(a)(ii).

                        "Benefit Contracts" shall have the meaning set
                         -----------------
     forth in Section 7.5(d)(i).

                        "Benefit Plans" shall have the meaning set forth
                         -------------
     in Section 2.10(a).

                        "Books and Records" shall have the meaning set
                         -----------------
     forth in the definition of Acquired Assets.

                        "Business" means the business and activities
                         --------
     conducted by the Seller and the Subsidiaries on and after the date hereof and through the Closing Date, including the business of developing, producing, manufacturing, marketing and selling products and services relating to phosphorus, phosphorus derivatives, phosphoric acids, Phosphate Salts and blends or mixtures of Phosphate Salts for markets including the food and beverage salts and acids market (including for pharmaceuticals, pet food, personal care products, dental care products, fats and oils, fermentation, starch modification, meats, poultry, seafood, bakery products, dairy and cheese products and nutrition additives and beverages), the technical and industrial salts and acids market (including Phosphate Salts in applications including chemical processing, specialty fertilizers, refractory/tile, antifreeze, pulp and paper, activated carbon, paints and coatings, detergents and cleaners, surface treatment, metal treatment, textile processing, water treatment, animal feed and construction materials), the phosphorus and derivatives market (including phosphorus pentasulfide and elemental phosphorus in applications including pesticides, motor and drive train fluids, fumigants, electronic materials and motor oil additives), the specialty acids market (including semiconductor grades and polyphosphoric acid grades for applications including flat panel displays and asphalt) and the fire safety market (including ammonium polyphosphate and formulations thereof for applications including fire retardants, suppressants and extinguishers), through various plants, facilities and offices including those located in Lawrence, Kansas, Carteret, New Jersey, Carondelet, Missouri, Ontario, California, Webster Groves, Missouri, Creve Coeur, Missouri, Milan, Italy, Sao Jose dos Campos, Brazil, and Cajati, Brazil.

                        "Business Day" shall mean any day other than a
                         ------------
     Saturday, Sunday, or a day on which banking institutions in New York City are authorized or obligated by law, regulation or executive order to close; provided that if the date of receipt by the Buyer or ICL of
               --------
     any notice or communication delivered pursuant to the terms hereof falls on a Business Day on which banking institutions in Israel are authorized or obligated by law, regulation or executive order to close ("Israeli Bank Holiday"), such date of receipt shall be deemed to be
       --------------------
     the next Business Day thereafter that is not an Israeli Bank Holiday.

                        "Business Financial Statements" shall have the
                         -----------------------------
     meaning set forth in Section 2.3(b).

                        "Buyer" shall have the meaning set forth in the
                         -----
     preamble to this Agreement.

                        "Buyer Basket" shall have the meaning set forth in
                         ------------
     Section 9.1(b)(ii).

                        "Buyer Breach" shall have the meaning set forth in
                         ------------
     Section 8.1(e).

                        "Buyer Cap" shall have the meaning set forth in
                         ---------
     Section 9.1(b)(ii).

                        "Buyer Environmental Liabilities" shall mean any
                         -------------------------------
     and all Liabilities asserted against or reasonably incurred by the Seller or the Owners or their Affiliates to the extent arising out of or related to: (i) environmental conditions constituting the Release, threat of Release or exposure to Hazardous Materials (A) first occurring after the Closing Date caused by the Buyer or in connection with the operation of the Acquired Assets or caused by any Person at, on, in, from, about, under or migrating to any property now or subsequently owned, operated or leased by a Buyer Person with respect to the Acquired Assets, or (B) arising out of or related to the Exacerbation by the Buyer of a Release, threat of Release or exposure to Hazardous Materials first occurring prior to Closing but only to the extent of the Liabilities arising out of or related to the Exacerbation, in either case at, on, in, from, about or under any Real Property or any property now or subsequently owned, operated or leased by a Buyer Person in connection with the operation of the Acquired Assets, whether into the air, soil, ground or surface waters on-site or off-site; or (ii) the off-site storage, treatment, recycling, disposal or arrangement for disposal after the Closing Date of Hazardous Materials Managed or Released with respect to the Acquired Assets (other than by or on behalf of the Seller or the Owners or their Affiliates after the Closing); or (iii) any violation of any Environmental Laws in connection with the operation of the Acquired Assets (including costs and expenses for pollution control or monitoring equipment and operating and maintenance required to bring the Acquired Assets into compliance with Environmental Laws and fines, penalties and defense costs) first occurring or to the extent, but only to the extent, Exacerbated by the Buyer after the Closing Date; in each case except to the extent that any such Liability is attributable to actions taken by any Seller Person, is otherwise a Retained Environmental Liability or constitutes a Loss for which Owners are required to indemnify the Buyer under Article IX hereof. The provision of services and standard of liability for such services performed pursuant to the Transition Services Agreement shall be as set forth in the Transition Services Agreement.

                        "Buyer Indemnified Persons" shall have the meaning
                         -------------------------
     set forth in Section 9.1(a)(i).

                        "Buyer Person" shall mean ICL, the Buyer and their
                         ------------
     Covered Affiliates.

                        "Buyer's Transaction Expenses" shall mean all
                         ----------------------------
     reasonable out-of-pocket expenses incurred by the Buyer in connection with the negotiation, execution and delivery, and performance of this Agreement (including the Disclosure Schedule and exhibits hereto), including reasonable fees and expenses of counsel, accountants, consultants and other advisers, and any filing fees paid under the HSR Act.

                        "Cap" shall have the meaning set forth in Section
                         ---
     9.1(a)(ii).

                        "Capex Shortfall Amount" shall mean the Capex
                         ----------------------
     Target Amount minus the Capex Actual Amount. "Capex Target Amount"
                   -----                           -------------------
     shall mean 95% of the cumulative total amount of capital expenditures set forth on Section 10.10(a)(11) of the Disclosure Schedule hereof from January 1, 2005 to and including the Closing Date (with the amount of capital expenditures for any part of a month being determined on a pro rata basis for the number of days up to and including the Closing
     Date) (the "Specified Period"). "Capex Actual Amount" shall mean the
                 ----------------     -------------------
     cumulative total amount of capital expenditures actually spent by the Seller during the Specified Period (excluding open commitments or other deferred purchase obligations) for the capital projects listed on
     Section 10.10(a)(11) of the Disclosure Schedule hereof which are included in the Acquired Assets or are assets of Astaris Brasil, Astaris Canada or Astaris Europe. If the Closing does not occur during 2005, the Capex Target amount for any period ending in 2006 shall be calculated using a capital expenditure budget for 2006, including a list of specified capital projects, that is prepared by Seller consistent with past practice and agreed to by the Buyer. Seller shall provide its proposed 2006 capital expenditure budget to Buyer no later than November 30, 2005. If the parties are unable to agree on the capital expenditure budget for 2006, the Capex Target Amount shall be calculated using the same monthly amounts as set forth in Section 10.10(a)(11) of the Disclosure Schedule for the same months of 2005.

                        "Carteret Agreement" shall have the meaning set
                         ------------------
     forth in Section 7.11.

                        "Cash" shall mean the sum of cash, cash
                         ----
     equivalents and liquid investments, plus all deposited but uncleared bank deposits and less all outstanding checks of the Seller and the Subsidiaries.

                        "CERCLA" means the federal Comprehensive
                         ------
     Environmental Response, Compensation and Liability Act, as amended.

                        "CERCLIS" means the Comprehensive Environmental
                         -------
     Response, Compensation and Liability Information System.

                        "Closing" shall have the meaning set forth in
                         -------
     Section 1.3(a).

                        "Closing Date" shall have the meaning set forth in
                         ------------
     Section 1.3(a).

                        "Code" shall mean the Internal Revenue Code of
                         ----
     1986, as amended.

                        "Competition/Investment Law" shall have the
                         --------------------------
     meaning set forth in Section 2.4.

                        "Conclusive Monsanto Costs Statement" shall have
                         -----------------------------------
     the meaning set forth in Section 7.24(b).

                        "Conclusive Net Working Capital and Capex
                         ----------------------------------------
     Settlement Date" shall have the meaning set forth in Section 1.4(d).
     ---------------

                        "Conclusive Net Working Capital and Capex
                         ----------------------------------------
     Statement" shall have the meaning set forth in Section 1.4(c)(ii).
     ---------

                        "Confidential Information of the Business" shall
                         ----------------------------------------
     mean all trade secrets, other confidential information, and confidential data, know-how, systems and procedures of a technical or sensitive nature in any form relating to the Acquired Assets, the Business or customers of the Business, including all confidential business and marketing plans, marketing and financial information, pricing, profit margin, cost and sales information, operations information, forms, contracts, bids, agreements, legal matters, unpublished written materials, names and addresses of customers and prospective customers, information about employees, suppliers and other companies with which the Business has a commercial relationship, plans, methods, concepts, technical information, computer programs or software in various stages of development, passwords, source code listings and object codes.

                        "Confidentiality Agreement" means the
                         -------------------------
     Confidentiality Agreement, dated as of December 16, 2004, by and among ICL, Astaris, FMC and Solutia, as amended.

                        "Consent" means each governmental and other
                         -------
     consent, approval, authorization, waiver, certificate, exemption, order, registration, declaration, clearance, filing or notice of, with or to any Person, or the expiration or termination of the waiting period under any Competition/Investment Law.

                        "Consent Order" shall have the meaning set forth
                         -------------
     in Section 2.4.

                        "Consent Order Notification" means the notice
                         --------------------------
     required by the Consent Order in connection with the transactions contemplated by this Agreement.

                        "Construction Activities" shall have the meaning
                         -----------------------
     set forth in Section 9.1(f)(iii)(F).

                        "Contracts" shall have the meaning set forth in
                         ---------
     the definition of Acquired Assets.

                        "Control" shall mean the possession, directly or
                         -------
     indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of Equity Interests, by contract or otherwise. The terms "Controlling" and "Controlled" shall have meanings correlative to the
      -----------       ----------
     foregoing.

                        "Co-Owned Patents" shall have the meaning set
                         ----------------
     forth in Section 7.23(b).

                        "Covered Affiliate" shall mean, with respect to
                         -----------------
     any Person, any subsidiary of such Person and any Person that is Controlled by such Person or subsidiary.

                        "Credit Agreement" shall mean the Credit
                         ----------------
     Agreement, dated as of February 8, 2005, among the Seller, the Lenders and Issuers party thereto, Citicorp USA, Inc., as administrative agent, Bank of America, N.A., as syndication agent, LaSalle Business Credit, LLC, as documentation agent, and Citigroup Global Markets Inc., as sole book manager and arranger, as amended.

                        "Debt Obligations" shall, as applied to any
                         ----------------
     Person, mean, without duplication, (i) all indebtedness for borrowed money, (ii) all obligations evidenced by a note, bond, debenture or similar instrument, including Astaris' obligations to the Owners arising out of the practice of deferring payment of certain receivables to the Owners, which practice the Board of Management of Astaris authorized on February 2, 2005, (iii) that portion of obligations with respect to capital leases that is properly classified as a liability on a balance sheet in conformity with GAAP, applied on a consistent basis with the Audited Financial Statements and (iv) any obligation owed for all or any part of the deferred purchase price for the purchase of a business. For clarification, it is understood that letters of credit and similar credit support obligations shall not constitute "Debt Obligations" hereunder.

                        "Disclosure Schedule" shall mean the disclosure
                         -------------------
     schedule, together with the exhibits and schedules attached to it, being delivered simultaneously with the execution of this Agreement and forming a part of this Agreement.

                        "Disputed Items" shall have the meaning set forth
                         --------------
     in Section 1.4(c)(i).

                        "Effective Time" means 11:59 P.M., Central Time,
                         --------------
     on the Closing Date.

                        "Employees" shall mean all Union Employees,
                         ---------
     Non-Union Employees and Non-U.S. Employees, collectively.

                        "Encumbrances" means any options, pledges,
                         ------------
     mortgages, security interests, liens, charges, claims, conditional sale agreements or other title retention agreements, leases, restrictions on voting or transfer, rights of first refusal, options, restrictions, tenancies, licenses, encroachments, occupancies, covenants, rights of way, easements, conditions or other encumbrances or matters of title of any nature (including the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or statute or law of any jurisdiction).

                        "Environmental Laws" means all applicable foreign,
                         ------------------
     federal, state and local statutes, regulations, rules, ordinances, orders, decrees and laws (including common law) as in effect at the applicable time relating to Hazardous Materials, pollution or protection of the environment or, to the extent relating to exposure to Hazardous Materials, human health.

                        "Environmental Permits" means all Permits issued
                         ---------------------
     by Governmental Authorities that are required under Environmental Laws in connection with the Business and the Acquired Assets.

                        "Equity Interest" shall mean (i) the shares of
                         ---------------
     capital stock of a corporation, (ii) the general or limited partnership interests in any partnership, (iii) the membership or other ownership interest in any limited liability company, (iv) the equity securities of or other ownership interests or rights in any other legal entity, or
     (v) any option, warrant or other right to convert into or otherwise receive any of the foregoing, in any such case, whether owned or held beneficially or legally.

                        "ERISA" shall have the meaning set forth in
                         -----
     Section 2.10(a).

                        "ERISA Affiliate" shall have the meaning set forth
                         ---------------
     in Section 2.10(c).

                        "Escrow Agent" shall have the meaning set forth in
                         ------------
     Section 1.2(b)(i).

                        "Escrow Agreement" shall have the meaning set
                         ----------------
     forth in Section 1.2(b)(i).

                        "Estimated Capex Shortfall Amount" shall have the
                         --------------------------------
     meaning set forth in Section 1.4(a)(i).

                        "Estimated Closing Statement" shall have the
                         ---------------------------
     meaning set forth in Section 1.4(a)(i).

                        "Estimated Net Working Capital" shall have the
                         -----------------------------
     meaning set forth in Section 1.4(a)(i).

                        "Estimated Net Working Capital Deficiency Amount"
                         -----------------------------------------------
     shall have the meaning set forth in Section 1.4(a)(ii).

                        "Estimated Net Working Capital Excess Amount"
                         -------------------------------------------
     shall have the meaning set forth in Section 1.4(a)(ii).

                        "Exacerbation" means the knowing worsening of a
                         ------------
     condition by affirmative action or the willful failure to act. For the avoidance of doubt, Exacerbation shall not include any good faith action taken by the Buyer or any Affiliate of the Buyer in the use or operation of the Acquired Assets or the Business that is not materially inconsistent with the obligations of Section 9.1(f)(i).

                        "Exception Documents" shall have the meaning set
                         -------------------
     forth in Section 2.16(c)(i).

                        "Exchange Act" shall have the meaning set forth in
                         ------------
     Section 2.4.

                        "Excluded Assets" shall mean the assets,
                         ---------------
     properties and rights of Seller specifically listed in Section 10.10(a)(1) of the Disclosure Schedule.

                        "Excluded Astaris Assets" shall mean those
                         -----------------------
     Excluded Assets that are neither Excluded FMC Assets nor Excluded Solutia Assets.

                        "Excluded Contracts" shall mean those contracts,
                         ------------------
     agreements and instruments specifically listed in Section
     10.10(a)(1) of the Disclosure Schedule.

                        "Excluded Facilities" shall have the meaning set
                         -------------------
     forth in Section 10.10(a)(1) of the Disclosure Schedule.

                        "Excluded FMC Assets" shall mean those Excluded
                         -------------------
     Assets that relate to the assets, properties and rights contributed to Astaris or its Subsidiaries by FMC that are set forth on Section 10.10(a)(2) of the Disclosure Schedule.

                        "Excluded Master Lease Obligations" shall mean the
                         ---------------------------------
     obligations of any Seller Person under the FMC Master Lease and Operating Agreement.

                        "Excluded Solutia Assets" shall mean those
                         -----------------------
     Excluded Assets that relate to the assets, properties and rights contributed to Astaris or its Subsidiaries by Solutia that are set forth on Section 10.10(a)(3) of the Disclosure Schedule.

                        "Expense Reimbursement" shall have the meaning set
                         ---------------------
     forth in Section 8.2(b).

                        "Field of Agreement" shall mean the research,
                         ------------------
     development, production, manufacture, marketing, distribution and sale of Phosphorus Chemicals, other than as required or expressly permitted pursuant to the Sauget Supply Agreement.

                        "Filing Date" shall have the meaning set forth in
                         -----------
     Section 7.10(a).

                        "Final Net Working Capital Deficiency Amount"
                         -------------------------------------------
     shall have the meaning set forth in Section 1.4(d)(ii).

                        "Final Net Working Capital Excess Amount" shall
                         ---------------------------------------
     have the meaning set forth in Section 1.4(d)(iii).

                        "Final Order" shall mean a Governmental Order, the
                         -----------
     operation or effect of which is not stayed, and as to which Governmental Order (or any revision, modification, or amendment thereof), the time to appeal or seek review or rehearing has expired, and as to which no appeal or petition for review or motion for rehearing, reconsideration, or reargument has been taken or been made and is pending.

                        "FMC" shall have the meaning set forth in the
                         ---
     preamble to this Agreement.

                        "FMC Asset Transfer Agreement" means the Asset
                         ----------------------------
     Transfer Agreement dated as of April 1, 2000, by and among FMC, Astaris, Astaris Production LLC, Astaris Idaho LLC and FMC Properties LLC.

                        "FMC Contributed Facilities" shall mean the
                         --------------------------
     facilities set forth on Section 10.10(a)(4) of the Disclosure Schedule.

                        "FMC Master Lease and Operating Agreement" shall
                         ----------------------------------------
     mean the Master Lease and Operating Agreement, dated as of April 1, 2000, by and between Astaris and FMC.

                        "Foreign Plans" shall have the meaning set forth
                         -------------
     in Section 2.10(l).

                        "Foret" shall mean FMC Foret, S.A., a corporation
                         -----
     (sociedad anonima) incorporated under the laws of Spain.

                        "Formation Date" shall mean April 1, 2000.
                         --------------

                        "Former Employee" shall mean all Former Union
                         ---------------
     Employees, Former Non-Union Employees and Former Non-U.S. Employees, collectively.

                        "Former Non-Union Employee" shall mean all
                         -------------------------
     individuals as to whom an employer-employee relationship with the Seller existed prior to the Closing Date and who is not covered by an Assumed CBA, but such relationship does not exist on the Closing Date.

                        "Former Non-U.S. Employee" shall mean all
                         ------------------------
     individuals as to whom an employer-employee relationship with Astaris Brasil, Astaris Europe, Astaris Canada or Astaris International existed prior to the Closing Date but which relationship does not exist on the Closing Date.

                        "Former Union Employee" shall mean all individuals
                         ---------------------
     as to whom an employer-employee relationship with the Seller existed prior to the Closing Date and whose terms and conditions of employment were subject to an Assumed CBA, but such relationship does not exist on the Closing Date.

                        "Fosbrasil" shall mean Fosbrasil S.A., a
                         ---------
     corporation (sociedade por acoes) incorporated under the laws of Brazil.

                        "Fosbrasil Financial Statements" shall have the
                         ------------------------------
     meaning set forth in Section 2.3(c).

                        "Fosbrasil Supply Agreement" shall mean the supply
                         --------------------------
     agreement between Fosbrasil and Astaris Brasil.

                        "FTC" shall have the meaning set forth in Section
                         ---
     7.3(a).

                        "Full Allocation" shall have the meaning set forth
                         ---------------
     in Section 10.10(d)(x).

                        "GAAP" shall mean United States generally accepted
                         ----
     accounting principles, consistently applied during the periods involved.

                        "General Escrow Account" shall have the meaning
                         ----------------------
     set forth in Section 1.2(b)(ii).

                        "General Escrow Amount" shall have the meaning set
                         ---------------------
     forth in Section 1.2(b)(ii).

                        "Governmental Authority" shall have the meaning
                         ----------------------
     set forth in Section 2.4.

                        "Governmental Order" shall have the meaning set
                         ------------------
     forth in Section 5.6.

                        "Hazardous Materials" means all materials,
                         -------------------
     substances or wastes defined or regulated as "hazardous substances," "hazardous materials," "toxic substances," "hazardous wastes," "pollutants," "contaminants" or any other term of similar meaning and effect under any Environmental Law, including petroleum (including crude oil or any fraction thereof), asbestos, and polychlorinated biphenyls.

                        "Historical Interim Financial Statements" shall
                         ---------------------------------------
     have the meaning set forth in Section 2.3(a).

                        "HSR Act" shall have the meaning set forth in
                         -------
     Section 2.4.

                        "ICL" shall have the meaning set forth in the
                         ---
     preamble to this Agreement.

                        "Inactive Employees" shall have the meaning set
                         ------------------
     forth in Section 7.5(b)(i).

                        "Indemnified Party" shall have the meaning set
                         -----------------
     forth in Section 9.1(e).

                        "Indemnifying Party" shall have the meaning set
                         ------------------
     forth in Section 9.1(e).

                        "Indemnity Claim" shall have the meaning set forth
                         ---------------
     in Section 9.1(c)(i).

                        "Initial Purchase Price" shall have the meaning
                         ----------------------
     set forth in Section 1.2(a).

                        "Initial Relief Order" means that certain order of
                         --------------------
     the Bankruptcy Court, entered on July 21, 2005 attached hereto as
     Exhibit I.
     ---------

                        "Intellectual Property" shall mean all (i) issued
                         ---------------------
     patents and pending patent applications (including any extensions, revisions, continuations, continuations-in-part, divisionals, reexaminations or reissues or equivalent or counterpart thereof); (ii) inventions, discoveries, technology, processes, formulae, designs, models, industrial designs, know-how, confidential information, proprietary information and trade secrets, whether or not patented or patentable; (iii) trademarks, service marks, trade names, brand names, trade dress, slogans, logos and Internet domain names; (iv) copyrights and other copyrightable works and copyrightable works in progress, data, databases and software; and (v) all registrations and applications for registration of any of the foregoing.

                        "Intercompany Payables" shall have the meaning set
                         ---------------------
     forth in Section 1.1(c)(xiv).

                        "Interim Balance Sheet" shall have the meaning set
                         ---------------------
     forth in Section 2.3(b).

                        "Interim Balance Sheet Date" shall have the
                         --------------------------
     meaning set forth in Section 2.3(b).

                        "Inventory" shall have the meaning set forth in
                         ---------
     the definition of Acquired Assets.

                        "ISRA" shall have the meaning set forth in Section
                         ----
     7.11.

                        "ISRA Approval" shall have the meaning set forth
                         -------------
     in Section 7.11.

                        "Israeli Bank Holiday" shall have the meaning set
                         --------------------
     forth in the definition of Business Day.

                        "Joint Venture Agreement" shall mean that certain
                         -----------------------
     Joint Venture Agreement, dated April 29, 1999, by and between Solutia and FMC, as amended from time to time.

                        "Knowledge of the Seller", "Seller has Knowledge"
                         -----------------------    --------------------
     and any other similar knowledge qualification in the Agreement with respect to the Seller shall mean the knowledge of the Seller and the Subsidiaries (meaning the actual knowledge of the individuals listed under the caption for Astaris in Section 10.10(a)(6) of the Disclosure Schedule after reasonable inquiry), the knowledge of FMC (meaning the actual knowledge of the individuals listed under the caption for FMC in
     Section 10.10(a)(6) of the Disclosure Schedule after reasonable inquiry) and the knowledge of Solutia (meaning the actual knowledge of the individuals listed under the caption for Solutia in Section 10.10(a)(6) of the Disclosure Schedule after reasonable inquiry).

                        "Law" shall have the meaning set forth in Section 2.4.
                         ---

                        "Leased Real Property" shall have the meaning set
                         --------------------
     forth in Section 2.16(a).

                        "Leases" shall have the meaning set forth in
                         ------
     Section 2.16(a).

                        "Letter" shall have the meaning set forth in
                         ------
     Section 7.17.

                        "Liability" means any liability (whether foreseen
                         ---------
     or unforeseen, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due).

                        "Lockbox Account" shall have the meaning set forth
                         ---------------
     in Section 7.17.

                        "Losses" shall have the meaning set forth in
                         ------
     Section 9.1(a)(i).

                        "Management" shall have the meaning set forth in
                         ----------
     Section 2.14(e).

                        "Material Adverse Effect" shall mean any
                         -----------------------
     circumstance or event which, individually or in the aggregate with any other circumstance or event is or is reasonably likely to be material and adverse to (i) the possession, use occupancy or operation of the Business, assets, properties, business, financial condition, results of operations or liabilities of the Business, the Acquired Assets or the Assumed Liabilities or (ii) the ability of the Seller or the Owners to perform their respective obligations or to consummate the transactions contemplated by this Agreement, except that a "Material Adverse Effect" does not include any effect caused by (A) any change in general economic conditions affecting generally the United States or Brazil, the global economy or the capital or financial markets, except to the extent such conditions impact the Business, the Acquired Assets or the Assumed Liabilities in a materially disproportionate fashion, (B) general economic conditions in the industries in which the Seller, the Subsidiaries and Fosbrasil and their customers and suppliers conduct business, except to the extent such conditions impact the Business, the Acquired Assets or the Assumed Liabilities, or the customers and suppliers of the Business, as the case may be, in a materially disproportionate fashion, (C) changes in GAAP or in the authoritative interpretations thereof, (D) the execution and delivery of this Agreement, the announcement thereof or of the identity of the Buyer, or the consummation of the transactions contemplated by this Agreement or
     (E) the taking of any action specifically required or contemplated by this Agreement or any of the Transaction Documents (and in conformance therewith).

                        "Material Contracts" shall have the meaning set
                         ------------------
     forth in Section 2.13(a).

                        "Maximum Disputed Amount" shall have the meaning
                         -----------------------
     set forth in Section 1.4(d).

                        "Minimum Claim Amount" shall have the meaning set
                         --------------------
     forth in Section 9.1(a)(ii).

                        "Monsanto Basket" shall have the meaning set forth
                         ---------------
     in Section 1.1(b)(xii).

                        "Monsanto Costs Statement" shall have the meaning
                         ------------------------
     set forth in Section 7.24(a).

                        "Monsanto Disputed Items" shall have the meaning
                         -----------------------
     set forth in Section 7.24(a).

                        "Monsanto Operating Agreement" shall mean the
                         ----------------------------
     Master Operating Agreement, dated as of September 1, 1997, by and between Monsanto Company and Solutia Inc. (as assigned to Astaris on April 1, 2000).

                        "Monsanto Resolution Period" shall have the
                         --------------------------
     meaning set forth in Section 7.24(a).

                        "Monsanto Supply Agreement" shall mean the Supply
                         -------------------------
     Agreement, by and between Solutia, P4 Production LLC and Pharmacia Corporation, dated as of May 31, 2000 (as assigned to Astaris on May 31, 2000), as the same may be amended, supplemented or otherwise modified from time to time.

                        "Monsanto Supply Agreement Environmental Costs"
                         ---------------------------------------------
     shall have the meaning set forth in the definition of Additional Monsanto Supply Agreement Environmental Costs.

                        "Monsanto Verification Information" shall have the
                         ---------------------------------
     meaning set forth in Section 7.24(a).

                        "Multiemployer Plan" shall have the meaning set
                         ------------------
     forth in Section 2.10(d).

                        "Negotiation Actions" shall have the meaning set
                         -------------------
     forth in Section 7.13.

                        "Net Working Capital" shall mean the amount
                         -------------------
     calculated as of the Effective Time in accordance with GAAP and Section
     1.4 hereof applied on a basis consistent with past practice and the methods used in preparing the 2004 Balance Sheet equal to (i) the following current assets of the Business included in the Acquired
     Assets: (A) accounts receivable net of an aggregate allowance for doubtful accounts, (B) other receivables, net of any reserves, (C) inventories valued at the lower of standard cost or market (or as otherwise provided consistent with Section 2.18(a) of the Disclosure Schedule), with the cost being determined on a first-in, first-out basis, net of reserves (including for excess, obsolete and slow moving inventory), (D) due from affiliates, but only to the extent related to sales of products and warehousing services provided by Seller to Owners in the ordinary course of business, net of any reserves, (E) prepaid expenses and other current assets and (F) cash in Astaris Brasil, Astaris Canada and Astaris Europe, minus (ii) the following current
                                        -----
     liabilities of the Business that have been incurred in the ordinary course of business consistent with past practice: (A) trade accounts payable and bank overdrafts, (B) accrued compensation and benefits in respect of Transferred Employees (including the fully vested amount of compensation due in respect of the 2003-5 Astaris Long-Term Incentive Program, effective as of January 1, 2003, and the 2005 Astaris Management Incentive Program, effective as of January 1, 2005, upon the occurrence of the Closing), (C) other accrued liabilities, (D) taxes payable (which does not include any deferred taxes) and (E) due to affiliates, but only to the extent related to purchases of soda ash from FMC, adipic acid from Solutia, and purified phosphoric acid from Fosbrasil, and to sales support services provided by FMC in the Far East and provided by Solutia Singapore Pte. Ltd. in Singapore.

                        "Net Working Capital Statement" shall have the
                         -----------------------------
     meaning set forth in Section 1.4(b).

                        "Neutral Arbitrator" shall have the meaning set
                         ------------------
     forth in Section 1.4(c)(ii).

                        "Non-Assumed Undisclosed Material Contract" shall
                         -----------------------------------------
     mean any Material Contract that is required to be disclosed but is not disclosed in Section 2.13 of the Disclosure Schedule; provided that the
                                                           --------
     Buyer notifies the Seller within sixty (60) days after the Closing Date that the Buyer elects, in its sole discretion, that such Material Contract shall not be included within the Acquired Assets.

                        "Non-Union Employee" shall mean all individuals
                         ------------------
     with whom the Seller maintains on the specified date, an employer-employee relationship whose primary responsibilities relate to the Business and who are not covered by any Assumed CBA.

                        "Non-Union Inactive Employee" shall have the
                         ---------------------------
     meaning set forth in Section 7.5(a)(i).

                        "Non-Union Transferred Employee" shall have the
                         ------------------------------
     meaning set forth in Section 7.5(a)(i).

                        "Non-U.S. Employee" shall mean all individuals
                         -----------------
     with whom Astaris Brasil, Astaris Europe, Astaris Canada or Astaris International maintain on the specified date, an employer-employee relationship.

                        "Old Monsanto" means the entity now known as
                         ------------
     Pharmacia Corporation, which is a wholly owned subsidiary of Pfizer Inc., and which was known as Monsanto Company prior to September 1, 1997.

                        "OPEB Obligations" means other post-employment
                         ----------------
     welfare benefit obligations of any Seller Person to any past, current or future employees or retirees of such Seller Person including any past, current or future retirees of either Owner's phosphorus chemicals business or any predecessor thereof.

                        "Outside Date" shall have the meaning set forth in
                         ------------
     Section 8.1(b).

                        "Outstanding Guarantees" shall mean the Letter of
                         ----------------------
     Credit (No. 3028927) issued by Bank of America with National Union Fire as beneficiary.

                        "Owned Real Property" shall have the meaning set
                         -------------------
     forth in Section 2.16(b).

                        "Owners" shall have the meaning set forth in the
                         ------
     preamble to this Agreement.

                        "Owners Indemnified Persons" shall have the
                         --------------------------
     meaning set forth in Section 9.1(b)(i).

                        "Permits" shall mean all franchises, approvals,
                         -------
     Consents, permits, authorizations, licenses, orders, registrations, certificates, variances, and other similar permits or rights obtained from any Governmental Authority.

                        "Permitted Encumbrances" shall have the meaning
                         ----------------------
     set forth in Section 2.7(a).

                        "Person" shall mean any individual, partnership,
                         ------
     firm, corporation, association, trust, unincorporated organization, joint venture, limited liability company, governmental or regulatory authority or other entity.

                        "Phosphate Salts" shall mean phosphate salts,
                         ---------------
     including sodium, potassium, magnesium, calcium, aluminum and ammonium phosphates.

                        "Phosphorus Chemicals" shall mean phosphorus,
                         --------------------
     phosphorus derivatives (including phosphorus pentasulfide), phosphoric acids, phosphate salts and blends or mixtures of said phosphate salts (including aluminum, ammonium, calcium, magnesium, potassium, sodium salts and blends or mixtures thereof) and the products listed in
     Section 10.10(a)(7) of the Disclosure Schedule, which is a list of items that are being sold or held for sale by the Seller or any of the Subsidiaries as of the date hereof. Notwithstanding the foregoing, specifically excluded from the definition of Phosphorus Chemicals are:
     (1) phosphorus trichloride and phosphorus oxychloride; (2) phosphate esters; (3) any phosphonate product (including those sold by Solutia under the Dequest(R) trademark); (4) any product for use in the aviation hydraulic fluids or aviation solvents businesses (including those sold by Solutia under the Skydrol(R) and Skykleen(R) trademarks);
     (5) organic, phosphorus-containing fire retardants or organic-phosphorus-containing water additives; (6) any products developed, being developed, produced, marketed, manufactured, sold or distributed by or on behalf of the other businesses of either Owner as of the date hereof that may consume, use, contain, depend upon, or otherwise incorporate any Phosphorus Chemicals and (7) sodium tripolyphosphate and tetrasodium pyrophosphate, in each case only if it is not of a degree of purity greater than technical grade (based on standards prevailing on the date hereof).

                        "Potential Acquiror" shall have the meaning set
                         ------------------
     forth in Section 7.13.

                        "PPA Litigation" shall mean (i) any facts,
                         --------------
     circumstances, Claims, transactions, events, occurrences, acts, disclosures, statements, representations, omissions or failures to act, or matters of any kind or nature whatsoever, related directly or indirectly to, or facts or Claims for relief that could be alleged or litigated in connection with, the alleged failure of or the alleged failure to contribute the PPA Technology to the Seller and/or its subsidiaries (including Astaris Production LLC) and (ii) any benefits, recoveries, awards, damages, settlements or judgments with respect to any item listed in clause (i) above. For purposes of this definition, "Claims" shall mean any and all claims, causes of action, damages,
      ------
     losses, liabilities, obligations, expenses, debts, dues, sums of money, accounts, reckonings, contracts, controversies, agreements, promises and demands of any and every character, kind and nature whatsoever, whether known or unknown, fixed or contingent, direct or indirect, accrued or not accrued, liquidated or unliquidated or suspected or unsuspected, in contract or in tort or otherwise, and regardless of the legal, contractual or equitable basis thereof, including but not limited to any such claims, causes of action, damages, losses, liabilities, expenses, debts, dues, sums of money, accounts, reckonings, contracts, controversies, agreements, promises and demands based upon negligence, usury, misrepresentation, conspiracy, unconscionability, duress, economic duress, defamation, control, interference with contractual or business relationships, conflicts of interest, misuse of insider information, concealment, disclosure, secrecy, wrongful setoff, violations of statutes and regulations of governmental entities, instrumentalities and agencies, racketeering activities, securities or antitrust laws violations, tying arrangements, deceptive trade practices, breach or abuse of any alleged fiduciary duty, breach or abuse of any alleged duty of care or loyalty, breach of any alleged special relationship, course of conduct or dealing, alleged obligation of fair dealing, alleged obligation of good faith, alleged obligation of good faith and fair dealing, failure to provide notice of, or request consent to, any matter or action whether or not in connection with or related to an agreement, or any doctrine of piercing the corporate veil, alter ego, mere instrumentality or agency.

                        "PPA Restriction" shall have the meaning set forth
                         ---------------
     in Section 2.12(f).

                        "PPA Technology" shall mean all patents, patent
                         --------------
     applications, trademarks, trademark applications, service marks and service mark applications (except for those marks that incorporate the names of FMC, the Seller or Foret, which such marks, but not the incorporated names, are licensed as of the date hereof to the Seller and/or any of its Affiliates or Subsidiaries), any copyrights, copyright applications, trade secrets, technology, know-how, engineering drawings and plans, and all rights related to the foregoing, including all improvements and upgrades developed, practiced or discovered in the future by FMC, Foret or Astaris Production LLC or any of their respective Affiliates or any of their respective subsidiaries or assignees, whether owned or leased by, or licensed to, or under the control of, FMC, Foret or Astaris Production LLC or any of their respective Affiliates or any of their respective subsidiaries or assignees, that are used or potentially useful solely in connection with in the manufacture, use or sale of any grade or type of purified phosphoric acid, together with all related know-how and all related rights, whether owned by, or licensed to, Astaris Production LLC or any of its Affiliates or any of their respective subsidiaries or assignees or to which Astaris Production LLC or any of its Affiliates or any of their respective subsidiaries or assignees has rights, that pertain solely to the making of technical and/or food grade wet processed purified phosphoric acid, including the following patents (along with any corresponding patents or patent applications, trademarks or trademark applications, service marks or service mark applications, copyrights and copyright applications, in any other countries):

                        (i) Titled in FMC, Astaris Production LLC or any of their respective Affiliates or subsidiaries or assignees:

                        FMC Dkt. No.            US Patent No.
                        ------------            -------------
                        52315                   4780295
                        52324                   4804526
                        52331                   5006319

                        (ii)    Titled in Foret:

                        556470 - Spain
                        547626 - Spain

                        "Prayon Agreement" means that certain asset
                         ----------------
     purchase agreement, dated as of December 8, 1999, by and between Astaris and Societe Chimique Prayon-Rupel S.A.

                        "Proceedings" shall have the meaning set forth in
                         -----------
     Section 2.6.

                        "Purchase Price" shall have the meaning set forth
                         --------------
     in Section 1.2(a).

                        "Real Property" shall have the meaning set forth
                         -------------
     in the definition of Acquired Assets.

                        "Related Owner Obligation" shall have the meaning
                         ------------------------
     set forth in Section 10.10(d)(ix).

                        "Release" shall mean the release, spill, leak,
                         -------
     discharge, disposal, pumping, pouring, emission, emptying, injection, leaching, dumping or allowing to escape of Hazardous Materials.

                        "Representative" shall have the meaning set forth
                         --------------
     in Section 7.13.

                        "Resolution Period" shall have the meaning set
                         -----------------
     forth in Section 1.4(c)(i).

                        "Retained Astaris Liabilities" shall have the
                         ----------------------------
     meaning set forth in Section 10.10(d)(viii).

                        "Retained Environmental Liabilities" shall mean,
                         ----------------------------------
     regardless of whether any of the following are contained in any section of the Disclosure Schedule to this Agreement or otherwise disclosed to the Buyer on or prior to the Closing Date, any and all Liability asserted against or reasonably incurred by any Seller Person, any Affiliate of the Seller, the Buyer, or any Affiliate of the Buyer arising out of or related to: (i) environmental conditions constituting the Release, threat of Release, or exposure to Hazardous Materials first occurring on or prior to the Closing Date at, on, in, from, about, under or migrating to any Real Property or any property now or previously owned, operated or leased by a Seller Person in connection with the Business or the Acquired Assets, whether into the air, soil, ground or surface waters on-site or off-site, except to the extent but only to the extent the Liabilities arise from Exacerbation by the Buyer which constitutes a Buyer Environmental Liability; or (ii) the off-site storage, treatment, recycling, Release during transportation, disposal or arrangement for disposal prior to the Closing Date of Hazardous Materials Managed or Released by or on behalf of a Seller Person with respect to the Business or the Acquired Assets; or (iii) any violation of any Environmental Laws by a Seller Person in connection with the Business or the Acquired Assets first occurring prior to the Closing Date (including costs and expenses for pollution control or monitoring equipment and operating and maintenance required to bring the Business or Acquired Assets into compliance with Environmental Laws and fines, penalties and defense costs), except to the extent but only to the extent the Liabilities arise from Exacerbation by the Buyer which constitutes a Buyer Environmental Liability; or (iv) any environmental condition or violation of Environmental Law disclosed in Section 2.14 of the Disclosure Schedule (and marked with an asterisk (*)) or any matter disclosed in the Retained Environmental Liability

     Schedule, except to the extent but only to the extent the Liabilities arise from Exacerbation by the Buyer which constitutes a Buyer Environmental Liability; or (v) the Industrial Site Recovery Act proceeding at the Carteret, New Jersey facility, except to the extent but only to the extent a Loss subject to FMC's or the Seller's ISRA Proceeding constitutes a Buyer Environmental Liability; or (vi) any environmental condition or violation of Environmental Law related to the ownership or operation of the Excluded Assets; or (vii) any Exacerbation by any Seller Person of a Buyer Environmental Liability. The provision of services and standard of liability for such services performed pursuant to the Transition Services Agreement shall be as set forth in the Transition Services Agreement.

                        "Retained Environmental Liability Schedule" shall
                         -----------------------------------------
     mean Section 10.10(a)(10) of the Disclosure Schedule, together with the exhibits and schedules attached to it, being delivered simultaneously with the execution of this Agreement and forming a part of this Agreement.

                        "Retained FMC Liabilities" shall have the meaning
                         ------------------------
     set forth in Section 10.10(d)(viii).

                        "Retained Liabilities" shall have the meaning set
                         --------------------
     forth in Section 1.1(c).

                        "Retained Solutia Liabilities" shall have the
                         ----------------------------
     meaning set forth in Section 10.10(d)(viii).

                        "Seller" shall have the meaning set forth in the
                         ------
     preamble to this Agreement.

                        "Seller Account Parties" shall have the meaning
                         ----------------------
     set forth in Section 7.17.

                        "Seller Breach" shall have the meaning set forth
                         -------------
     in Section 8.1(f).

                        "Seller Intellectual Property" shall have the
                         ----------------------------
     meaning set forth in Section 2.12(c).

                        "Seller Permits" shall have the meaning set forth
                         --------------
     in Section 2.5.

                        "Seller Person" shall mean each of the Owners, the
                         -------------
     Seller, each of the Subsidiaries, and each of the respective Affiliates and predecessors of such Persons.

                        "Solutia" shall have the meaning set forth in the
                         -------
     preamble to this Agreement.

                        "Solutia Asset Transfer Agreement" means the Asset
                         --------------------------------
     Transfer Agreement dated as of April 1, 2000, by and between Astaris and Solutia.

                        "Solutia Contributed Facilities" shall mean the
                         ------------------------------
     facilities set forth on Section 10.10(a)(5) of the Disclosure Schedule.

                        "Solutia DIP Financing Agreement" means the
                         -------------------------------
     Financing Agreement, dated as of January 16, 2004, by and among Solutia and Solutia Business Enterprises, Inc., as Debtors-In-Possession, as borrowers, certain subsidiaries of Solutia, as guarantors, the Lenders named therein, and Citicorp USA, Inc, as collateral, administrative and documentation agent, as amended.

                        "Solvent" shall have the meaning set forth in
                         -------
     Section 2.22.

                        "Subsidiaries" shall have the meaning set forth in
                         ------------
     Section 2.1(a).

                        "subsidiary" shall mean with respect to any
                         ----------
     Person, any corporation, limited liability company, partnership, association, or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other subsidiaries of that Person or a combination thereof or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interests thereof having the power to govern or elect members of the applicable governing body of such entity is at the time owned or Controlled, directly or indirectly, by that Person or one or more subsidiaries of that Person or a combination thereof; and the term "subsidiary" shall include all subsidiaries of such subsidiary, or any Person, the operations of which are consolidated or combined with such Person, pursuant to GAAP, for financial reporting purposes.

                        "Surveys" shall have the meaning set forth in
                         -------
     Section 7.20(a).

                        "Tax" or "Taxes" shall mean any taxes of any kind,
                         ---      -----
     including but not limited to those on or measured by or referred to as income, gross receipts, capital, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, escheat, value added, property or windfall profits taxes, customs duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign.

                        "Tax Benefit" shall have the meaning set forth in
                         -----------
     Section 9.1(c)(i).

                        "Tax Return" shall mean any return, report or
                         ----------
     statement required to be filed with any governmental authority with respect to Taxes, including any schedule or attachment thereto or amendment thereof.

                        "Termination Fee" shall have the meaning set forth
                         ---------------
     in Section 8.2(b).

                        "Territory" shall have the meaning set forth in
                         ---------
     Section 7.9(a)(i).

                        "Third Party Claim" shall have the meaning set
                         -----------------
     forth in Section 9.1(e).

                        "Title Company" shall have the meaning set forth
                         -------------
     in Section 7.20(a).

                        "Title Insurance" shall have the meaning set forth
                         ---------------
     in Section 7.20(b).

                        "Transaction Documents" shall mean (i) with
                         ---------------------
     respect to the Acquired Assets, such instruments of sale, conveyance, transfer and assignment, and such other agreements or documents, if any, in each case in form and substance reasonably satisfactory to the Seller, the Owners and the Buyer, as shall be necessary in order to transfer all right, title and interest in the Acquired Assets in accordance with the terms hereof, (ii) the Transition Services Agreement, (iii) the Carteret Agreement, (iv) the Sauget Supply Agreement and (v) such other documents, agreements and instruments required to be delivered pursuant to this Agreement.

                        "Transferred Employees" shall mean all Non-Union
                         ---------------------
     Transferred Employees and Union Transferred Employees, collectively.

                        "Transfer Taxes" shall have the meaning set forth
                         --------------
     in Section 7.4(b).

                        "Transition Services Agreement" shall mean the
                         -----------------------------
     Services Agreement, substantially in the form attached as Exhibit D
                                                               ---------
     hereto.

                        "Treasury Regulations" shall mean the Treasury
                         --------------------
     Regulations promulgated under the Code.

                        "Union Employee" shall mean all individuals with
                         --------------
     whom the Seller or the Subsidiaries maintain on the specified date, an employer-employee relationship and who are covered by an Assumed CBA.

                        "Union Inactive Employees" shall have the meaning
                         ------------------------
     set forth in Section 7.5(b)(i).

                        "Union Transferred Employees" shall have the
                         ---------------------------
     meaning set forth in Section 7.5(b)(i).

                        "Unknown Environmental Liabilities" shall mean any
                         ---------------------------------
     and all Liabilities arising out of or related to subsections (i) or
     (iii) of the Retained Environmental Liabilities definition, first occurring at the Real Property prior to the Closing Date where such environmental condition or violation of Environmental Law (i) was not disclosed in (A) any item marked with an asterisk (*) on Section 2.14 of the Disclosure Schedule or (B) the Retained Environmental Liability Schedule; and (ii) was not otherwise within the Knowledge of the Seller prior to the Closing Date (provided, however, to the extent that the applicable Seller, Subsidiary or Owner lacked actual knowledge of such environmental condition or violation of Environmental Law by reason of its failure to have made reasonable inquiry during its ownership or operation of the Business or the Acquired Assets prior to Closing, the Liability is not an Unknown Environmental Liability).

                        "Verification Information" shall have the meaning
                         ------------------------
set forth in Section 7.24(a).

                        "WARN Act" shall have the meaning set forth in
                         --------
     Section 2.11.

                        "Working Capital and Capex Escrow Account" shall
                         ----------------------------------------
     have the meaning set forth in Section 1.2(b)(i).

                        "Working Capital Escrow Amount" shall mean an
                         -----------------------------
     amount determined as follows:

                        (i) in the event that there is any Estimated Net Working Capital Deficiency Amount, an amount equal to ten million dollars ($10,000,000);

                        (ii) in the event that there is any Estimated Net Working Capital Excess Amount, an amount equal to the greater of ten million dollars ($10,000,000) and such Estimated Net Working Capital Excess Amount; or

                        (iii) in any other event, an amount equal to ten million dollars ($10,000,000).

               (b) Interpretive Rules. The words "hereof," "herein"
                   ------------------
and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole (including any Schedules and Exhibits hereto) and not to any particular provision of this Agreement, and all Article, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified. The words "include," "includes" and "including" will be deemed to be followed by the phrase "without limitation." The word "if" means "if and only if." The meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. Except as otherwise expressly provided herein, all references to "dollars" or "$" will be deemed references to the lawful money of the United States of America. For purposes of this Agreement, each representation, warranty and covenant shall be analyzed independently of any other representation, warranty or covenant in order to determine whether there has been a breach of any such representation, warranty or covenant, and the existence of or payment under the Purchase Price adjustment set forth in Section 1.4 shall not limit any Person's right to indemnification hereunder, subject to Section 9.1(c)(iv).

               (c) Rules of Construction. The parties hereto agree that they
                   ---------------------
have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document. In the event of a conflict or inconsistency between the terms of this Agreement and the terms of any other documents delivered in connection with the consummation of the transactions contemplated by this Agreement, the parties acknowledge and agree that the terms of this Agreement shall supersede such conflicting or inconsistent terms in such other documents and the terms of this Agreement shall define the rights and obligations of the parties and their respective officers, directors, employees, stockholders and Affiliates with respect to the subject matter of such conflict or inconsistency.

               (d) Distinct Owners. Notwithstanding anything to the contrary
                   ---------------
herein:

                        (i) a reference herein to a covenant, obligation or agreement of an Owner (including obligations to indemnify, but not including any obligation or agreement of the Owners to cause the Seller to take any action) shall be deemed to be a several but not joint covenant, obligation or agreement, as appropriate, of such Owner, for which such Owner shall be 100% responsible and for which the other Owner shall not have liability, directly or indirectly, to any Buyer Indemnified Person for the liability or non-compliance of the first Owner;

                        (ii) with respect to a reference herein to a covenant, obligation or agreement of the Seller (or of the Owners to agree to cause the Seller to take any action), each Owner shall have liability to any Buyer Indemnified Person for fifty percent (50%) of the Loss with respect to any non-compliance with such covenant, obligation or agreement of the Seller and neither Owner shall have liability, directly or indirectly, to any Buyer Indemnified Person for the liability or non-compliance of the other Owner;

                        (iii) responsibility for the representations and warranties of the Seller or either Owner hereunder is as follows:

                                (A)     if the representation and warranty
          is made by an Owner, such Owner shall have one hundred percent (100%) of the responsibility, and the other Owner shall not have liability, directly or indirectly, to any Buyer Indemnified Person for the Loss with respect to any breach of such representation and warranty and neither Owner shall have liability, directly or indirectly, to any Buyer Indemnified Person for the liability or non-compliance of the other Owner (it being understood that any representation and warranty made with respect to Foret shall be deemed to have been made solely by FMC);

                                (B)     if the representation and warranty
          is made by the Owners jointly, and not separately by an Owner, each Owner shall have liability to any Buyer Indemnified Person for fifty percent (50%) of the Loss with respect to any breach of such representation and warranty and neither Owner shall have liability, directly or indirectly, to any Buyer Indemnified Person for the other Owner's non-compliance or liability for fifty percent (50%) of the Loss;

                                (C)     notwithstanding anything to the
          contrary set forth in subclause (D) below, if the representation and warranty is made by the Seller or an Owner with respect to either a Solutia Contributed Facility or a FMC Contributed Facility, Solutia or FMC, as the case may be, shall have 100% of the responsibility, and the Seller and the other Owner shall not have liability, directly or indirectly, to any Buyer Indemnified Person for any breach of such representation and warranty or the non-compliance of the first Owner; or

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

                                (D)     except as otherwise provided in
          clause (C) above, if the representation and warranty is made by the Seller, each Owner shall have liability to any Buyer Indemnified Person for fifty percent (50%) of the Loss with respect to any breach of such representation and warranty and neither Owner shall have liability, directly or indirectly, to any Buyer Indemnified Person for the other Owner's non-compliance or liability for fifty percent (50%) of the Loss with respect to any breach by the Seller of such representation and warranty; provided, however, that notwithstanding anything to the contrary
          --------  -------
          set forth in this clause (D), if (x) a representation or warranty contemplated by such clause includes a qualification as to the Knowledge of the Seller or other phrases of similar import and (y) a breach of such representation and warranty arises because of the existence of such Knowledge of the Seller that is attributable only to one of the Owners (but not both and not Seller), the Owner with such knowledge shall have one hundred percent (100%) of the responsibility, and the other Owner shall not have liability, directly or indirectly, to any Buyer Indemnified Party with respect to any such breach;

                        (iv) actions to be taken (or omissions to take action) by the Owners with respect to matters contemplated hereby mean actions to be taken by (or omissions to take action by) each Owner, for which such Owner shall be fully responsible, and neither Owner shall be liable, directly or indirectly, to any Buyer Indemnified Person for any such actions or omissions by the other Owner;

                        (v) deliverables required of the Owners hereby shall be deemed to be deliverables required of each Owner, as applicable, for which such Owner shall be fully responsible, and neither Owner shall be liable, directly or indirectly, to any Buyer Indemnified Person for any failure of the other Owner to so deliver;

                        (vi) a notice given by one Owner hereby shall not be deemed thereby to be made by the other Owner, and a notice made to one Owner shall not be deemed to be a notice made to the other Owner;

                        (vii) any other plural reference to the Owners shall be deemed to be a reference to each Owner individually unless the context clearly indicates otherwise;

                        (viii) To the extent any Retained Liabilities are attributable to (A) the assets, properties or rights contributed by FMC to Astaris or any of its subsidiaries (the "Retained FMC Liabilities"),
                                                 ------------------------
     including those assets, properties or rights set forth on Section 10.10(a)(8) of the Disclosure Schedule, such Retained Liabilities shall be retained or assumed (as applicable) by FMC and (B) the assets, properties or rights contributed by Solutia to Astaris or any of its subsidiaries (the "Retained Solutia Liabilities"), including those
                        ----------------------------
     assets, properties or rights set forth on Section 10.10(a)(9) of the Disclosure Schedule, such Retained Liabilities shall be retained or assumed (as applicable) by Solutia. Any Retained Liability that is not a Retained FMC Liability or a Retained Solutia


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

     Liability shall be retained or assumed (as applicable) by Astaris (the "Retained Astaris Liabilities"). FMC shall be responsible for 100% of
      ----------------------------
     any Retained FMC Liabilities and 50% of any Retained Astaris Liabilities and Solutia shall be responsible for 100% of any Retained Solutia Liabilities and 50% of any Retained Astaris Liabilities; it being understood that neither FMC or Solutia shall have any liability, directly or indirectly, to any Buyer Indemnified Person for the liability or non-compliance of the other.

                        (ix) The obligations of the Owners in this Agreement and the other Transaction Documents are several and not joint. A several obligation of an Owner shall be independent of the several obligation of the other Owner as to the same subject matter (a "Related Owner Obligation") and shall not be contingent upon the
      ------------------------
     enforcement or fulfillment of the Related Owner Obligation. None of the Buyer, its Affiliates or any Buyer Indemnified Person shall have any obligation to pursue or enforce any Related Owner Obligation under this Agreement or any of the other Transaction Documents equally and ratably between or among the Owners.

                        (x) The parties hereto understand and acknowledge that the provisions of this Section 10.10(d) are intended solely to allocate responsibility for the obligations of the Owners to the Buyer Indemnified Persons under this Agreement and the Transaction Documents, and that the foregoing allocation shall always ensure that each Buyer Indemnified Person is entitled to recover, singly from an Owner or cumulatively from the Owners, one hundred percent (100%) responsibility for each claim or Loss for which such Buyer Indemnified Person is otherwise entitled to recover hereunder ("Full Allocation"). If as a
                                               ---------------
     result of any indemnification or other claim by any Buyer
     Indemnified Person, either Owner contests the claim because responsibility for such claim rests in whole or part with the other Owner under the terms hereof (as opposed to whether the claim has substantive merit), and such other Owner does not accept responsibility for such claim sufficient to accomplish Full Allocation, then each Owner shall be responsible for fifty percent (50%) of such claim or Loss in the absence of a final, nonappealable court order establishing Full Allocation otherwise.

                        (xi) Nothing set forth in this Section 10.10(d) shall limit or otherwise affect the Buyer's right to seek performance or other equitable relief from the applicable party (as designated herein) pursuant to Section 10.17 hereof.

          10.11 Disclosure Schedule.
                -------------------

                (a) The Disclosure Schedule is delivered in connection with the execution and delivery of this Agreement. All capitalized terms not defined in the Disclosure Schedule shall have the meanings ascribed to them in this Agreement. Subject to the immediately following sentence, the representations and warranties of the Seller and the Owners and the Buyer and ICL in this Agreement are made and given subject to the disclosures in the Disclosure Schedule. Regardless of the existence or absence of cross-references, the disclosure of any matter in the Disclosure Schedule shall be deemed to be a disclosure for purposes of the representations of this


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

Agreement relating thereto to the extent that the relevance of such disclosure is readily apparent from its text. The section headings in the Disclosure Schedule are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any information disclosed herein or any provision of this Agreement. The listing of any matter shall expressly not be deemed to constitute an admission by any party, or to otherwise imply, that any such matter is required to be disclosed under this Agreement. In particular, (i) certain matters are disclosed below that may not be required to be disclosed because of certain minimum thresholds or materiality standards set forth in this Agreement;
(ii) the disclosure of any such matter does not mean that it meets or surpasses any such minimum thresholds or materiality standards; and (iii) no disclosure in the exhibits or schedules relating to any possible breach or violation of any agreement, law or regulation shall be construed as an admission or indication that any such breach or violation exists or has actually occurred. In no event shall the listing of such matters in the Disclosure Schedule be deemed or interpreted to expand the scope of any party's representations and warranties contained in this Agreement. All attachments to the Disclosure Schedule are incorporated by reference into the Disclosure Schedule in which they are directly or indirectly referenced.

                (b) Notwithstanding anything herein to the contrary, the Buyer shall not assume any Liabilities, commitments or obligations (contingent or absolute and whether or not determinable as of the Closing) of any Seller Person except for the Assumed Liabilities as specifically and expressly provided for in Section 1.1(b), and the listing of any matter in the Disclosure Schedule shall not be deemed or interpreted to cause, or have the effect of causing, such matter to become an Assumed Liability or the Buyer to assume or become responsible for any Liability, commitment or obligation related to such matter.

                (c) Nothing in the Disclosure Schedule will be deemed adequate to disclose an exception to a representation or warranty made in this Agreement unless the applicable Disclosure Schedule identifies the exception with reasonable particularity. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item will not be deemed adequate to disclose an exception to a representation or warranty made in this Agreement (unless the representation or warranty has to do with the existence of the document or the contents thereof or other item itself). The Seller and the Owners each acknowledge and agree that, except with respect to representations set forth in Article II and Article III that are qualified by the Knowledge of the Seller, the fact that the Seller or the Owners did not have knowledge of matters which result in Losses to the Buyer or ICL will not relieve the Seller or either of the Owners of their obligation pursuant to Article IX to indemnify and hold the Buyer, ICL or any other Buyer Indemnified Person harmless from all Losses.

          10.12 Headings; Table of Contents.
                ---------------------------

          The headings and table of contents contained in this Agreement are for reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          10.13 Severability.
                ------------

          In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable,



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

the remainder of this Agreement will continue in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party hereto. The parties hereto further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

          10.14 No Third Party Beneficiaries.
                ----------------------------

          Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person, other than the parties hereto and their respective permitted successors or assigns, any legal, equitable or other rights or remedies under or by reason of any provision of this Agreement.

          10.15 CONSENT TO JURISDICTION; APPOINTMENT OF AGENT FOR SERVICE OF
                ------------------------------------------------------------
PROCESS.
-------

          THE PARTIES HERETO HEREBY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE AREA ENCOMPASSED BY THE SOUTHERN DISTRICT OF THE STATE OF NEW YORK AND IRREVOCABLY AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS TO THE EXTENT SUCH ACTIONS OR PROCEEDINGS ARE JUSTICIABLE IN SUCH FORUM. THE PARTIES HERETO EACH ACCEPT FOR ITSELF AND IN CONNECTION WITH ITS RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION AND VENUE OF THE AFORESAID COURTS AND WAIVE ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREE TO BE BOUND BY ANY NONAPPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HEREBY DESIGNATES, APPOINTS AND EMPOWERS CT CORPORATION SYSTEM, WITH OFFICES CURRENTLY AT ATTN: SERVICE OF PROCESS DEPARTMENT, 111 EIGHTH AVE, 13TH FLOOR, NEW YORK, NEW YORK, 10011, AS ITS LAWFUL AGENT TO RECEIVE FOR AND ON ITS BEHALF SERVICE OF PROCESS IN THE STATE OF NEW YORK IN ANY SUCH ACTION OR PROCEEDING. EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUTSIDE THE TERRITORIAL JURISDICTION OF SAID COURTS IN ANY SUCH ACTION OR PROCEEDING BY MAILING COPIES THEREOF BY REGISTERED UNITED STATES MAIL, POSTAGE PREPAID, TO ITS ADDRESS AS SPECIFIED IN OR PURSUANT TO SECTION 10.6. THE PARTIES AGREE TO A WAIVER OF SERVICE UNDER RULE 4 OF THE FEDERAL RULES OF CIVIL PROCEDURE.

          10.16 WAIVER OF JURY TRIALS.
                ---------------------

          TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES HERETO HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION. THE PARTIES HERETO ALSO WAIVE ANY BOND

OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF ANY OF THE OTHER PARTIES. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE PARTIES HERETO ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE PARTIES HERETO FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

          10.17 Specific Enforcement; Cumulative Remedies.
                -----------------------------------------

          Each party acknowledges and agrees that, prior to Closing, the other parties would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by a party could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which any party may be entitled at law or in equity, prior to Closing, a party shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. In addition, any party shall be entitled to obtain from the breaching party court costs and reasonable attorneys' fees incurred by it in enforcing its rights hereunder.

          10.18 Guarantee.
                ---------

          ICL irrevocably, absolutely and unconditionally guarantees to the Seller and the Owners, as and for its own liability and without any setoff or requirement of presentment, the due, punctual and complete payment and performance of each and all of the obligations and Liabilities of the Buyer or any assignee under this Agreement and the other Transaction Documents, in each case as and when the same shall become due and payable and/or performable on the terms and subject to the conditions thereof. The Seller and the Owners shall be entitled to enforce directly against ICL any of the foregoing obligations and Liabilities, and ICL's obligations and Liabilities hereunder are in no way conditioned or contingent upon any attempt to collect from or enforce performance or compliance by the Buyer or upon any other event or condition whatsoever. ICL shall have the benefit of the representations, warranties, covenants and agreements of the Seller and the Owners contained in this Agreement and the other Transaction Documents. All limitations and conditions to the Buyer's obligations and liability hereunder shall also be limitations and conditions to the obligations and liability of ICL hereunder.

          10.19 No Right of Setoff.
                ------------------

          No covenant, obligation, claim or liability of any party under this Agreement or any Transaction Document, including any Retained Liabilities, Assumed Liabilities, indemnification obligation or guarantee, shall be subject to any right of setoff.

                          [SIGNATURE PAGE FOLLOWS]


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

          IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by its duly authorized officer, in each case as of the day and year first above written.

                                      FMC CORPORATION


                                      By: /s/ D. Michael Wilson
                                          ---------------------
                                          Name:  D. Michael Wilson
                                          Title: Vice President



                                      SOLUTIA INC.


                                      By: /s/ James M. Sullivan
                                          ---------------------
                                          Name:  James M. Sullivan
                                          Title: Senior V-P & CFO



                                      ASTARIS LLC


                                      By: /s/ Paul Howes
                                          --------------
                                          Name:  Paul Howes
                                          Title: President & CEO

                                      ICL PERFORMANCE PRODUCTS HOLDING INC.


                                      By: /s/ Scott Johnson
                                          -----------------
                                          Name:  Scott Johnson
                                          Title: President



                                      ISRAEL CHEMICALS LIMITED


                                      By: /s/ Alex Maurer
                                          ---------------------
                                          Name:  Alex Maurer
                                          Title: Attorney-in-Fact



                                      ISRAEL CHEMICALS LIMITED


                                      By: /s/ Scott Johnson
                                          -----------------
                                          Name:  Scott Johnson
                                          Title: Attorney-in-Fact

                                     S-2